                                  The Cambridge

                                  Nursing Home

                                1 Russell Street
                            Cambridge, Massachusetts

                                APPRAISAL REPORT
                                       ON

                                  The Cambridge

                                  Nursing Home

                                1 Russell Street
                            Cambridge, Massachusetts





PREPARED BY:

HealthCare Property Appraisers of America, Inc.
Hwy 64 East, Laurel Terrace, 2nd Floor
Post Office Box 2227
Cashiers, North Carolina 28717

Copyright 1997, HealthCare Property Appraisers of America, Inc.

                                    SUBJECT


              [PICTURE: AN URBAN STREET WITH CARS PARKED CURBSIDE]

   HealthCare Property Appraisers          J. MICHAEL BURROUGHS, MAI, SRA
          OF AMERICA, INC.                            PRESIDENT

                                                    [MAI LOGO]
        Post Office Box 2227
Hwy. 64 E., Laurel Terrace, 2nd Floor
   Cashiers, North Carolina 28717
         Phone: 704-743-5204
          Fax: 704-743-1730




April 10, 1997

Mr. David Brickman
Capitol Senior Living, Inc.
14160 Dallas Parkway
Dallas, TX 75240

Re:  The Cambridge
     Nursing Home
     Cambridge, Massachusetts

Dear Mr. Brickman:

     HealthCare Property Appraisers of America, Inc. inspected The Cambridge Nursing Home for the purpose of estimating the Market Value of its fee simple estate as a going concern. All factors which might influence the value of this property were investigated and fully considered to the best of my ability.

     The accompanying report describes the method of appraisal and contains the information necessary for forming realistic conclusions. The supporting data analyses and conclusions are an integral part of this report. The maps, sketches, and statistics are included to aid the reader in visualizing the property. Your attention is directed to the "Underlying Assumptions and Limiting Conditions" section which provides the basis for all conclusions and the Final Value Estimate.

     Based on the enclosed data and analyses, we believe the Subject Property described herein had a Market Value, at Stabilized Rates, Census, and Occupancy, as of April 1, 1997, when the deferred maintenance described herein has been cured:

                                   $1,650,000

     This value estimate included all real and personal property as well as the business value as a Going Concern. The furniture, fixtures and equipment were estimated to have a contributory value of approximately $124,950 and the intangible business assets were estimated to contribute $250,000 to the total value. The real estate alone was estimated to contribute $1,275,050. These estimated contributory values are allocations of the Going Concern and may not represent the amount that would be realized if components were sold separately.

     The above Value Estimate was predicated upon completion of the deferred maintenance of $25,000 and assuming initial occupancy. To estimate the current "as is" value of the subject property

              The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------

at initial occupancy and in its present physical condition, a deduction was made for the cost of new air conditioners required by the city by July 1, 1997. The "as is" value of the subject property was:

                                   $1,625,000

     The value conclusions in this report assume that this property is not subject to any leases or management contracts. After studying the sales histories of similar properties, the Appraiser estimates a reasonable marketing period for the subject property to be twelve months.

     To the best of my knowledge, this report conforms to the current requirements prescribed by the Uniform Standards of Professional Appraisal Practice of the Appraisal Standards Board of the Appraisal Foundation (as required by the Financial Institutions Reform, Recovery and Enforcement Act or FIRREA) and the Appraisal Institute.

     This appraisal constitutes a Complete Appraisal and this report is a Self-Contained Appraisal Report as defined by the Uniform Standards of Professional Appraisal Practice (USPAP).

Special Condition

     After discussions with appropriate state agencies, the appraiser believes the property owner will be able to continue operating the subject facility as a nursing home. The reader is cautioned that the appraiser is not an expert on nursing home or medicaid matters and this critical assumption should be confirmed by legal counsel. If this assumption is not accurate it could have a dramatic impact on the property's value.

     I appreciate the opportunity to provide these appraisal services to you. If you have any questions on this report or any other matters, please do not hesitate to call.

                             Respectfully submitted


                             /s/J. MICHAEL BURROUGHS, MAI,SPA.
                             ----------------------------------------
                             J. MICHAEL BURROUGHS, MAI,SPA.
                             State Certified General Appraiser, #A218
                             President


JMB:ela


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The Cambridge Nursing Home, Cambridge, Massachusetts
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                        SUMMARY OF IMPORTANT CONCLUSIONS
                  Self-Contained Report of a Complete Appraisal


Subject Property:                                 The Cambridge
                                                  Nursing Home

Property Location:                                I Russell Street
                                                  Cambridge, Massachusetts

Report Date:                                      April 10, 1997

Effective Date:                                   April 1, 1997

Purpose of Appraisal:                             Market Value

Area of Site:                                     21,600 sf (approx.)

Highest and Best Use:                             For nursing home Use

Improvements:

         Number of Units:                         119 Beds
         Building size:                           24,700 sf (approx.)
         Building date:                           1967

Economics:

         Gross Income:                            $5,557,800
         Vacancy:                                  (166,734)
                                                  ----------
         Effective Gross Income:                  $5,391,066
         Expenses:                                (5,223,318)
                                                  ----------
         Net Income:                              $ 167,748

Indicated Values:

         Cost Approach:                           $1,590,000

         Income Approach:                         $1,450,000

         Sales Comparison Approach:               $1,500,000 to $1,650,000


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The Cambridge Nursing Home, Cambridge, Massachusetts
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
Final Estimated Market Value
After Curing Deferred Maintenance
and At Stabilized Occupancy:

         Real Estate                              $1,275,050

         Personal Property                        $  124,950

         Business Value                           $  250,000
                                                  ----------
         Total Property                           $1,650,000


Final Estimated Market Value "As Is":

         Real Estate                              $1,275,000

         Personal Property                        $  100,000

         Business Value                           $  250,000
                                                  ----------
         Total Property                           $1,625,000



Special Condition

After discussions with appropriate state agencies, the appraiser believes the property owner will be able to continue operating the subject facility as a nursing home. The reader is cautioned that the appraiser is not an expert on nursing home or medicaid matters and this critical assumption should be confirmed by legal counsel. If this assumption is not accurate it could have a dramatic impact on the property's value.

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The Cambridge Nursing Home, Cambridge, Massachusetts
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                                TABLE OF CONTENTS

TRANSMITTAL LETTER .......................................................    2
SUMMARY OF IMPORTANT CONCLUSIONS .........................................    4
TABLE OF CONTENTS ........................................................    6
GENERAL IDENTIFICATION OF PROPERTY .......................................    7
PROPERTY RIGHTS APPRAISED ................................................    7
SCOPE OF APPRAISAL .......................................................    7
HISTORY OF PROPERTY ......................................................    8
THE PURPOSE OF THE APPRAISAL .............................................    9
METHOD OF APPRAISAL ......................................................   13
REGIONAL ANALYSIS ........................................................   15
MARKET AREA and NEIGHBORHOOD .............................................   37
SITE DATA ................................................................   42
DESCRIPTION OF IMPROVEMENTS ..............................................   45
COST APPROACH TO VALUE ...................................................   51
INCOME CAPITALIZATION APPROACH TO VALUE ..................................   69
SALES COMPARISON APPROACH TO VALUE .......................................  101
RECONCILIATION AND FINAL VALUE ESTIMATE ..................................  125
ALLOCATION OF VALUE BETWEEN REAL PROPERTY, PERSONAL
PROPERTY AND BUSINESS ENTERPRISE .........................................  128
SUMMARY OF VALUES ........................................................  136
UNDERLYING ASSUMPTIONS AND LIMITING CONDITIONS ...........................  137
APPRAISER'S CERTIFICATION ................................................  141
QUALIFICATIONS OF APPRAISER ..............................................  144

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The Cambridge Nursing Home, Cambridge, Massachusetts
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                       GENERAL IDENTIFICATION OF PROPERTY

The subject property, known as The Cambridge Nursing Home, is located at I Russell Street, Cambridge, Massachusetts. The subject site and improvements are described further in subsequent sections of this report. The subject of this analysis includes all real, personal and business property necessary to operate as a nursing home.

                            PROPERTY RIGHTS APPRAISED

The appraiser, in completing this appraisal assignment, considered the subject property to include all of those rights that may be lawfully owned and are legally referred to as being held in "fee simple".

                         Definition of Fee Simple Estate

     Absolute ownership unencumbered by any other interest or estate; subject only to the limitations of eminent domain, escheat, police power, and taxation. (The Dictionary of Real Estate Appraisal, American Institute of Real Estate Appraisers, Third Printing, October, 1987)


                               SCOPE OF APPRAISAL

In conducting this appraisal, our staff

     -    Inspected the subject property.

     - Developed and analyzed significant data from primary and secondary sources, confirming that data where possible.

     - Analyzed sales, income and expense data and projected a reasonable cash flow for the subject.

     - Completed Income Capitalization, Cost and Sales Comparison Approaches To Value and reached a Final Market Value conclusion as reported herein.

This appraisal constitutes a Complete Appraisal and this report is a Self-Contained Appraisal Report as defined by USPAP.

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The Cambridge Nursing Home, Cambridge, Massachusetts
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                               HISTORY OF PROPERTY

To the best of the appraiser's knowledge, the complete subject property (land, building, equipment and business) has not been sold, listed or placed under contract within the past three years.

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The Cambridge Nursing Home, Cambridge, Massachusetts
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                          THE PURPOSE OF THE APPRAISAL

The purpose of the Complete Appraisal contained in this Self-Contained Appraisal Report is to estimate the Market Value of The Cambridge Nursing Home. This report is intended for the internal use of the property owner.

                           Definition of Market Value

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     (1)  Buyer and seller are typically motivated.

     (2) Both parties are well informed or well advised, and acting in what they consider their own best interests.

     (3)  A reasonable time is allowed for exposure in the open market.

     (4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto.

     (5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.*

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The Cambridge Nursing Home, Cambridge, Massachusetts
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                        Definition of Going Concern Value

     As most properties of subject's type are usually owned, operated, and sold as one entity including the real estate, personal property, and business, in this report Market Value is considered, to be synonymous with the Going Concern Value, which includes any intangible enhancement attributable to the operation of the property. The physical real estate assets are such integral parts of the business that the market values for the land and building or the business aspects are difficult, if not impossible, to segregate from the total value of the property.

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The Cambridge Nursing Home, Cambridge, Massachusetts
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                                   COMPETENCY

The Office of the Comptroller of the Currency has issued the following Final Rule, which requires lenders to evaluate appraiser competency for each specific appraisal assignment:

     "Not all appraisers are competent to perform every type of appraisal that will be needed in connection with federally related transactions. For instance, an appraiser who is experienced in appraising shopping centers may not possess sufficient expertise to appraise a golf course. A financial institution should look beyond an individual's title to determine if he or she has the experience and training needed to perform the appraisal. This provision is not intended to prohibit, in every circumstance, an individual from appraising a type of property with which he or she is not familiar. However in such instances, an appraiser may perform the appraisal only in accordance with the Competency Provision in the USPAP."

HealthCare Property Appraisers of America, Inc. is a national appraisal firm limiting its appraisal practice to Health Care and Senior Housing properties. HealthCare Property Appraisers of America, Inc. has prepared over 3,000 appraisal reports in 42 states on a wide variety of health care-oriented facilities and housing for the elderly. Property types encompass the complete continuum of health care facilities including:

     -    General and Acute Care Hospitals
     -    Psychiatric Hospitals
     -    Substance Abuse Facilities
     -    Skilled Nursing Homes
     -    Assisted Living Homes
     -    Rest Homes, Personal Care and Homes for the Aged
     -    Facilities for the Developmentally Disabled
     -    Independent Living Apartments for Retirees
     -    Continuing Care Retirement Communities

Our office maintains a constant dialogue with public health departments, medicaid reimbursement officials and healthcare licensing agencies in all 50 states. We constantly update our data bank in accordance with changes within the various state health care programs.

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The Cambridge Nursing Home, Cambridge, Massachusetts
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HealthCare Property Appraisers of America, Inc. maintains an in-house database which currently contains in excess of 1,300 sales of health care-related and senior housing properties.

Source of Definitions

     - Title XI, Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA), [Pub. L. No. 101-73,103 Stat. 183 (1989)], 12 U.S.C.
          3310,3331-3351, and section 5(b) of the Bank Holding Company Act, 12 U.S.C. 1844(b); Part 225, Subpart G: Appraisals Paragraph 225.62(f).

     -    Uniform Standards of Professional Appraisal Practice, Page 1-7.

     -    Federal Reserve System, 12 CFR Parts 208 and 225, Sec. 225.62.

     -    Office of the Comptroller of the Currency, 12 CFR part 34, Sec. 34.42.

     -    FDIC, 12 CFR Part 323, Sec. 323.2.

     -    Office of Thrift Supervision, 12 CFR Part 564, Sec. 564.2.

     -    NCUA, 12 CFR Part 722, Sec. 722.2.

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The Cambridge Nursing Home, Cambridge, Massachusetts
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                               METHOD OF APPRAISAL

The Appraisal Profession generally recognizes three approaches to value:

1. Cost Approach to Value: The appraiser: (a) estimates the land value as though the site were vacant and available for development and (b) estimates the cost to replace subject's improvements (at their same stage of depreciation). The depreciated Replacement Cost is usually based upon consultation with local contractors and construction cost data services.

2. Income Capitalization Approach to Value: The Appraiser compiles and analyzes market data to estimate subject property's economic rental and expenses. The net income thus derived is capitalized into a value estimate. This indicates the property's value to an investor receiving this income stream and develops the present value of perceived future benefits and property reversion.

3. Sales Comparison Approach to Value (also known as the Comparative Approach or Market Data Method): The Appraiser researches sales of nursing homes in this market area and developes units of comparison which are adjusted and applied to the subject property.

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


                                                               REGIONAL ANALYSIS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           [MAP: North Cambridge Area]

                           [MAP: Massachusetts State]

The Cambridge Nursing Home, Cambridge, Massachusetts
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                                REGIONAL ANALYSIS
                                    OVERVIEW

The subject property is located in the city of Cambridge (Boston), Middlesex County, Massachusetts. Specifically, the subject's area is referred to as North Cambridge and is approximately 45 minutes north of the Central Business District of Boston. Cambridge is the county seat of Middlesex County and can be considered a bedroom community of the Greater Boston Area and part of the Boston, Massachusetts-New Hampshire Metropolitan Statistical Area (hereafter referred to as the Boston-NH MSA). The following counties make up the Boston-NH
MSA: Essex, Middlesex, Norfolk, Plymouth and Suffolk along with parts of Bristol and Worcester counties.

                               TERRAIN AND CLIMATE

Cambridge is located in the Massachusetts Bay area at the mouth of Charles River. The terrain is basically at sea level being either level or rolling. Two of the more famous hills are Beacon Hill in Boston and Bunker Hill in Charlestown.

The area's proximity to the Atlantic greatly influences its climate which is described as damp, changeable, and relatively mild, considering its northern location. Breezes from the Atlantic moderate the temperature in both winter and summer. Rain is plentiful and well distributed throughout the year. The area receives a great deal of snow. Temperatures range from an average low in January of 22.5DEG. to an average high in July of 81.4DEG. Annual rainfall averages
43 inches and snowfall averages 42 inches.

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The Cambridge Nursing Home, Cambridge, Massachusetts
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                           POPULATION AND DEMOGRAPHICS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   CHANGE            PROJECTED CHANGE
                                 1990-1996              1996-2001
                                 ---------           ----------------
UNITED STATES                       6.5%                   4.9%
STATE                               0.5%                   0.3%
MSA                                 0.4%                   0.3%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

According to the Claritas, Inc., a demographics survey firm, the estimated 1996 population of the United States has increased 6.5% since 1990, and an additional 4.9% increase can be expected by 2001.

According to the 1990 Census, Massachusetts's population totaled 6,016,425 residents. Claritas estimates the current population at 6,044,263, representing an increase of 0.5%. By 2001, the population is projected to reach 6,062,912 residents, an increase of 0.3%.

The 1990 Census indicates the Boston-NH MSA population totaled 3,226,935 residents. Claritas estimates the current population at 3,240,708 representing an increase of 0.4%. By 2001, the population is projected to reach 3,249,729 residents, an increase of 0.3%.

                     DEMOGRAPHICS OF THE ELDERLY POPULATION

                    Percentage of Change - Elderly Population

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        1990-1996                          1996-2001
                        ---------                          ---------
                 75-79    80-84   85 & Over         75 -79   80- 84   85 & Over
                 -----    -----   ----------        ------   ------   ---------

UNITED STATES    14.4%    21.0%     32.9%           11.3%     12.4%     19.0%
STATE             8.0%    14.8%     24.2%            5.2%      6.6%     13.2%
MSA               8.1%    13.0%     24.8%            6.6%      6.6%     12.6%

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--------------------------------------------------------------------------------


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The Cambridge Nursing Home, Cambridge, Massachusetts
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The market segments of primary interest in this demographics study are the age groups: (a) 75 to 79, (b) 80 to 84, and (c) 85 and over. Between 1990 and 1996, the estimated increase nationally in the 75 to 79 year old age bracket was 14.4%. In the 80 to 84 age group the change was 21.0% and the change in the 85 and over age group was 32.9%. By 2001, the 75 to 79 age group is projected to increase by an additional 11.3%, the 80 to 84 group by 12.4% and the age group 85 and over by 19.0%.

In the state of Massachusetts, the 75 to 79 age group is currently estimated at 172,045 which is an increase of 8.0% since the last census. The age group 80 to 84 has shown an increase of 14.8% in that same time period and the 85 and over age group has shown an increase of 24.2%. It is estimated that by 2001, there will be 181,056; 130,015 and 132,448 residents in these age groups or a change of 5.2%, 6.6, and 13.2%.

In the Boston-NH MSA, the 75 to 79 age group is currently estimated at 88,670 which is an increase of 8.1% since the last census. The age group 80 to 84 has shown an increase of 13.0% in the time period between 1990 and 1996 and the 85 and over age group has shown an increase of 24.8%. It is estimated that by 2001, there will be 94,499; 67,811 and 69,750 residents in these age groups or a change of 6.6%, 6.6%, and 12.6%.

                       Median Household Income - Ages 75+

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       1990-1996                         1996-2001
                       ---------                         ---------
             75 - 79     80- 84    85 & Over     75-79      80-84    85 & Over
              ------     ------      ------      ------     ------     ------
U.S.         +$3,462    +$3,355     +$3,233     +$3,344    +$3,359    +$3,357
STATE        +$2,326    +$2,151     +$1,970     +$3,158    +$3,173    +$3,237
MSA          +$3,323    +$3,207     +$3,134     +$3,224    +$3,171    +$3,198


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Nationally, the 75 to 79 age group median household income increased $3,462 between 1990 and 1996 and is projected to increase an additional $3,344 by 2001. The 80 to 84 age group showed an increase nationally in median household income of $3,355 between 1990 and 1996 and is projected
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The Cambridge Nursing Home, Cambridge, Massachusetts
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to increase an additional $3,359 by 2001. The age group 85 and over showed an increase between 1990 and 1996 of $3,233 and is projected increase an additional $3,357 by 2001.

In the state of Massachusetts, the median household income for the 75-79 age group increased $2,326 between 1990 and 1996, and is projected to reach $19,300 or increase an additional $3,158 by 2001. The median household income for the 80 to 84 age group during the time period 1990 to 1996 increased $2,151 and is expected to reach $18,932 or increase an additional $3,173 by 2001. The age group 85 and over showed an increase of $1,970 between 1990 and current estimates and is projected to reach $18,656 or increase an additional $3,237 by 2001.

In the Boston-NH MSA, the median household income for the 75-79 age group increased $3,323 between 1990 and 1996, and is projected to reach $21,233 or increase an additional $3,224 by 2001. The median household income for the 80 to 84 age group during the 1990-1996 time period increased $3,207 and is expected to reach $20,913 or increase an additional $3,171 by 2001. The age group 85 and over showed an increase of $3,134 between 1990 and current estimates and is projected to reach $20,855 or an additional increase of $3,198 by 2001.

                     Elderly Households With Income $35,000+
              (As a % of Total Household Income For 55+ population)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                           1990                  1996                 2001
                                               ESTIMATED            PROJECTED
                           ----                ---------            ---------
UNITED STATES              42.4%                 52.0%                58.3%
STATE                      52.9%                 58.2%                60.9%
MSA                        56.7%                 62.7%                66.3%


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--------------------------------------------------------------------------------

One of the best indicators of the ability of the subject's residents to be self supporting (rather than government funded) is their level of affluence. The appraiser compared the subject's potential local market with that of Massachusetts and the USA as a whole. The comparison was based upon the percentage of population aged 55+ with an annual household income exceeding $35,000.
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                       GOVERNMENT AND SERVICES, UTILITIES

The subject property falls within the jurisdiction of the town of Cambridge which has a Type E, Council/Manager form of government, where the council hires a manager and selects a mayor. Water and sewer service are provided through the City of Cambridge, electricity is provided by Commonwealth Electric and gas by Commonwealth Gas. Local phone service is provided by Nynex and long distance by AT&T, Sprint, MCI. The City of Cambridge Police Department has 255 officers the City Fire Department has 278 full-time personnel with an ISO rating of 3.

                                    EDUCATION

The Cambridge School System has 13 elementary schools (grades K-8), and one high school (grades 9 - 12) with an enrollment of 8,140 students. There are two private/parochial high schools and one state charter school. There are four facilities for higher education located in Cambridge, including Harvard, Massachusetts Institute of Technology. The Greater Boston area offers numerous opportunities for higher education and technical training.

                                 TRANSPORTATION

The area's principal highways include Interstates 90, to the south, I-93 to the north and I-95 to the west. The principal road through Cambridge is State Highway 2A, which bisects Cambridge and the North Cambridge area, and State Highway 2/3, which forms the southern border of Cambridge. There are no road improvement projects currently underway within the city limits of Cambridge and none are slated for the near future. Airports are located throughout the area, with the nearest commercial airport being Boston's Logan International, approximately 8 miles southeast. Passenger rail service is provided by Amtrak out of Boston. Other modes of transportation in the Boston metro area include city buses, rapid rail cars, trolley coaches, commuter railroads, and a ferry system. Local bus service in Cambridge is provided by Massachusetts Bay Transit Authority with service in and around Cambridge.

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                                   HEALTH CARE

There are 5 hospitals serving the Cambridge area and the closest to the subject in Cambridge is Mt. Auburn Hospital approximately two miles south. Other hospitals serving the Cambridge area include Sancta Maria, Youville and Cambridge hospitals in Cambridge and Somerville Hospital in the neighboring town of Somerville, all within 5 miles of the subject. Numerous doctors and dentists serve the area. Additionally, there are in excess of 55 short-term general hospitals in Boston and an abundance of physicians, specialists, dentists and other medical practitioners. Cambridge has five other nursing homes, including The Cambridge Homes (12 nursing beds and 58 retirement beds), Cantabridgia Health care (99 beds) and Vernon Hall (83).

                                     ECONOMY

Cambridge has several financial institutions, including Bank Boston (which recently merged with Bay Bank), Cambridge Savings Bank, Cambridge Trust and East Cambridge Bank.

According to the Places Rated Almanac the Boston-NH MSA ranks 17th of the nation's 343 MSAs in the area of employment opportunity. The area is projected to show an overall increase of 2.41% in new jobs, with an increase of 60,748 white collar positions and a decrease of 345 blue collar positions. Distribution by sector and percentage of employees is as follows:

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

Sector                                                                Percentage
------                                                                ----------

Services...........................................................     39.2%
Manufacturing......................................................     15.1%
Wholesale/Retail Trade.............................................     19.5%
Construction.......................................................      5.1%
Transportation/Communications/Utilities............................      6.4%
Finance/Insurance/Real Estate......................................      9.3%
Government.........................................................      4.4%
Agriculture/Forestry/Fishing.......................................      0.8%
Mining.............................................................      0.1%


The area's major employers are:


Employer                         # of Employees                 Product/Service
--------                         --------------                 ---------------
Harvard University and MIT           14,721                           Education
City of Cambridge                     4,090                          Government
Mt. Auburn Hospital                   1,900                         Health Care
Lotus Dev. Corp./IBM                  1,685                   Computer Software
Polaroid                              1,500                Photography & Optics
Bolt, Beranek & Newman                2,361              Research & Development
 and Draper Labs
Arthur D. Little                      1,152               Management Consulting
Genzyme                                 829             Pharmaceutical Products
Star Market                             792                              Retail
Raytheon Engineering                    600                        Construction

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The Cambridge Nursing Home, Cambridge, Massachusetts
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                    United States/State/MSA Household Income
                              (General Population)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                            % OF CHANGE
                            -------------------------------------------
                            1990 - 1996                     1996 - 2001
                            ----------                       ----------

UNITED STATES                 21.7%                             15.4%
STATE                         13.1%                              9.0%
MSA                           15.4%                             10.8%

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

An important indicator of economic health is growth in Median Household Income. The national increase in Median Household Income between 1990 and 1996 was 21.7%. Claritas projects the National Median Household Income will reach $42,259 (i.e. increase by 15.4%) by 2001.

Median Household Income for Massachusetts in 1996 is estimated at $41,859, or an increase of 13.1% since 1989. It is projected that by 2001 the Median
Household Income will reach $45,609, or increase by 9.0%.

Median Household Income for Boston-NH MSA in 1996 has increased to $46,444, or 15.4%, since 1989. It is projected that by 2001 the Median Household Income will reach $51,460 or increase 10.8%.

                             Number of Housing Units

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                        % OF CHANGE
                            ---------------------------------
                           1990 - 1996            1996 - 2001
                            ----------             ----------
UNITED STATES                 7.6%                    5.7%
STATE                         2.9%                    1.1%
MSA                           2.7%                    0.9%

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


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The Cambridge Nursing Home, Cambridge, Massachusetts
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Growth in the number of housing units in a specified area is another good indication of economic health. Housing units increased 7.6% nationally between 1990 and 1996. By 2001, it is projected that total housing units nationally will have increased by an additional 5.5%.

The number of housing units in Massachusetts is currently 2,545,192, which is an increase of 2.9% since the 1990 Census. It is estimated that by 2001, this figure will reach 2,572,588, or increase by 1.1%.

The number of housing units in the Boston-NH MSA is currently 1,341,110, which is an increase of 2.7% since the 1990 Census. It is estimated that by 2001, this figure will reach 1,353,155, or increase by 0.9%.

                    METROPOLITAN STATISTICAL AREA (MSA) DATA

The economy of Cambridge and Middlesex County are strongly effected by the Boston-NH Metropolitan Statistical Area.

The appraiser considered the cost of living in Cambridge (Boston), as this factor affects The Cambridge Nursing Home in two ways: (a) the likelihood of retirees remaining in the area or being attracted to it and (b) payroll costs. The Places Rated Almanac Cost of Living Index ranks the subject MSA 329th of the 343 MSAs nationwide (with the first place MSA having the lowest cost of living). Ranked against the national average of 100, the Boston, MA-NH MSA indexes are:

Housing:


                  Median Price:                           219
                  Utilities:                              136
                  Property Taxes:                         328


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The Cambridge Nursing Home, Cambridge, Massachusetts
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Miscellaneous Living Cost Indexes:

                  College Tuition:                   133
                  Food:                              115
                  Health Care:                       136
                  Transportation:                    120

The Places Rated Almanac rates and ranks 343 metropolitan areas on ten factors that greatly influence the quality of an area: costs of living, job outlook, housing, transportation, education, health care, crime, the arts, recreation, and climate. The Boston-NH MSA is ranked as follows:



                  Costs of Living                    329
                  Job Outlook                         76
                  Housing                            325
                  Transportation                       4
                  Education                            4
                  Health Care                          7
                  Crime                              221
                  The Arts                             7
                  Recreation                          63
                  Climate                             61


Based on these factors, the Boston-NH MSA had an overall rank of 17 of the 343 Metropolitan Statistical Areas.

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The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------

                       TRENDS, FUTURE OUTLOOK, CONCLUSIONS

Economic indicators suggest that the Boston-NH MSA is a stable area. Residents of Cambridge use Boston for services, employment, and entertainment while maintaining a suburban way of life. Cambridge itself has few industries and is fully developed. This would indicate that its character as a suburban residential area and college town should continue for the foreseeable future.

Demographics indicators predict stable population and income growth, with the most growth in the 85+ age group and this trend should continue to provide a desirable economic climate for the senior services industry and the operation of a nursing home.



*All population and household income figures were taken from the most recent U.S. Census (if actual numbers) or were provided to the appraiser by Claritas, Inc. (if projected numbers), the local Chamber of Commerce or the Community Development Office.

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The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------

                                                                   (Page 1 of 2)

(MSA 1120) Boston, MA-NH

                                                                (Weight: 100.0%)

                        1990 Demographic Overview Report

Population   3226843    Housing Units   1305398   Median Age         33.7
Households   1218525    Group Quarters   117282   Median HH Inc     40176
Families      796836    Avg. HH Size       2.55   Median Value     184468
Vehicles     1817482


Income in 1989                   Household          Family         Non-Family
--------------                   ---------          ------         ----------
Less than $5,000 ..........    49828    4.1%     17587    2.2%    33662   8.0%
$5,000 to $9,999 ..........    99012    8.1%     29681    3.7%    71008  16.8%
$10,000 to $12,499 ........    38318    3.1%     16318    2.0%    22802   5.4%
$12,500 to $14,999 ........    31400    2.6%     15369    1.9%    16620   3.9%
$15,000 to $17,499 ........    38333    3.1%     19621    2.5%    19445   4.6%
$17,500 to $19,999 ........    35304    2.9%     18486    2.3%    17269   4.1%
$20,000 to $22,499 ........    42750    3.5%     22621    2.8%    20848   4.9%
$22,500 to $24,999 ........    34175    2.8%     19473    2.4%    15108   3.6%
$25,000 to $27,499 ........    43658    3.6%     24538    3.1%    19858   4.7%
$27,500 to $29,999 ........    34835    2.9%     21444    2.7%    13696   3.2%
$30,000 to $32,499 ........    46914    3.9%     28059    3.5%    19247   4.6%
$32,500 to $34,999 ........    34244    2.8%     23014    2.9%    11280   2.7%
$35,000 to $37,499 ........    43180    3.5%     28233    3.5%    15184   3.6%
$37,500 to $39,999 ........    34311    2.8%     23561    3.0%    10602   2.5%
$40,000 to $42,499 ........    42734    3.5%     29742    3.7%    12978   3.1%
$42,500 to $44,999 ........    31645    2.6%     23393    2.9%     8072   1.9%
$45,000 to $47,499 ........    36493    3.0%     26818    3.4%     9500   2.3%
$47,500 to $49,999 ........    28962    2.4%     22004    2.8%     6890   1.6%
$50,000 to $54,999 ........    65188    5.3%     50151    6.3%    14581   3.5%
$55,000 to $59,999 ........    54191    4.4%     42976    5.4%    10757   2.6%
$60,000 to $74,999 ........   132148   10.8%    106909   13.4%    23248   5.5%
$75,000 to $99,999 ........   114352    9.4%     95084   11.9%    16592   3.9%
$100,000 to $124,999 ......    50352    4.1%     42994    5.4%     6312   1.5%
$125,000 to 149,999 .......    21244    1.7%     18030    2.3%     2561   0.6%
$150,000 or More ..........    34954    2.9%     30730    3.9%     3569   0.8%

Aggregate Income ($Mil) ...    60904             47016            13225
Median Income ...........    40176             48688            24021
Average Income ..........    49982             59004            31362


                                Persons                                Persons
Educational Attainment       25 Yrs & Over  Employment Status       16 Yrs & Over
----------------------       -------------  -----------------       -------------
Less than 9th Grade .......  136035   6.3%  In Labor Force ......  1817430  69.2%
9th - 12th Grade, No Dip ..  223991  10.3%   Civilian ...........  1806515  68.8%
High School Graduate ......  615152  28.4%    Employed ..........  1693791  64.5%
Some College, No Degree ...  338239  15.6%     Male .............   880185  33.5%
Associate Degree ..........  151193   7.0%     Female ...........   813606  31.0%
Bachelor's Degree .........  415337  19.2%    Unemployed ........   112724   4.3%
Graduate/Prof. Degree .....  284447  13.1%  Not in Labor Force...   809788  30.8%


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Source: 1990 Census of the Population and Housing, Summary Tape File 3

         Copyright 1996  Claritas Inc.  Arlington, VA

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The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------
                                                                   (Page 2 of 2)

(MSA 1120) Boston, MA-NH

                                                                (Weight: 100.0%)


                                 Employed                                       Employed
Industry                       Persons 16+      Occupation                     Persons 16+
--------                       -----------      ----------                     -----------
Agriculture/Forest/Fish ...    14045    0.8%    Managerial/Prof. Spec .....   604021   35.7%
Mining ....................     1351    0.1%     Exec/Admin/Managerial. ....  277558   16.4%
Construction ..............    85908    5.1%     Prof. Speciality ..........  326463   19.3%
Manufacture-Nondurable. ...    82043    4.8%    Tech./Sales/Admin. Sup. ...   572392   33.8%
Manufacture-Durable .......   174717   10.3%     Technician and Related ....   75388    4.5%
Transportation ............    65407    3.9%     Sales .....................  194985   11.5%
Communication/Pub. Util ...    41742    2.5%     Administration Support ....  302019   17.8%
Wholesales Trade ..........    71067    4.2%    Service Occupation ........   207682   12.3%
Retail Trade ..............   258758   15.3%     Private Household .........    5098    0.3%
Finance/Ins/Real Estate ...   157693    9.3%     Protective Service ........   33288    2.0%
Business & Repair Serv. ...    88881    5.2%     Other Service .............  169296   10.0%
Personal Services .........    46039    2.7%    Farming/Forestry/Fish .....    11876    0.7%
Entertain/Recreation ......    20391    1.2%    Precision/Craft/Repair. ...   144472    8.5%
Professional & Related. ...   510596   30.1%    Operator/Fab./Laborer .....   153348    9.1%
 Health Services ...........  180240   10.6%     Mach.Op/Assem./Inspect ....   66362    3.9%
 Educational Services ......  164625    9.7%     Trans. & Material Move ....   43564    2.6%
 Other Professional ........  165731    9.8%     Laborers ..................   43422    2.6%
Public Administration .....    75153    4.4%


Transportation to Work         Workers 16+      Travel Time to Work             Workers 16+
----------------------         -----------      -------------------             -----------
Drive Alone ..............   1120098   67.1%    Less than 10 Minutes ......   267302   16.0%
Carpooled ................    166047    9.9%    10 to 19 Minutes ..........   468742   28.1%
Public Transportation ....    218298   13.1%    20 to 29 Minutes ..........   314129   18.8%
All Other ................    165038    9.9%    30 Minutes or More ........   619308   37.1%

                                Occupied                                         Occupied
Units In Structure            Housing Units     Year Structure Built           Housing Units
------------------            -------------     --------------------           -------------
1-Detached ...............   549143    45.0%    1989 to March 1990 ........    13172    1.1%
1-Attached ...............    46337     3.8%    1985 to 1988 ..............    62098    5.1%
2 ........................   169930    13.9%    1980 to 1984 ..............    58881    4.8%
3 or 4 ...................   147680    12.1%    1970 to 1979 ..............   154677   12.7%
5 to 9 ...................    78094     6.4%    1960 to 1969 ..............   153820   12.6%
10 to 19 .................    69326     5.7%    1950 to 1959 ..............   156841   12.9%
20 to 49 .................    65347     5.4%    1940 to 1949 ..............   101873    8.3%
50 or More ...............    72778     6.0%    1939 or before ............   518885   42.5%
Other ....................    21612     1.8%    Median Year Built .........     1949

                                Occupied                                        Occupied
Year Hhlder Moved In          Housing Units     Vehicles Available            Housing Units
--------------------          -------------     -------------------           -------------
1989 To March 1990 .......   215190    17.6%    None ......................   196151  16.1%
1985 To 1988 .............   333494    27.3%    l .........................   449837  36.9%
1980 To 1984 .............   179786    14.7%    2 .........................   418172  34.3%
1970 To 1979 .............   218815    17.9%    3 .........................   110285   9.0%
1960 To 1969 .............   127318    10.4%    4 .........................    34112   2.8%
1959 or Before ...........   145644    11.9%    5 or More .................    11690   1.0%

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Source: 1990 Census of the Population and Housing, Summary Tape File 3

          Copyright 1996   Claritas Inc.  Arlington, VA


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The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------

(MSA 1120) Boston, MA-NH

                                                                (Weight: 100.0%)

                             Household Trend Report

                      1980        1990      % Chg     1996     % Chg      2001       % Chg
Universe             Census      Census     80-90    (Est.)    90-96     (Proj.)     96-01
--------------       -------     -------    -----   -------    -----    --------    -----
Population .......   3148867     3226935     2.5     3240708     0.4     3249729      0.3
Households .......   1124641     1220258     8.5     1241001     1.7     1252191      0.9
Families .........    769200      791111     2.8      798228     0.9      799586      0.2
Housing Units. ...   1196076     1305397     9.1     1341110     2.7     1353155      0.9
Grp Qrt. Pop .....    113694      116682     2.6      118255     1.3      118851      0.5
Household Size ...      2.70        2.55    -5.6        2.52    -1.3        2.50     -0.6


                          1979       1989    % Chg     1996    % Chg      2001      % Chg
Income                  (Census)   (Census)  79-89    (Est.)   89-96     (Proj.)    96-01
------                  --------   --------  -----    ------   -----     -------    -----
Aggregate($MM)......       25342     61786   143.8     75939    22.9       88987     17.2
Per Capita .........        8048     19147   137.9     23433    22.4       27383     16.9
Avg. Household .....       22201     50043   125.4     60370    20.6       69757     15.5
Median Hhold .......       18606     40234   116.2     46444    15.4       51460     10.8
Avg. Family HH .....       26069     60179   130.8     72599    20.6       82935     14.2
Med: Family HH .....       22470     49721   121.3     56552    13.7       61756      9.2

Avg. HH Wealth .....                                  149185              162671      9.0
Med. HH Wealth .....                                   63791               73921     15.9


                                                       Households
                                   ------------------------------------------------------
Household Income                     1990 Census       1996 Estimate        2001 Proj.
----------------------------       ---------------    ---------------    ----------------
Total ..........................   1220258            1241001            1252191
    Less than $5,000 ...........     49696    4.1%      35340    2.8%      27902     2.2%
  $5,000 to $9,999 .............     98839    8.1%      88030    7.1%      82333     6.6%
 $10,000 to $14,999 ............     69647    5.7%      73253    5.9%      74453     5.9%
 $15,000 to $19,999 ............     73572    6.0%      60207    4.9%      54480     4.4%
 $20,000 to $24,999 ............     76863    6.3%      68210    5.5%      59289     4.7%
 $25,000 to $29,999 ............     78576    6.4%      66482    5.4%      62446     5.0%
 $30,000 to $34,999 ............     81238    6.7%      70632    5.7%      62227     5.0%
 $35,000 to $39,999 ............     77691    6.4%      67500    5.4%      60112     4.8%
 $40,000 to $44,999 ............     74625    6.1%      69304    5.6%      61315     4.9%
 $45,000 to $49,999 ............     65653    5.4%      68312    5.5%      62403     5.0%
 $50,000 to $59,999 ............    119758    9.8%     122658    9.9%     125907    10.1%
 $60,000 to $74,999 ............    132470   10.9%     144228   11.6%     147710    11.8%
 $75,000 to $99,999 ............    114769    9.4%     149538   12.0%     165787    13.2%
$100,000 to $124,999 ...........     50515    4.1%      80408    6.5%     103508     8.3%
$125,000 to $149,999 ...........     21317    1.7%      34207    2.8%      50074     4.0%
$150,000 to $249,999 ...........     22696    1.9%      26662    2.1%      33623     2.7%
$250,000 to $499,999 ...........      8881    0.7%      11259    0.9%      12788     1.0%
$500,000 or More ...............      3452    0.3%       4771    0.4%       5834     0.5%


----------
NOTE: When the median household wealth for an area is less than $25,000 it will be listed on this report as $24,999.

        Data on income are expressed in "current" dollars for each year.
                Decennial Census data reflects prior year income.
          1996 estimates and 2001 projections produced by Claritas Inc.

         Copyright 1996 Claritas Inc. Arlington, VA

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HealthCare Property Appraisers of America, Inc.

The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------

(MSA 1120) Boston, MA-NH

                                                                (Weight: 100.0%)
                                                                   (Page 1 of 7)

                               Senior Life Report

                                              Population Age 55 Years and Over
                                   -------------------------------------------------------
Population by Age and Sex               1990           1996 Estimate         2001 Proj.
-------------------------          ---------------    ----------------    ----------------
Population Age 55+ .............   701628   100.0%    721712    100.0%    753997    100.0%
  55 to 59 .....................   138853    19.8%    142297     19.7%    165310     21.9%
  60 to 64 .....................   140629    20.0%    126489     17.5%    132237     17.5%
  65 to 69 .....................   129752    18.5%    124988     17.3%    114233     15.2%
  70 to 74 .....................   104467    14.9%    113723     15.8%    110157     14.6%
  75 to 79 .....................    82023    11.7%     88670     12.3%     94499     12.5%
  80 to 84 .....................    56257     8.0%     63590      8.8%     67811      9.0%
  85 + .........................    49647     7.1%     61955      8.6%     69750      9.3%

Males Age 55+ ..................   290019    41.3%    301012     41.7%    319022     42.3%
  55 to 59 .....................    66298    9.4%      67787      9.4%     79691     10.6%
  60 to 64 .....................    65307    9.3%      59778      8.3%     62639      8.3%
  65 to 69 .....................    56923    8.1%      56814      7.9%     52515      7.0%
  70 to 74 .....................    42652    6.1%      47821      6.6%     47677      6.3%
  75 to 79 .....................    29587    4.2%      33623      4.7%     36726      4.9%
  80 to 84 .....................    17391    2.5%      20520      2.8%     22839      3.0%
  85 + .........................    11861    1.7%      14669      2.0%     16935      2.2%

Female Age 55+ .................   411609   58.7%     420700     58.3%    434975     57.7%
  55 to 59 .....................    72555   10.3%      74510     10.3%     85619     11.4%
  60 to 64 .....................    75322   10.7%      66711      9.2%     69598      9.2%
  65 to 69 .....................    72829   10.4%      68174      9.4%     61718      8.2%
  70 to 74 .....................    61815    8.8%      65902      9.1%     62480      8.3%
  75 to 79 .....................    52436    7.5%      55047      7.6%     57773      7.7%
  80 to 84 .....................    38866    5.5%      43070      6.0%     44972      6.0%
  85 + .........................    37786    5.4%      47286      6.6%     52815      7.0%



                                                        Population
                                  -------------------------------------------------------
Population by Age and Race             1990           1996 Estimate         2001 Proj.
--------------------------        ---------------    ----------------    ----------------
Total Population ..............   3226935   100.0%    3240708   100.0%    3249729   100.0%
  White Population ............   2893735    89.7%    2861265    88.3%    2828365    87.0%
   Age 65 and Over ............    403210    12.5%     431640    13.3%     431833    13.3%
  Black Population ............    227966     7.1%     244366     7.5%     259063     8.0%
   Age 65 and Over ............     14045     0.4%      14874     0.5%      15826     0.5%
  Asian Population ............     99107     3.1%     128584     4.0%     155369     4.8%
   Age 65 and Over ............      4493     0.1%       5809     0.2%       8153     0.3%
  Am. Indian Population .......      6127     0.2%       6493     0.2%       6932     0.2%
   Age 65 and Over ............       398     0.0%        603     0.0%        638     0.0%
  Hispanic Population .........    137432     4.3%     174571     5.4%     206275     6.3%
   Age 65 and Over ............      5582     0.2%       6207     0.2%       7615     0.2%


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

         1996 estimates and 2001 projections produced by Claritas Inc.
              Copyright 1996   Claritas Inc.   Arlington, VA

--------------------------------------------------------------------------------
HealthCare Property Appraisers of America, Inc.

The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------

(MSA 1120) Boston, MA-NH


                                                                   (Weight: 100.0%)
                                                                      (Page 2 of 7)

                                         Senior Life Report

                                     Households with Householder Age 55 and Over
Household Income by             --------------------------------------------------------
Age of Householder                1990               1996 Estimate         2001 Proj.
-------------------             --------------      ---------------      --------------
Householder Age 55 to 64...     164700   100.0%     154814   100.0%      168050   100.0%
  Under $5,000.............       5392     3.3%       3683     2.4%        3368     2.0%
 $5,000-$9,999 ............       9017     5.5%       7635     4.9%        8669     5.2%
 $10,000-$14,999 ..........       7012     4.3%       6677     4.3%        7667     4.6%
 $15,000-$24,999 ..........      18102    11.0%      13900     9.0%       13207     7.9%
 $25,000-$34,999 ..........      19545    11.9%      15927    10.3%       15927     9.5%
 $35,000-$49,999  .........      28393    17.2%      24687    15.9%       24672    14.7%
 $50,000-$74,999  .........      35206    21.4%      34005    22.0%       37408    22.3%
 $75,000-$99,999  .........      20625    12.5%      20816    13.4%       23371    13.9%
$100,000-$149,999 .........      14517     8.8%      19669    12.7%       24040    14.3%
$150,000-$249,999 .........       4460     2.7%       4897     3.2%        6188     3.7%
$250,000-$499,999 .........       1753     1.1%       2053     1.3%        2455     1.5%
$500,000 or More  .........        678     0.4%        865     0.6%        1078     0.6%
Median Income     .........      47299               53600                57027


Householder Age 65 to 69...      78909   100.0%      75653   100.0%        67709  100.0%
  Under $5,000   ..........       3944     5.0%       2575     3.4%         1718    2.5%
 $5,000-$9,999   ..........      10822    13.7%       8540    11.3%         6796   10.0%
 $10,000-$14,999 ..........       8395    10.6%       7719    10.2%         6511    9.6%
 $15,000-$24,999 ..........      14691    18.6%      12549    16.6%         9854   14.6%
 $25,000-$34,999 ..........      11139    14.1%      10748    14.2%         9593   14.2%
 $35,000-$49,999  .........      11008    14.0%      11445    15.1%        10774   15.9%
 $50,000-$74,999  .........      10317    13.1%      11119    14.7%        11245   16.6%
 $75,000-$99,999  .........       4316     5.5%       5440     7.2%         5477    8.1%
$100,000-$149,999 .........       2763     3.5%       3923     5.2%         4317    6.4%
$150,000-$249,999 .........        963     1.2%        953     1.3%          894    1.3%
$250,000-$499,999 .........        388     0.5%        447     0.6%          351    0.5%
$500,000 or More  .........        163     0.2%        195     0.3%          179    0.3%
Median Income     .........      26439               30995                 34356


Householder Age 70 to 74...      70548   100.0%      70808   100.0%        66554  100.0%
    Under $5,000 ..........       3653     5.2%       2488     3.5%         1770    2.7%
   $5,000-$9,999 ..........      10433    14.8%       8616    12.2%         7068   10.6%
 $10,000-$14,999 ..........       7813    11.1%       7642    10.8%         6753   10.1%
 $15,000-$24,999 ..........      13189    18.7%      11935    16.9%         9984   15.0%
 $25,000-$34,999 ..........       9747    13.8%       9924    14.0%         9496   14.3%
 $35,000-$49,999  .........       9677    13.7%      10459    14.8%        10416   15.7%
 $50,000-$74,999  .........       8843    12.5%      10103    14.3%        10675   16.0%
 $75,000-$99,999  .........       3676     5.2%       4857     6.9%         5165    7.8%
$100,000-$149,999 .........       2270     3.2%       3423     4.8%         3986    6.0%
$150,000-$249,999 .........        787     1.1%        835     1.2%          792    1.2%
$250,000-$499,999 .........        329     0.5%        367     0.5%          290    0.4%
$500,000 or More  .........        131     0.2%        159     0.2%          159    0.2%
 Median Income    .........      25191               29759                 33111


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
         1996 estimates and 2001 projections produced by Claritas Inc.
                   Copyright 1996 Claritas Inc. Arlington, VA

--------------------------------------------------------------------------------
HealthCare Property Appraisers of America, Inc.

The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------
(MSA 1120) Boston, MA-NH


                                                                      (Weight: 100.0%)
                                         Senior Life Report            (Page 3 of 7)


                                     Households with Householder Age 55 and Over
Household Income by             --------------------------------------------------------
Age of Householder                1990               1996 Estimate         2001 Proj.
-------------------             --------------      ---------------      --------------
Householder Age 75 to 79....     54160   100.0%      60711   100.0%        64746  100.0%
     Under $5,000 ..........      4487     8.3%       3376     5.6%         2576    4.0%
  $5,000-$9,999   ..........     14985    27.7%      13500    22.2%        11603   17.9%
 $10,000-$14,999  ..........      8118    15.0%      10298    17.0%        10712   16.5%
 $15,000-$24,999  ..........      9136    16.9%      10574    17.4%        12004   18.5%
 $25,000-$34,999  ..........      5461    10.1%       6915    11.4%         8537   13.2%
 $35,000-$49,999  ..........      4647     8.6%       5974     9.8%         7374   11.4%
 $50,000-$74,999  ..........      3985     7.4%       5171     8.5%         6276    9.7%
 $75,000-$99,999  ..........      1641     3.0%       2438     4.0%         2817    4.4%
$100,000-$149,999 ..........      1123     2.1%       1778     2.9%         2141    3.3%
$150,000-$249,999 ..........       352     0.6%        421     0.7%          438    0.7%
$250,000-$499,999 ..........       155     0.3%        181     0.3%          177    0.3%
$500,000 or More  ..........        70     0.1%         85     0.1%           91    0.1%
Median Income     ..........     14686               18009                21233


Householder Age 80 to 84....     37731   100.0%      44260   100.0%        46301  100.0%
    Under $5,000  ..........      3169     8.4%       2481     5.6%         1870    4.0%
   $5,000-$9,999  ..........     10679    28.3%      10076    22.8%         8468   18.3%
 $10,000-$14,999  ..........      5532    14.7%       7497    16.9%         7791   16.8%
 $15,000-$24,999  ..........      6277    16.6%       7572    17.1%         8493   18.3%
 $25,000-$34,999  ..........      3785    10.0%       4928    11.1%         5973   12.9%
 $35,000-$49,999   .........      3219     8.5%       4396     9.9%         5193   11.2%
 $50,000-$74,999   .........      2767     7.3%       3768     8.5%         4510    9.7%
 $75,000-$99,999   .........      1127     3.0%       1758     4.0%         2025    4.4%
$100,000-$149,999  .........       750     2.0%       1288     2.9%         1515    3.3%
$150,000-$249,999  .........       265     0.7%        296     0.7%          281    0.6%
$250,000-$499,999  .........       116     0.3%        136     0.3%          113    0.2%
$500,000 or More   .........        45     0.1%         64     0.1%           69    0.1%
Median Income      .........     14535               17742                 20913


Householder Age 85 + ......      27359   100.0%      32098    100.0%       35776  100.0%
    Under $5,000 ..........       2285     8.4%       1784      5.6%        1444    4.0%
   $5,000-$9,999 ..........       7787    28.5%       7391     23.0%        6597   18.4%
 $10,000-$14,999 ..........       3988    14.6%       5426     16.9%        6021   16.8%
 $15,000-$24,999 ..........       4493    16.4%       5450     17.0%        6535   18.3%
 $25,000-$34,999 ..........       2764    10.1%       3561     11.1%        4558   12.7%
 $35,000-$49,999  .........       2303     8.4%       3129      9.7%        3995   11.2%
 $50,000-$74,999  .........       2041     7.5%       2753      8.6%        3461    9.7%
 $75,000-$99,999  .........        834     3.0%       1311      4.1%        1584    4.4%
$100,000-$149,999 .........        552     2.0%        932      2.9%        1201    3.4%
$150,000-$249,999 .........        179     0.7%        210      0.7%         239    0.7%
$250,000-$499,999 .........         97     0.4%         99      0.3%          94    0.3%
$500,000 or More  .........         36     0.1%         52      0.2%          47    0.1%
Median Income     .........      14523               17657                 20855

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
         1996 estimates and 2001 projections produced by Claritas Inc.
                   Copyright 1996 Claritas Inc. Arlington, VA

--------------------------------------------------------------------------------
HealthCare Property Appraisers of America, Inc.

The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------

(MSA 1120) Boston, MA-NH


                                                                      (Weight: 100.0%)
                                         Senior Life Report            (Page 4 of 7)


                                                 Total Households
                             --------------------------------------------------------
Household Income                 1990 Census        1996 Estimate           2001 Proj.
---------------                ----------------    ----------------      ---------------
Total ....................     1220258   100.0%    1241001   100.0%      1252191  100.0%
   Under $5,000     ......       49696     4.1%      35340     2.8%        27902    2.2%
  $5,000 to  $9,999 ......       98839     8.1%      88030     7.1%        82333    6.6%
 $10,000 to $14,999 ......       69647     5.7%      73253     5.9%        74453    5.9%
 $15,000 to $24,999 ......      150435    12.3%     128417    10.3%       113769    9.1%
 $25,000 to $34,999 ......      159814    13.1%     137114    11.0%       124673   10.0%
 $35,000 to $49,999 ......      217969    17.9%     205116    16.5%       183830   14.7%
 $50,000 to $74,999 ......      252228    20.7%     266886    21.5%       273617   21.9%
 $75,000 to $99,999 ......      114769     9.4%     149538    12.0%       165787   13.2%
$100,000 to $124,999......       50515     4.1%      80408     6.5%       103508    8.3%
$125,000 to $149,999......       21317     1.7%      34207     2.8%        50074    4.0%
$150,000 to $249,999......       22696     1.9%      26662     2.1%        33623    2.7%
$250,000 to $499,999......        8881     0.7%      11259     0.9%        12788    1.0%
$500,000 or More    ......        3452     0.3%       4771     0.4%         5834    0.5%
Median Household Income ..       40234               46444                 51460


                                     Total Specified Owner-Occupied Housing Units
                               ---------------------------------------------------------
Housing Value                   1990 Census         1996 Estimate          2001 Proj.
-------------                  ---------------     ---------------       ---------------
Total Units ..............      501434              526112                541554
   Less than $15,000......         651     0.1%        647     0.1%          641    0.1%
 $15,000 to  $19,999......         417     0.1%        403     0.1%          387    0.1%
 $20,000 to  $24,999......         357     0.1%        352     0.1%          349    0.1%
 $25,000 to  $29,999......         320     0.1%        311     0.1%          307    0.1%
 $30,000 to  $34,999......         343     0.1%        323     0.1%          311    0.1%
 $35,000 to  $39,999......         293     0.1%        285     0.1%          274    0.1%
 $40,000 to  $44,999......         380     0.1%        350     0.1%          317    0.1%
 $45,000 to  $49,999......         370     0.1%        400     0.1%          377    0.1%
 $50,000 to  $59,999......        1222     0.2%       1128     0.2%         1128    0.2%
 $60,000 to  $74,999......        3217     0.6%       2900     0.6%         2733    0.5%
 $75,000 to  $99,999......       14609     2.9%      13189     2.5%        12209    2.3%
$100,000 to $124,999......       35063     7.0%      31181     5.9%        28463    5.3%
$125,000 to $149,999......       67442    13.4%      59456    11.3%        53774    9.9%
$150,000 to $174,999......       94317    18.8%      85746    16.3%        78826   14.6%
$175,000 to $199,999......       78359    15.6%      83723    15.9%        82684   15.3%
$200,000 to $249,999......       85460    17.0%     100114    19.0%       109945   20.3%
$250,000 to $299,999......       46033     9.2%      56125    10.7%        64325   11.9%
$300,000 to $399,999......       39806     7.9%      48031     9.1%        55137   10.2%
$400,000 to $499,999......       15166     3.0%      20296     3.9%        24859    4.6%
$500,000 and over   ......       17609     3.5%      21152     4.0%        24508    4.5%
Median Housing Value......      185119              194823                203637

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
         1996 estimates and 2001 projections produced by Claritas Inc.
                   Copyright 1996 Claritas Inc. Arlington, VA

--------------------------------------------------------------------------------
HealthCare Property Appraisers of America, Inc.

The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------

(MSA 1120) Boston, MA-NH


                                                                (Weight: 100.0%)
                                    Senior Life Report            (Page 5 of 7)


                                            Household
Household                   --------------------------------------------------------
Type and Relationship       Population 65+   Type and Relationship Population 65+
---------------------       ---------------  ---------------------------------------
Total ...............       423467  100.0%
 In Family Households       260458   61.5%   In Nonfamily Hhlds .....  134929   31.9%
  Householder ........      137608   32.5%    Male Householder ......   27630    6.5%
  Spouse .............       86357   20.4%     Living Alone .........   26073    6.2%
  Other Relative .....       34847    8.2%     Not Living Alone .....    1557    0.4%
  Nonrelative ........        1646    0.4%    Female Householder ....  104090   24.6%
                                               Living Alone .........  101905   24.1%
 In Group Quarters ...       28080    6.6%     Not Living Alone .....    2185    0.5%
  Institutionalized...       26048    6.2%    Nonrelative ...........    3209    0.8%
  Other ..............        2032    0.5%

                                 Spec. Owner-Occ Units
                                 by Age of Householder
Monthly Owner Costs as a   --------------------------------
Percent of 1989 HH Inc.    Total Units           65 Yrs +
------------------------   -------------      ---------------
Total ...............     508257  100.0%      119390   100.0%
 Less than 20% .......     260680   51.3%       70174    58.8%
 20 - 24% ............     67749   13.3%       11905    10.0%
 25 - 29% ............     53215   10.5%        7808     6.5%
 30 - 34% ............     36524    7.2%        6186     5.2%
 35% or More .........     86848   17.1%       21934    18.4%
 Not computed ........      3241    0.6%        1383     1.2%


                                 Spec. Renter-Occ Units
                                  by Age of Householder
Gross Rent as Percent     -----------------------------------
of 1989 HH Income            Total Units          65 Yrs +
---------------------     ---------------     ---------------
Total ................    526564  100.0%      105235   100.0%
 Less than 20% .......     147225   28.0%       17632    16.8%
 20 - 24% ............      81335   15.4%       15782    15.0%
 25 - 29% ............      67693   12.9%       15787    15.0%
 30 - 34% ............      46063    8.7%       10082     9.6%
 35% or More .........     160008   30.4%       39495    37.5%
 Not computed ........      24240    4.6%        6457     6.1%


                                  Occupied Housing Units
                          -----------------------------------
Attribute                      Total             Hhldr 65 +
-----------------------   --------------      ---------------

Owner Occupied Units ..   691701   56.7%      170208    61.7%
Rnter Occupied Units ..   528546   43.3%      105521    38.3%
Complete Plumbing Facil  1215642   99.6%      274673    99.6%
Lacking Plumbing Facil.     4605    0.4%        1056     0.4%
With Telephone ........  1200893   98.4%      272816    98.9%
No Telephone ..........    19354    1.6%        2913     1.1%
One or More Vehicles ..  1024096   83.9%      191209    69.3%
No Vehicles Available .   196151   16.1%       84520    30.7%



--------------------------------------------------------------------------------
HealthCare Property Appraisers of America, Inc.

The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------

(MSA 1120) Boston, MA-NH


                                                                (Weight: 100.0%)
                                  Senior Life Report            (Page 6 of 7)



                                           1990 Households by Age of Householder
Poverty Status by            -----------------------------------------------------------
Household Type                       Total             Age 65-74              Age 75 +
-------------------------     ------------------     --------------       --------------
Total .....................    1218525    100.0%    151656   100.0%       117672  100.0%
  Married Couple Family ...     622469     51.1%     73100    48.2%        32101   27.3%
  Other Family ............     174367     14.3%     18185    12.0%        14222   12.1%
    Male Householder ......      36888      3.0%      4267     2.8%         2995    2.5%
    Female Householder ....     137479     11.3%     13918     9.2%        11227    9.5%
  Nonfamily ...............     421689     34.6%     60371    39.8%        71349   60.6%
   HHer Living Alone ......     328005     26.9%     58347    38.5%        69631   59.2%
   HHer Not Living Alone ..      93684      7.7%      2024     1.3%         1718    1.5%


 Above Poverty ............    1112620     91.3%    138953    91.6%       100769   85.6%
  Married Couple Family ...     606752     49.8%     71079    46.9%        30256   25.7%
  Other Family ............     143987     11.8%     17308    11.4%        13481   11.5%
    Male Householder ......      34611      2.8%      4084     2.7%         2862    2.4%
    Female Householder ....     109376      9.0%     13224     8.7%        10619    9.0%
  Nonfamily ...............     361881     29.7%     50566    33.3%        57032   48.5%
   HHer Living Alone.......     280655     23.0%     48756    32.1%        55560   47.2%
   HHer Not Living Alone ..      81226      6.7%      1810     1.2%         1472    1.3%


 Below Poverty ............     105905      8.7%     12703     8.4%        16903   14.4%
  Married Couple Family ...      15717      1.3%      2021     1.3%         1845    1.6%
  Other Family ............      30380      2.5%       877     0.6%          741    0.6%
    Male Householder ......       2277      0.2%       183     0.1%          133    0.1%
    Female Householder ....      28103      2.3%       694     0.5%          608    0.5%
  Nonfamily ...............      59808      4.9%      9805     6.5%        14317   12.2%
   HHer Living Alone ......      47350      3.9%      9591     6.3%        14071   12.0%
   HHer Not Living Alone ..      12458      1.0%       214     0.1%          246    0.2%



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
         1996 estimates and 2001 projections produced by Claritas Inc.
                   Copyright 1996 Claritas Inc. Arlington, VA


--------------------------------------------------------------------------------
HealthCare Property Appraisers of America, Inc.

The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------

(MSA 1120) Boston, MA-NH


                                                                (Weight: 100.0%)
                                  Senior Life Report            (Page 7 of 7)




                                        Civilian Noninstitutionalized Persons Age 16+
                                     -------------------------------------------------
Mobility and Disability                   Total           Age 65+           Age 75+
------------------------           ---------------    --------------    ----------------
Persons ........................   2574165  100.0%    397419  100.0%    164356     100.0%
 With Mblty or Care Lmts. ......    155569    6.0%     76531   19.3%     48526      29.5%
  Mobility Limits Only .........     54553    2.1%     31996    8.1%     21284      12.9%
  Self Care Limits Only ........     54702    2.1%     16910    4.3%      8084       4.9%
  Both Limits ..................     46314    1.8%     27625    7.0%     19158      11.7%
No Mblty or Care Limits ........   2418596   94.0%    320888   80.7%    115830      70.5%


With a Work Disability .........    255171    9.9%    110687   27.9%
 In Labor Force ................     70502    2.7%      7207    1.8%
  Employed .....................     61341    2.4%      6365    1.6%
  Unemployed ...................      9161    0.4%       842    0.2%
 Not in Labor Force ............    184669    7.2%    103480   26.0%
  Prevented from Working .......    159636    6.2%     89709   22.6%
  Not Prevented from Wrk .......     25033    1.0%     13771    3.5%
No Work Disability .............   2318994   90.1%    286732   72.1%
 In Labor Force ................   1736013   67.4%     58429   14.7%
  Employed .....................   1632450   63.4%     55498   14.0%
  Unemployed ...................    103563    4.0%      2931    0.7%
 Not in Labor Force ............    582981   22.6%    228303   57.4%




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
         1996 estimates and 2001 projections produced by Claritas Inc.
                   Copyright 1996 Claritas Inc. Arlington, VA


--------------------------------------------------------------------------------
HealthCare Property Appraisers of America, Inc.

The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------






                          MARKET AREA AND NEIGHBORHOOD

--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
HealthCare Property Appraisers of America, Inc.

                                  NEIGHBORHOOD


                                   [PICTURES]

                                  NEIGHBORHOOD


                                   [PICTURES]

                                  NEIGHBORHOOD


                                   [PICTURES]

                                  NEIGHBORHOOD


                                     [MAPS]

The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------


                          MARKET AREA and NEIGHBORHOOD


MARKET AREA


The overall market area served by The Cambridge Nursing Home covers a wide geographic range. The proximity of the subject facility to its supporting population base (i.e., prospective residents and their families) is important to its successful operation. Prospective residents consider the distance from their homes and neighborhoods, but also the distance from their families and established support services (e.g., doctors, therapists). Proximity to the subject facility may be less important for government subsidized residents, who often have fewer choices and limited input in the selection process. Financially independent residents can afford to be selective about their living accommodations, but are often more concerned about the availability and quality of services. After considering a wide range of facts pertaining to the subject market and neighborhood, we believe the subject property's market area to include the entire neighborhood of Cambridge.


NEIGHBORHOOD


Most communities tend toward groupings of consistent land uses, with areas devoted to the various uses termed "physical neighborhoods." Neighborhood use in this context can be further defined as: "A portion of a larger community, or an entire community, in which there is a homogeneous grouping of inhabitants, buildings, or business enterprises. Inhabitants of a neighborhood usually have a more than casual community of interests and a similarity of economic level or cultural background. Neighborhood boundaries may consist of well defined natural, political or man-made barriers, or they may be, more or less, defined by distinct changes in land use or in the character of the inhabitants."


Frank Ramseur of HealthCare Property Appraisers of America, Inc. inspected the subject property and its neighborhood on April 1, 1997; all comments should be considered to be relative to the date of inspection.



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The subject neighborhood is located approximately one mile northeast from the center of the Central Business District of Cambridge, Massachusetts. All of the neighborhood lies within the municipal limits of Cambridge, which is considered to be a bedroom community of Boston. We consider the subject neighborhood to include the area lying south of the Somerville City Limits, north of Massachusetts Avenue, east of Alewife Brook Parkway and west of Porter Square and Somerville Avenue. This area is known or referred to locally as the North Cambridge Area.

The area is mixed in nature. The various property types found in this neighborhood are distributed approximately as follows:

         Single-Family                 30%
         Multifamily                   15%
         Commercial/Retail             24%
         Office                        10%
         Institutional                 20%
         Recreation/Parks               1%
                                      ----
         Total                        100%

Single-family residential structures, which constitute approximately 30% of the neighborhood, appear to be 30 to 80 years in age. Typical homes range in size from 1400 to 2500 square feet with home values generally ranging from $185,000 to $400,000. Homes are well maintained and exhibit some pride of ownership. Typical neighborhood residents are considered as being in a upper middle income bracket. Owner occupancy in the neighborhood is considered to be approximately 85%. Multifamily properties, which make up approximately 15% of this neighborhood, are approximately relatively new and fairly well maintained. They serve a part of the multifamily market best described as middle income tenants.

Retail structures constitute approximately 24% of the neighborhood and consist of neighborhood shopping centers and local mall shopping centers. They are fairly well maintained and occupancy appears to be full.


Office buildings represent approximately 10% of the neighborhood, typically consist of low- and mid-rise brick structures. They are approximately 10-50 years in age, and rated good in maintenance



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and condition. Typical office occupants include dentists' offices, and other general neighborhood-type offices.


Institutional structures comprise approximately 20% of the neighborhood. They consist of libraries with colleges and universities near by. These structures are approximately new to 50 years in age and fairly well maintained. Houses of worship of several denominations are within a five minute drive of subject.


Parks and recreational facilities consist of small parks in Cambridge with parks along the Charles River.


The subject property is joined by single-family and multi-family apartments on its north side, retail/offices and commercial and Massachusetts Avenue on its south side, offices and retail on its west side, and an apartment under construction on its east side. There is construction ongoing across the street from subject for the new luxury townhouses.

The subject property is considered to be in general conformity with other properties in the neighborhood. The appearance and reputation of this area generally is considered to be good, and the property values in the area appear to be stable. We expect that trend to continue over the next few years.

Neighborhoods generally evolve through a pattern of growth and development. They evolve from vacant, unimproved land through slow growth, steady to rapid growth, reach a built-up or stagnant phase, and then begin to decline, with various plateaus and modernization periods along the way. In that continuum of growth, development and aging, the subject neighborhood is currently considered to be fully developed with some redevelopment ongoing.

A neighborhood's population make-up can dramatically affect the success of a nursing home. As in all real estate, the economics of the immediately surrounding population affect the ability of The

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Cambridge Nursing Home to market its real estate and services. The subject neighborhood's population make-up would have a good appeal to a self-pay oriented market.


In summary, this neighborhood is considered to be primarily a middle to upper middle class residential area with neighborhood shopping along traffic arteries.



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                                    SITE DATA

-------------------------------------------------------------------------------





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                                    SITE DATA


LOCATION: The Cambridge Nursing Home site is located at 1 Russell Street at the corner of Russell Street and Massachusetts Avenue.


PHYSICAL CHARACTERISTICS: The subject is a corner lot with approximately 150 front feet along the west side of Russell Street and approximately 144 front feet along the north side of Massachusetts Avenue. It is rectangular in shape and contains approximately 21,600 sf of gross area, based on public records.


ZONING: According to the town of Cambridge, the subject property is zoned both Business A-2 and Residential B-2. The subject improvements are considered to be a legal, conforming use.


TOPOGRAPHY: , The subject site lies at street grade. General area topography is level. The subject site is basically level and cleared. Drainage appears adequate.


EASEMENTS AND ENCROACHMENTS: Our site inspection of The Cambridge Nursing Home revealed no adverse easements or encroachments. This property is subject to typical street and utility easements. It should be noted that we would defer to competent legal counsel for verification of these and all other legal matters.


ACCESS: Access to the site is considered excellent. It has two access points from Massachusetts Avenue, a paved four-lane traffic artery. Russell Street is designated as one way north bound.


VISIBILITY: The site's visibility is rated excellent from Massachusetts as the subject property is a corner lot.


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DRAINAGE/FLOOD ZONE: According to National Flood Certification Services, Inc.,
the subject property is not located on a National Flood Insurance Program Map
(NFIP) designated flood hazard area. It is found on Community Panel # 250186-0001B dated 07/05/82, in an area designated as Zone C. This Zone generally refers to: "Areas of minimal flooding".


UTILITIES: The site is served by all municipal utilities and services including water, sewage, police and fire protection. Gas, telephone and electricity are provided by public utility firms.


TRAFFIC ARTERIES: The site has excellent proximity to major traffic arteries. It fronts on Massachusetts Avenue which connects to two N/S arterial streets:
Alwife Brook parkway one mile west and US Hwy 1 and Massachusetts Turnpike I-9 approximately five miles east.


                              HIGHEST AND BEST USE


The Highest and Best Use of land is that use which may be reasonably expected to produce the greatest net return to the land over a given period of time. Moreover, it is that legal use which will yield to the land the highest present value which is economically feasible, legally permissible and maximally productive. The Highest and Best Use analysis is the basis for the final conclusions drawn in this report.


Land is valued as though it were unimproved and available for whatever use would produce the maximum return. Improved property is valued according to the extent to which the improvements are consistent with the Highest and Best Use of the site as if unimproved. The Highest and Best Use of the total properties "as improved" is often determined to be different from the Highest and Best Use of the land when considered as though "unimproved" and available for development. In most cases, the existing use will continue until the land value under its Highest and Best Use exceeds the total value of the property in its existing use. As long as improvements contribute to the land, they constitute the Highest and Best Use.



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                           DESCRIPTION OF IMPROVEMENTS

--------------------------------------------------------------------------------


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





                                    SUBJECT


                                   [PICTURES]

                                    SUBJECT


                                   [PICTURES]

                                   FLOOR PLAN


                                     [MAPS]

                                   FLOOR PLAN


                                     [MAPS]

                                   FLOOR PLAN


                                     [MAPS]

                                   FLOOR PLAN


                                     [MAPS]

                                    SUBJECT


                                   [PICTURES]

The Cambridge Nursing Home, Cambridge, Massachusetts
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                           DESCRIPTION OF IMPROVEMENTS


Long-term care facilities must be designed with specific needs in mind. Typical residents frequently have partially impaired vision, hearing, sense of touch, mobility, agility, and orientation to time and place. To compensate for a decrease in ability to distinguish colors, brightness, and depth perception, developers need to emphasize bright colors against neutral backgrounds and bold prints. There is also a need for increased interior and exterior lighting, prevention of glare, and an emphasis on different color carpets to distinguish stairs from floors. To compensate for decreased overall hearing ability, reduced capability to discern high pitched sounds, and inability to discriminate normal conversation from background noises, developers need to emphasize amplifiers on telephones, PA systems, smoke detectors, installation of alarm systems with flashing lights, and sound-absorbing materials in areas promoting socialization. To deal with poor mobility and agility, including the use of wheelchairs, canes and walkers, developers need to be cognizant of the length of halls, chairs versus benches, smooth walking surfaces, wide halls and doorways for wheelchairs, automatic sliding doors, the placement of handrails usable by both wheelchair and ambulatory residents, and special kitchen and bathroom arrangements. Decreased sensitivity to touch and circulation requires an awareness of the increased need for and ease of adjustment in heating/cooling for the private areas, and attention to the environmental tactile question in general. Poor orientation to time and place and memory loss can be assisted by environmental cues such as different colored floors, culturally familiar designs, activity boards, and large clocks. A well-designed facility for the disabled will incorporate many or all of these features. The subject property includes many of these features.


Frank Ramseur of HealthCare Property Appraisers of America, Inc. made an inspection of the subject property on April 1, 1997. The following description of improvements describes the buildings as they appeared to our inspector on the date of inspection.



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SUBJECT IMPROVEMENTS


The subject site is improved with a three-story building utilized as The Cambridge Nursing Home. The structure's initial completion date was 1967. It is rectangular in shape. The appraiser considers the subject building structure to contain a functional area of approximately 24,700 sf or 208 sf per bed.


The structure appraised contains all of the functional spaces typically found in buildings designed for nursing home occupancy, including offices, lobby, activity department, physical therapy, beauty shop, kitchen and dining area, laundry, therapy rooms, three nurses' stations, public and employee baths, and bedrooms. There are dining rooms on each floor which makes it possible to serve meals at one seating per meal. The structure has a total possible utilization of 119 beds and is configured for 119 beds.


The subject's physical structure appears to be of good quality construction and amenities. The physical plant has average appeal to potential residents and families with sufficient financial resources to be selective in their choice of a facility.


No Physical Deterioration-Curable (deferred maintenance) was observed. The structure contains no Functional Obsolescence and the facility is considered to be functional and modern with the exception of the need for window air conditioning units. These will be required by the city on July 1, 1997. No External Obsolescence is noted.


The Effective Age of the structure is 30 years, and the Remaining Economic Life is considered to be 30 years. Architecture and layout are considered typical for a nursing home and appears in conformity with the community.


Following is a topical outline of the major improvements:


SITE PREPARATION: The building site was cleared, graded and prepared for construction.


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FOUNDATION: Foundations consisted of concrete bearing walls.


FRAME: Frame was reinforced concrete with brick face.


FLOOR STRUCTURE: Floor structure was elevated concrete slab.


FLOOR COVERING: Floor covering was carpet on pad and vinyl composition tile.


CEILING: The ceiling consisted of acoustical, organic fiber in the basement hallway and gypsum board, taped and painted with insulation in all other areas.


INTERIOR CONSTRUCTION: Interior construction was masonry.


PLUMBING: All patient bathrooms are two- or three-fixtured china/porcelain fixtures including chrome hardware, grab bars and other invalid aids. Individual bathtubs and showers feature non-slip surfaces, grab bars, shower hoses and non-ambulatory lifts. The property's plumbing is adequate. All rooms have a private half-bath (toilet).


SPRINKLER: The subject is partially sprinklered.


HEATING, COOLING, VENTILATION: The property is heated with hot water and air conditioned with window units in the administrator's office and dining area.


ELECTRICAL: Fully wired and lighted with three-phase wiring, adequate to provide lighting and power for all equipment operation including fluorescent and incandescent lighting, reading lights over each bed, nurse call system, fire alarm system, and intercom system.


EXTERIOR WALLS: Exterior walls were brick on concrete block.


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EXTERIOR STAIRS: There are two exterior fire escapes and one interior flight of concrete and steel stairs. The interior stairs are carpeted and finished out.


ELEVATORS: There is one hydraulic elevator serving three floors and the basement.


WALL ORNAMENTATION: Wall ornamentation was face brick.


ROOF STRUCTURE: Roof structure was wood joists, wood deck.


ROOF COVER: Roof was built-up composition with tar and gravel roof cover.


BASEMENT: The basement was brick masonry walls with finished interior with electricity and lighting.


PARKING: Parking and drives of 2" plant mix asphalt on a crushed stone base. Marked parking areas.


DOORS & WINDOWS: Interior doors are solid core. Windows were double hung in wood frame.


EQUIPMENT: Specialized equipment necessary for operation as a nursing home facility has been considered in valuing the subject property. Included in this category are institutional kitchen equipment, stainless steel sinks, food preparation counters, ovens, stoves, dishwashers, walk-in coolers and freezers, exhaust fans and grease traps.
There are three Century tubs with two Hoyer lifts.


Laundry equipment includes two Uniwash washers and two American 50 pound dryers rated good in condition.



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Kitchen equipment includes a dishwasher, one walk-in freezer, one freestanding freezer, one Hobart Refrigerator, one freestanding cooler, one natural gas range/oven and gas one steam table.


ROOM FURNISHINGS: Include a bed, night stand, chair and retractable privacy curtain.


WALKS & DRIVES: Walks are approximately 41"wide and constructed of 2 1/2" concrete.


LANDSCAPING: Rated average. The lawn is/is to be well established.




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                             COST APPROACH TO VALUE

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The Cambridge Nursing Home, Cambridge, Massachusetts
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                             COST APPROACH TO VALUE


The Cost Approach is frequently a reliable indicator of a property's value. The Principle of Substitution dictates that The Cambridge Nursing Home will be worth no more than the cost to reproduce improvements with equal utility on an equally desirable site. Conversely, in an active building market, most properties are usually worth at least as much as their cost to reproduce.
Otherwise, developers would not be building comparable buildings.


The initial step in the Cost Approach was the estimation of land value. The appraiser next estimated the current construction costs to replace subject's building improvements. The appraiser also considered the possible existence of the three types of depreciation: Physical Deterioration, Functional Obsolescence, and External Obsolescence.


To estimate the actual construction cost of the improvements, the appraiser consulted with various contractors and architects familiar with this type construction. We also have personal knowledge of comparable structures which have been built and are familiar with their actual costs. Finally, we checked with Marshall and Swift Valuation Service to ascertain the current cost factors for this type construction in Cambridge.



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                                 Site Valuation


There are several methods which appraisers may use to estimate vacant land values. These methods include the direct sales comparison, allocation, land residual technique, direct capitalization of ground rent, and the land development method. The direct sales comparison method is based upon the principle of substitution. This is the best method whenever adequate quantities of verified comparable sales data is available. We have used both the direct sales comparison and allocation methods. For nursing home sites, the land residual or land development methods are not a reliable indicator of value.


Direct Sales Comparison


The direct sales comparison technique is based on the economic principle of substitution. This principle states the value of a property tends to be fixed by the costs of acquiring an equally desirable substitute property with the same or similar utility and physical characteristics. Comparisons are made between the property appraised and the sales of similar properties which have occurred in the marketplace. Typically, units of comparison are derived such as a sales price per square foot, sales price per front foot, or sales price per building unit. In the case of an apartment property, the economic indicator might be cost per apartment, whereas in the case of a nursing home, the unit of value would be cost per patient bed. The comparables are adjusted to reflect similarities and dissimilarities of each to the subject for such characteristics as location, time of sale, existing market conditions, and the physical characteristics of the property. The adjusted sales prices of the comparables then become an indication of value for the subject. In the case of the subject, we have looked to properties with similar zoning and land use which have sold within the Cambridge area.


The comparable sales utilized in this analysis are summarized in the land sales summary and the adjustment grid which follow this section. A complete description of the individual sales used is also included within this section.



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                                  LAND SALE #1

LOCATION:                                   258 Monsignor O'Brien Hwy
                                            Cambridge, MA
BUYER:                                      Cambridge Inn Realty Trust
SELLER:                                     Modern Continental Enterprises, Inc.
CONFIRMATION:                               Grantor
DATE OF SALE:                               06/28/96
SIZE:                                       22,000 plus or minus s.f,
ZONING:                                     Special District I
TOPOGRAPHY:                                 Level
SALE PRICE:                                 $570,000
COST/UNIT:                                  $25.91 s.f.

COMMENTS:                Site is located on Msgr. O'Brien Highway near the
                         Somerville lien within walking distance of Lechmere
                         MBTA train station, the Galleria, and the Museum of Science. A special permit was granted to construct a 112 room hotel. In addition to the purchase price, the grantee paid approx. $30,000 to remediate an environmental issue. The special permit required that the grantee secure 10 additional off site parking spaces.



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                                  LAND SALE #2

LOCATION:                                    191-199 Monsignor O'Brien Highway
                                             Cambridge, MA

BUYER:                                       Natraj Realty Trust

SELLER:                                      Salvatore A. Ramasci, Jr.
CONFIRMATION:                                Broker, All Star Realty
DATE OF SALE:                                08/20/96
SIZE:                                        17,330 s.f,
ZONING:                                      Special District I
TOPOGRAPHY:                                  Level
SALE PRICE:                                  $615,000
COST/UNIT:                                   $35.49 s.f.

COMMENTS:             Site is to be developed with a 120 room hotel. The site
                      was vacant at the time of sale and there were no environmental problems, according to the selling broker.




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                                  LAND SALE #3

LOCATION:                                    844 McGrath Highway
                                             Somerville, MA
BUYER:                                       Tage Asspcoates Limited Partnership
SELLER:                                      844 McGrath Limited Partnership
CONFIRMATION:                                Grantee's Attorney

DATE OF SALE:                                08/29/96

SIZE:                                        97,685 s.f.
ZONING:                                      Business Park
TOPOGRAPHY:                                  Level
SALE PRICE:                                  $1,684,500
COST/LTNIT:                                  $17.24 s.f.

COMMENTS:                  Located near Assembly Square Mall, site of the
                           "Memory Lane" restaurant and parking lot. Purchased with no permits in place. Discussions with Somerville officials indicate that a 120 room motel is anticipated on the site although the developer may request approval for 150 rooms.




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                                  LAND SALE #4

LOCATION:                                    201 Salem Street
                                             Medford, MA
BUYER:                                       Medford Cooperative Bank
SELLER:                                      Anthony & Frances Salvati
CONFIRMATION:                                Broker and Grantee
DATE OF SALE:                                03/17/95
SIZE:                                        11,725 s.f.
FRONTAGE:                                    90 FF on Salem and 87 FF on Hadley

ZONING:                                      Apartment I

TOPOGRAPHY:                                  Level
SALE PRICE:                                  $189,900
COST/UNIT:                                   $16.20 s.f.

COMMENTS:                  Corner lot one block east of Route 93, previously
                           improved with a wood frame two family dwelling that was demolished for construction of a 3,000 plus or minus s.f. branch bank. Proposed development required a use variance, however, sale was not contingent upon City Approvals.




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                                  LAND SALE #5

LOCATION:                                    367 Medford Street
                                             Malden, MA

BUYER:                                       Robert W. Palmer, Trustee
SELLER:                                      John J. Troisi, Trustee
CONFIRMATION:                                Mortgagee

DATE OF SALE:                                11/01/94
SIZE:                                        8,525 s.f.
FRONTAGE:                                    95.16 FF on Medford, 90.50 FF on
                                             Highland
ZONING:                                      Neighborhood Business
TOPOGRAPHY:                                  Level
SALE PRICE:                                  $175,000
COST/UNIT:                                   $20.53 s.f.

COMMENTS:                  Site of former gasoline service station. The 1,380
                           shell is to be remodeled into a neighborhood restaurant. Site is located at the intersection of Medford Street and Highland Avenue near the Medford line.


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
                               LAND SALES SUMMARY & ADJUSTMENT GRID
--------------------------------------------------------------------------------------------------------------------
Comparison #          Subject               No.1          No. 2            No. 3            No. 4         No. 5
Address             1 Russell        258 MOB Hwy    191 MOB Hwy      844 McGrath        201 Salem   367 Medford
                 Cambridge, MA      Cambridge, MA  Cambridge, MA     Somrvle, MA      Medford, MA    Malden, MA
                           MA                 MA             MA               MA               MA            MA
--------------------------------------------------------------------------------------------------------------------
  SITE DATA
Size (SF)              21,600             22,000         17,330           97,685           11,725         8,525
Size (Acres)             0.50               0.51           0.40             2.24             0.27          0.20
Zoning                  A2/B2                SDI            SDI          Bus Prk            Apt I     Neigh Bus
Topography              Level              Level          Level            Level            Level         Level
Utilities                 All                All            All              All              All           All

  SALE DATA
Reported Sale Price                     $570,000       $615,000       $1,684,500         $189,900      $175,000
Sale Price / SF                           $25.91         $35.49           $17.24           $16.20        $20.53
Sale Price / Acre                     $1,128,600     $1,545,840         $751,157         $705,505      $894,194
Transaction Type         ----             Closed         Closed           Closed           Closed        Closed
Rights Conveyed          ----         Fee Simple     Fee Simple       Fee Simple       Fee Simple    Fee Simple
Financing Terms          ----               Cash           Cash             Cash             Cash          Cash
   adjustment            ----               ----           ----             ----             ----          ----
Condition of Sale        ----              Arm's          Arm's            Arm's            Arm's         Arm's
                                          Length         Length           Length           Length        Length
                                            ----           ----             ----             ----           ---
Recorded Sale Date       ----               6/96           8/96             8/96              3/95        11/94
  adjustment             ----               ----           ----             ----              ----          ---
Location                 ----            Similar        Similar          Similar           Similar      Similar
  adjustment             ----               ----           ----             ----              ----         ----
Size                     ----            Similar        Similar            Larger          Similar      Similar
   adjustment            ----               ----           ----               35%             ----         ----
Zoning                   ----            Similar        Similar           Similar         Inferior      Similar
   adjustment            ----               ----           ----              ----              50%         ----
Topography               ----            Similar        Similar           Similar          Similar      Similar
   adjustment            ----               ----           ----              ----             ----         ----
Frontage/Visability      ----            Similar        Similar           Similar          Similar      Similar
   adjustment            ----               ----           ----              ----             ----         ----
Utilities                ----            Similar        Similar           Similar          Similar      Similar
   adjustment            ----               ----           ----              ----             ----         ----
       Adjusted Price / Sq Ft             $25.91         $35.49            $23.28           $24.29       $20.53
            Avg Price / Sq Ft             $25.90
          Adjstd Price / Acre         $1,128,600     $1,545,840        $1,014,063       $1,058,257     $894,194
             Avg Price / Acre         $1,128,191
--------------------------------------------------------------------------------------------------------------------

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Reconciliation of Comparable Sales


The comparables have already been adjusted to the subject in respect to location, size, zoning, topography, corner influence, and utilities. The unadjusted sales prices range from 16.20 to $35.49 per square foot. After the adjustments, the comparables form a tighter range of $20.53 to $35.49 per square foot. The average adjusted price per square foot was $25.90. Typically, the comparables which have the least adjustments are most representative of the subject. Accordingly, it is our opinion that the subject 21,600 sf site has a market value of $550,000 or $25.46 sf.


Considering the land sales data available and prices being paid by developers of nursing homes in similar communities, we estimate the land value of the site supporting the building and improvements to be $550,000.


This represents the following value per indicator:


         Land Value Per Size Unit                               $25.46 sf
         Land Value Per Unit (bed/apt)                          $4,622/bed
         Land Value as % of Project Cost                         14.43%


         SITE VALUE                                             $550,000
                                                                -----------
                                                                -----------


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                                 Building Costs


This appraisal firm compiles construction cost data on new and proposed facilities throughout the United States. The hard construction costs vary considerable depending upon geographical location and quality of improvements. To estimate the Replacement Cost of The Cambridge Nursing Home, the appraiser utilized the Segregated Cost Method of cost estimating. This method is designed to give separate consideration to all the major construction components of a building. Many parts of a building, such as floor, ceiling and lighting, increase in cost directly as the floor area of the building increases. Other building costs vary with relation to parameters other than the floor area. However, most costs can be related to floor area, wall area, roof area, or sometimes an individual count of unit installations.


To facilitate the application of these individualized costs, they are grouped so that all costs related to floor area can be added together and applied to the total floor area, all wall area costs can be added together and applied to the wall area, and all roof costs can be applied to the ground floor or roof area.


The appraiser utilized the Marshall and Swift Valuation Service, which is the most widely recognized cost estimating manual in the world. This manual separates each type of building by occupancy, type of construction, and quality. It also makes adjustments for current cost factors on a monthly update basis.


Using the Marshall and Swift Valuation Service, the appraiser selected the particular construction characteristics of The Cambridge Nursing Home building improvements and selected the appropriate quantity cost factors and adjustments.


Using the computer program, a Replacement Cost New of subject's building improvements as well as individual estimates of depreciation for each component item were developed. The computer calculations included all Direct Costs. The Marshall and Swift Valuation Service includes


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architectural fees, loan interest and some other minor Indirect Costs. It specifically excludes some of the costs of doing business, or Indirect Costs, which we have estimated as follows:

         Taxes                                                   0.4%
         Marketing                                               0.4%
         Loan Points and Fees                                    2.0%
         Legal                                                   0.5%
         Accounting                                              0.2%
         Government Licensure & Permits                          4.5%
         Working Capital                                         4.0%
                                                               -------
         Total Indirect Costs                                   12.0%

Our estimate of Indirect Costs and Developer's Profit and Overhead were based on a percentage of Total Cost-New (depreciated at the same rate as the building improvements). The Total Cost-New includes not only Direct Cost of construction, as developed by the Marshall and Swift Valuation Service, but also the cost of land, furniture, fixtures and equipment.


The Developer's Profit and Overhead was estimated at 15% of the Total Cost-New. As an alternative to investors, Baa Bonds are currently yielding seven to eight percent. The developer's profit should be higher than the Baa Bond rate as it is somewhat riskier.


HealthCare Property Appraisers of America, Inc. compiles cost data on furniture, fixtures and equipment budgets for facilities like subject. A summary of some of the more recent transactions follows:


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                        NURSING HOME EQUIPMENT COST DATA

                                                                        PRICE OF              COST OF
DATE SOLD                       CITY        STATE         BEDS             FF&E              FF&E/BED

     05/92              Clearwater             FL          120          $210,000               $1,750
     02/90              Fluvanna               VA           60          $225,000               $3,750
     03/90              Goochland              VA           72          $250,000               $3,472
     04/92              Decaturville           TN           60          $210,000               $3,500
     02/92              Charlotte              NC          120          $420,000               $3,500
     05/92              Asheville              NC          120          $420,000               $3,500
     01/92              Virburnum              MO           60          $120,000               $2,000
     09/91              Corrigan               TX           90          $160,000               $1,778
     09/91              Wells                  TX           96          $168,000               $1,750
     09/91              Brownwood              TX          130          $230,000               $1,769
     10/91              Port Orange            FL          120          $600,000               $5,000
     07/91              Orange City            FL          120          $600,000               $5,000
     05/91              Covington              TN          196          $350,000               $1,786
     02/91              Melbourne              FL          120          $315,000               $2,625
     04/91              Whites Creek           TN           97          $280,000               $2,887
     07/92              Casper                 WY          120          $350,804               $2,923
     07/92              Palm City              FL          116          $650,000               $5,603
     07/92              Ashland                TN           90          $260,000               $2,889
     02/94              Lychburg               VA          100          $380,000               $3,800
     06/93              Ashland City           TN           90          $260,000               $2,889
     05/94              Hilo                   HI          120          $490,000               $4,083
     12/95              Dyer                   TN          120          $400,000               $3,333
                                                                                               ------

                                                     Average                                  $3,163
                                                     Minimum                                  $1,750
                                                     Maximum                                  $5,603


After considering the geographical location, size, and quality of the subject property, we believe a cost new of $3,500 per unit to be appropriate. This indicates a personal property value for the subject as follows:



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        FF&E COST NEW             # OF INCOME                   FF&E COST NEW
         (PER UNIT)       X     GENERATING UNITS       =           (TOTAL)
        -------------           ----------------                -------------
           $3,500         X         119 Beds           =          $416,500




Our on-site inspection of The Cambridge Nursing Home did not reveal any obvious Physical Deterioration-Curable (deferred maintenance). Overall, the property appeared to be well maintained with the exception of the need for window air conditioning units (estimated cost of $25,000). These will be required by the city on July 1, 1997. Otherwise, only normal maintenance situations were observed. Physical Deterioration-Incurable, caused by natural aging of the building structure in existing buildings, was estimated by the Marshall & Swift Valuation Service based upon a data bank of sold depreciated properties.


The depreciation section of the Marshall and Swift Valuation Service is primarily designed to measure Physical Deterioration-Incurable only. It does not measure Physical Deterioration-Curable, i.e., Deferred Maintenance, or any loss in value due to Functional Obsolescence that might be found in the specific subject property, or External Obsolescence that might exist in the subject neighborhood. The Marshall and Swift Valuation Service calculations are based upon analysis of actual sales data from a large number of properties of subject's type that have been sold within the last year. These sales prices, after deletion of personal property and land values, are compared to construction cost figures for new and similar properties. The resulting depreciation estimate by the Marshall and Swift Valuation Service will not exactly equal depreciation when calculated on an age-life basis (which is basically an accounting method that has little or nothing to do with the market place.) The Marshall and Swift market data method is considered to be a more refined and accurate method as it is based on actual data from the market.


The real estate is functional in all respects and considered to be competitive with nursing homes being constructed today. [Therefore, no Functional Obsolescence was deducted.]


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Our inspection of the neighborhood and the surrounding properties did not reveal any situations which would detract from subject's value. Therefore, no deduction was made for External Obsolescence.


Our physical inspection of the subject indicated that the personal property, i.e. furniture, fixtures and equipment, is generally in good condition relative to its age. We have assumed an average useful life of ten years and an effective age of 7 years, indicating depreciation of 70% (7 years -- 10 years).


Depreciation on the personal property is estimated as follows:



     FF&E COST NEW      X        % DEPRECIATED        =     DEPRECIATION
     -------------               -------------              ------------
       $416,500         X            70%              =       $291,550



Following is a component breakdown of Replacement Costs for the improvements and depreciation:


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OCCUPANCY: CONVALESCENT HOSPITAL

CLASS: C Masonry                             COST RANK: 2.0 Average
EFFECTIVE AGE:  25 YEARS                     CONDITION: 3.0 Average
NUMBER OF STORIES:  3.0                      AVERAGE STORY HEIGHT: 10.0
FLOOR AREA:  24,700 Sq. Ft.                  COST AS OF: 4/97

                                                                    REPLACEMENT COST
COMPONENT                            UNITS            COST          NEW        DEPR
EXCAVATION & SITE PREPARATION:
 Site Preparation ............       8,151            0.25         2,038       1,162
FRAME:
 Concrete, Reinforced ........       8,151           11.38        92,758      52,872
FLOOR STRUCTURE:
 Concrete on Ground ..........       8,151            3.54        28,855      16,447
 Concrete, Elevated Slab .....      16,549           10.17       168,303      95,933
 SUBTOTAL ....................                                   197,158     112,380
FLOOR COVER:
 Carpet and Pad ..............       9,880            3.68        36,358      20,724
 Vinyl Composition Tile ......      14,820            1.83        27,121      15,459
 SUBTOTAL ....................                                    63,479      36,183
CEILING:
 Acoustical, Mineral Fiber ...      24,700            1.84        45,448      25,905
PLUMBING:
 Plumbing ....................      24,700            7.73       190,931     108,831
FIRE PROTECTION:
 Sprinklers ..................      24,700            2.09        51,623      29,425
HEATING AND COOLING:
 Hot Water ...................      24,700            6.72       165,984      94,611
 Window Heat Pump ............           5           1,197         5,985       3,411
SUBTOTAL .....................                                   171,969      98,022
ELECTRICAL ...................
 Electrical ..................      24,700            9.14       225,758     128,682
EXTERIOR WALL:
 Brick, Block Back-Up ........      17,290           22.67       391,964     223,420
 Insulation ..................      17,290            0.87        15,042       8,574
 SUBTOTAL ....................                                   407,006     231,994
WALL ORNAMENTATION:
 Brick, Face .................      17,290           10.10       174,629      99,539
ROOF STRUCTURE:
 Wood joists, Wood deck ......       8,151            4.80        39,125      22,301
ROOF COVER:
 Built-Up Composition ........       8,151            1.76        14,346       8,177
ELEVATORS:
 Elevator ( 4 Stops) .........           1          68,509        68,509      39,050
SUBTOTAL SUPERSTRUCTURE ......      24,700           70.64     1,744,777     994,523



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

                                                                  REPLACEMENT COST
COMPONENT                            UNITS            COST        NEW        DEPR
BASEMENT:
 Brick Masonry Wall ............        8,151         20.21       164,732       93,897
 Interior Const., Part Finished         8,151         11.19        91,210       51,990
 Electrical, Finished ..........        8,151          8.68        70,751       40,328
 SUBTOTAL ......................                                  326,693      186,215
YARD IMPROVEMENTS:
 Paving, Asphalt ...............       12,350          2.10        25,935       14,783

TOTAL ..........................                                2,097,405    1,195,521

ARCHITECT'S FEES ...............          7.0%                    147,517       84,085

REPLACEMENT COST NEW ...........       24,700         90.89     2,244,922
DEPRECIATION ...................        (43.0%)                  (965,316)
DEPRECIATED COST ...............                                              1,279,606

ROUNDED TO NEAREST ............$100                             2,244,900     1,279,600
Cost Data by MARSHALL & SWIFT



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                            SUMMARY OF COST APPROACH

Bldg. Improvements-Replacement Cost                                               $2,244,900
Indirect Costs                                                                       385,368
Developer's Profit & Overhead @ 15%                                                  481,710
Total Costs:                                                                      $3,111,978
                                                                                  ---------

Less Depreciation:
    Physical Deterioration - Curable                            $25,000
    Physical Deterioration - Incurable -
    Replacement Costs                                           940,316
    Physical Deterioration - Incurable -
    Indirect Costs                                              161,418
    Physical Deterioration - Incurable -
    Devel. Profit & Overhead                                    201,773
    Functional Obsolescence                                           0
    External Obsolescence                                       891,736
                                                                -------
Total Depreciation                                                                 2,220,242
                                                                                  ---------
Depreciated Value                                                                   $891,736

Land Value                                                                          $550,000
                                                                                  ---------
Market Value--Real Estate                                                         $1,441,736

Add Furniture, Fixtures, Equipment                             $416,500
Less Depreciation                                               291,550
                                                                -------
Depreciated Value of FF&E                                                           $124,950
                                                                                  ---------

MARKET VALUE OF REAL & PERSONAL
PROPERTY By Cost Approach - "As Is"                                               $1,566,686

                                                                     (R)          $1,570,000
                                                                                  ---------
                                                                                  ---------

MARKET VALUE OF REAL & PERSONAL
PROPERTY By Cost Approach                                                         $1,591,686

AFTER ANY NEEDED CONSTRUCTION                                        (R)          $1,590,000
                                                                                  ---------
                                                                                  ---------





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                     INCOME CAPITALIZATION APPROACH TO VALUE

--------------------------------------------------------------------------------


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                    INCOME CAPITALIZATION APPROACH TO VALUE


To estimate The Cambridge Nursing Home's Market Value through the Income Capitalization Approach, the appraiser estimated the total gross income the project will generate by: (a) studying local and regional markets, (b) considering the economic feasibility of the project itself, and (c) considering competing projects and the underlying demand for this type facility.


From the total Gross Income estimate was deducted an estimate for Vacancy and Credit Loss. Even developments with extremely heavy demand usually experience some loss of rent due to "down time," when living units are re-decorated between residents. In addition, there are generally some bad debt losses in most projects. The appraiser also deducted an estimate of all Expenses the typical property owner might expect to incur. From this Net Operating Income estimate, the appraiser processed an estimate of the property's Market Value. This process is known as Capitalization and is simply a conversion of Net Operating Income into Market Value.




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                                  GROSS INCOME


A nursing home's Effective Gross Income is determined by three factors: (a) various daily charge rates, (b) payor type mix or census and (c) occupancy rate. Daily charge rates vary significantly from property to property, reflecting the services offered and the various payor sources. To develop an accurate estimate of revenue, the appraiser studied industry statistics, competing facilities, and all financial information available on the subject property itself.


SUBJECT


The Cambridge Nursing Home is licensed by the state for 119 Skilled Care (SNF) and Intermediate Care (ICF) beds. The subject property is certified in accordance with federal regulations pursuant to the Social Security Act as a provider of Medicaid (Title XIX) Services for 119 beds and is certified for 41 Medicare beds. It is currently configured and operated with 119 beds, with a maximum physical potential of 120 beds. The subject can potentially operate with 1 private bed, 64 semiprivate beds and 54 beds in three bed wards.


The actual unit mix is subject to periodic change as it is affected by numerous limiting factors. In estimating the stabilized unit mix, the appraiser considered: (a) the structure's physical capacity, (b) governmental licensing, certification, or regulatory limitations on specific wings, sections, or the structure as a whole or on distribution between skill or service levels, (c) market demands for private versus semiprivate or multi-resident space, (d) the current and historical unit mix actually experienced in the subject facility and/or competitors, and (e) management's philosophy on unit mix, marketing and operation.


After considering these factors, we projected a unit count and mix that we believe might be projected by a potential purchaser. Our economic projections are based upon a total of 119 beds, including 1 private bed, 14 semiprivate beds and 54 beds in three-bed wards. The actual unit mix at any specific point in time could be more or less than the number utilized in our


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economic projections, which recognized the subject's physical and licensing limitations and marketplace demands.


The subject's current rate structure is:


TYPE BEDS                                                $/Dav

SELF PAY REVENUE
         Skilled I - Private                            $188.00
         Skilled I - Semi-Private                       $175.00
         Skilled 11 - Semi-Private                      $156.00
         Skilled - Ward                                 $171.00
         Intermediate - Ward                            $152.00
GOVERNMENT PROGRAMS
MEDICAID
         Type H                                          $61.37
         Type J                                          $71.48
         Type K                                          $77.41
         Type L                                          $84.07
         Type M                                          $90.49
         Type N                                          $98.13
         Type P                                         $104.53
         Type R                                         $110.22
         Type S                                         $115.15
         Type T                                         $126.49
MEDICARE                                                $229.00




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                                 COMPARABLE DATA


Self-Pay Rates


Self-pay rates fluctuate depending upon general regional economics and state medicaid reimbursement programs. Although most state regulations do not control self-pay rates, there is usually some correlation between self-pay rates and medicaid rates.


To estimate the subject property's income stream, the appraiser studied the market for a nursing home in this location, including:


         - Seventy-five and over age group in the middle-income and above qualified household.

         -        Service area definition.

         - Nursing home bed population ratio, occupancy rates and private pay percentages.

         -        Competitors' rates, quantity and quality.

         -        Official bed need statistics by state/local health planners.

         - Availability of alternatives to nursing home care in the service area.

         - Access to other quality, long-term care facilities of complementary skill level for transfer reciprocation.

This appraiser typically prepares a market survey of competing long-term care facilities serving the immediate area and performs a walk-through inspection of most of them. We interview facility administrators, social services personnel, community hospital social workers, personnel of government agencies that administer nursing home reimbursement programs, and area physicians. We also do an in-depth interview with the subject's administrator and comptroller concerning the history of daily charge rates, occupancy, census mix, and competition. Due to the confidential nature of this assignment we were unable to conduct such an analysis in this appraisal. We have reviewed historical profit and loss statements and current bed and rate data as provided by the facility and have assumed future potential income will not differ significantly from historical income.


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Self-Pay Rate Conclusions


Its physical plant, amenities and services available suggested the operator's rate schedule to be appropriate. After considering the subject's physical plant, the quality and level of care provided, and its self pay census, we believe the subject's rate structure to be at market level and have adopted those rates with no adjustment.


Massachusetts Medicaid Reimbursement Rates


Following extensive discussions between the state and the Massachusetts Extended Care Federation, the Division of Medical Assistance approved a Medicaid rate formula for 1996 that included only two significant changes from the 1995 formula. First, nursing, variable, and Director of Nurses costs, which constitute approximately 80 percent of the average nursing facility's total costs were increased by a one-year cost-adjustment factor of 2.52 percent. Second, a flat capital allowance limit will be imposed on all replacement and renovation projects that did not hold an approved Determination of Need (DON) as of December 31, 1995, but become operational over the next year. All other major elements of the reimbursement formula, including the cost and acuity base year
(1993), and cost centers and ceilings, remained the same as in 1996. Approximately 72 percent of all nursing home residents in Massachusetts have their care financed by the Medicaid program.


Certificate of Need


Approval from the Massachusetts DON Office of the Department of Public Health is required for any substantial capital investment, substantial change in service, or change in ownership. However, existing homes can add up to 12 beds once during the life of a facility without a DON if spending thresholds are not exceeded.


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Bed Need Methodology


As of May, 1996, about 2,800 new nursing home beds had been approved but not yet licensed, and it was estimated that there was a growing surplus of beds. Therefore, the state has adopted a regulation imposing a moratorium on applications for new nursing facility beds until May 1, 2000. Providers with existing DONs for beds that have been approved but not yet licensed have until January 1, 2000 to complete construction and fully license the facility or they will lose their DONs. With very few exceptions, new applications for replacement and renovation projects will not be accepted until January 1, 1998. Holders of existing DONs for replacement and renovation projects have three years from the date of approval to complete construction. The average occupancy rate for nursing facilities in Massachusetts is currently 94%.


Medicaid


Massachusetts revised its Medicaid reimbursement methodology in 1990 and 1991, from a retrospective to a prospective case mix system, and then further modified and simplified the system effective January 1, 1994, and January 1, 1995. The methodology bases Medicaid payments on several cost components including variable costs, an administrative and general (A&G) allowance, nursing costs, an equity allowance for proprietary facilities, a use and an occupancy allowance for certain non-profit facilities, and a fixed cost pass-through of interest and depreciation for all facilities that were licensed or received a DON before the end of 1995. Most of the cost centers are subject to a minimum base year occupancy rate of 96 percent. Rates for calendar year 1996 are based on data from 1993 cost and case mix acuity reports. Allowable 1993 costs for nursing, variable, and Director of Nurses cost centers are inflated by a three-year-cost-adjustment factor of approximately 8.18 percent.


The variable cost portion of the rate is facility-specific. Ceilings are set for four peer groups constructed on the basis of two average case mix groupings (light and heavy care) and two geographic divisions (metropolitan Boston and the remainder of the state). The two case mix score groupings are determined using 1993 acuity data. Ceilings for each peer group are set equal to the



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median cost of each group plus 8 percent. The ceilings for 1996 range from
$34.12 to $37.76. Allowable 1993 variable costs are inflated by the three-year cost-adjustment factor of 8.18 percent.


The A&G allowance is based on a median 1993 A&G cost of $9.74 per day for all nursing facilities. Facilities with 1993 base year costs at or above the median receive $9.74 pr day adjusted by a two-year cost-adjustment factor of 5.52 percent. Facilities with a 1993 base year A&G costs below the median receive their actual 1993 base year A&G costs adjusted by the two-year cost-adjustment factor and an efficiency incentive equal to 25 percent of the difference between their actual costs and the $9.74 median. The A&G portion of the Medicaid rate has been frozen in 1996 at 1995 levels.


The state calculates facility-specific per diem nursing rates for each of the 10 case mix categories within three nursing home reimbursement regions. Case mix-adjusted per diem rates for the 10 categories are calculated for each facility on the basis of the individual nursing home's 1993 nursing costs, case mix, and number of management minutes. If a facility did not have any residents in some category in 1993, then the 1993 industrywide median number of management minutes is used. Nursing costs per management minute are subject to a ceiling equal to the median for the facility's region plus 10 percent. The ceilings for 1996 range from $0.260967 to $0.280735 per management minute. Allowable 1993 nursing costs are also inflated by a three-year cost-adjustment factor of 8.18 percent.


The nursing component is combined with the other rate components to generate 10 facility-specific per diem rates. Providers bill for each resident at one of these rates. A resident's case mix billing group can be updated every three months if his or her acuity changes. Payments for prescriptions, physician services, and all therapies are billed separately. Interim rate adjustments are available for increased capital expenses and increased government requirements. Additionally, in 1996, a fiscal hardship petition process was developed to assist facilities negatively impacted by the decision to maintain 1993 as the base year for costs and case mix acuity.


Self pay rates are subject to market competition while non-self pay (i.e., government funded) rates are set by state or federal government agencies. Governmental rates are dictated by the respective


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health care program and are based upon a cost of services reimbursement system, capital requirements, and profit. Because non-self pay rates often fluctuate widely between similar properties in the same general location, the best indicator of government support program rates is the historical experience of the subject itself or a cost reimbursement rate analysis prepared by a knowledgeable cost reimbursement accountant.


Current Medicaid Rate:                                      $61.37 to $126.49


For our income projections, we have recognized the subject's actual rates for medicaid and medicare.


OCCUPANCY


The appraiser researched occupancy of this type facility on a national, state and local basis. National statistics indicate long-term care facilities are experiencing a nationwide occupancy of 91.0%. Massachusetts's Department of Human Resources' most recent survey indicated a statewide occupancy of 94%.

We believe a potential purchaser would likely project a stabilized occupancy of 97.0% for the foreseeable future. Accordingly, we have used that occupancy rate in our projections.

CENSUS or PATIENT/RESIDENT MIX


The appraiser researched census-mix (the ratio of various payor types) in the market area. Patient distribution between government reimbursed programs and privately funded sources varies from state to state and facility to facility. Statewide factors contributing to a high self-pay census-mix include the existence of a Certificate of Need "CON" program, social factors, the state's restrictiveness on qualifying residents, statewide occupancy, and the adequacy of the state's reimbursement program. Massachusetts is considered low in these areas. Factors contributing to a high, self-pay census-mix in an individual facility in Massachusetts include reputation, quality of care, facility's age,

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participation in the Medicare program, competitiveness of rate structure, and therapeutic programs offered. The subject rates low in these areas.


The subject is currently experiencing the following census breakdown by payor:

               Medicaid      +      Medicare      +        Self-Pay   =   Total
   Current
   Census       74%          +         13%        +          13%      =    100%
Breakdown



We believe a potential purchaser would project a stabilized nonmedicaid (self pay, medicare) ratio of 24% for the immediately foreseeable future. Accordingly, we have used that nonmedicaid rate in our projections.

Ancillary/Miscellaneous Income

Ancillary income generally refers to revenue generated from profit centers other than room, board and basic healthcare (i.e., occupational, physical or speech therapy). These additional services typically will average $1.00 to $3.00 per patient day in an average facility and $5.00 to $15.00 in a facility with a large high skilled census and substantial therapy programs. The subject's ancillary charges have historically been between $15 and $20 per day. In our income projections, we have utilized $17 per patient day.

REVENUE SUMMARY


The appraiser reviewed the subject's historical operating statements to compare the reasonableness of our projections. Management's operating statements indicated an Effective Gross Revenue of:

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1997                                                             $5,282,784


After studying actual historical financial statements, the operator's projections, comparable rates, occupancy and census-mix, the appraiser projected the subject's Effective Gross Revenue. The appraiser (utilizing market rates, a nonmedicaid ratio of 24% and stabilized occupancy of 97.0%) estimated an Effective Gross Revenue of.


Appraiser's Effective Gross Revenue:                             $5,391,066



The following information recapitulates our stabilized Gross Income, Vacancy, and Effective Gross Revenue (expressed in current dollars):


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                                  GROSS INCOME


TYPE BEDS                                     $/Day        X     # Beds       =       Income
---------                                     -----              ------
SELF PAY REVENUE
       Skilled I - Private                       $188.00            1                  $188
       Skilled I - Semi-Private                  $175.00            2                  $350
       Skilled II - Semi-Private                 $156.00            1                  $156
       Skilled - Ward                            $171.00            6                $1,026
       Intermediate - Ward                       $152.00            6                  $912
                                                 -------          ---            ----------
Self Pay Patient Revenue                         $164.50           16                $2,632
GOVERNMENT PROGRAMS
MEDICAID
       Type H                                     $61.37           10                  $614
       Type J                                     $71.48           19                $1,358
       Type K                                     $77.41           14                $1,084
       Type L                                     $84.07            5                  $420
       Type M                                     $90.49           12                $1,086
       Type N                                     $98.13            8                  $785
       Type P                                    $104.53           12                $1,254
       Type R                                    $110.22            6                  $661
       Type S                                    $115.15            4                  $461
       Type T                                    $126.49            1                  $126
MEDICARE                                         $229.00           12                $2,748
                                                 -------          ---            ----------
Government Support Revenue                       $102.89          103               $10,598
                                                 -------          ---            ----------
Self Pay & Govt. Revenue                         $111.17          119               $13,230
Ancillary Income                                  $17.00          119                $2,023
Contrct. Adjtds. & Bad Debt                        $0.25          103                  ($26)
                                                                                 ----------
       Gross Daily Income                                                           $15,227
                                                                                      x 365
                                                                                 ----------
Gross Income                                                                     $5,557,800
Less Vacancy: at                                    3%                            ($166,734)
                                                                                 ----------
EFFECTIVE GROSS INCOME                                                           $5,391,066
                                                                               -------------
                                                                               -------------



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The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------

                                    EXPENSES




To estimate expenses for the subject, the appraiser reviewed operating statements from several properties with similar economic characteristics, and considered the reasons for variation in expense ratios. These variations often result from changes in patient acuity level. Other factors which may increase the expense ratio include a low private self-pay patient census, low occupancy, the age of the facility, urban vs. rural location, the presence of a labor contract, or the presence of a special unit (e.g., a designated medicare wing). Conversely, a rest home or any type census that requires fewer or less highly skilled staff would generally have a lower expense ratio. The self pay homes generally have a lower expense ratio as their daily revenue rates are higher than medicaid rates although their expenses are not proportionately higher.


Healthcare Department expenses include all those services required to provide nursing and/or personal care and all ancillary and therapy services. Stabilized staffing includes: directors of nursing (DON) 1.0 FTE (full-time equivalent), ward clerks 1.0 FTE, therapists 0.0 FTE, social services FTE, in-service coordinator 1.0 FTE, activities director 1.0 FTE, activities staff 2.0 FTE, registered nurses 19.0 FTE, licensed practical nurses 23.0 FTE, and certified nursing assistants 53.0 FTE. We also estimated pharmacy and drug costs of $269,553; nursing supplies of $126,396; and ancillary-miscellaneous expenses of $673,883 per year.


Total healthcare department expenses are stabilized at $2,891,728 or $68.64 per patient day, which is 53.6% of effective gross income. The subject's 1997 (6 Months Annualized) expenses for this department total $67.98 per patient day. The comparables' expenses for this category were $63.80, $60.49, and $79.83 per patient day for Expense Comparables A, B, and C, respectively.


The appraiser placed the most emphasis on the historical data when stabilizing for the subject property. Healthcare Department expenses for the comparable facilities, the subject in 1997 (6 Months Annualized), and the appraiser's stabilized amount are presented below.


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Healthcare Expenses

                                           $              $               %
Comparables                              Annual          PPD            EGI
-----------                             -------          ----          -----


COMP A                                   N/A             $63.80         41.8%
COMP B                                   N/A             $60.49         50.6%
COMP C                                   N/A             $79.83         54.8%


Subject
-------


1997 (6 Mos Anlzd)                       $2,841,636      $67.98         53.8%
Appraiser's Stabilized                   $2,891,728      $68.64         53.6%




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HealthCare Property Appraisers of America, Inc.


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The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------

Administrative and general expenses include salaries for administrators 1.0 FTE and bookkeepers 6.3 FTE. Expenses also include payroll benefits, taxes, insurance, state provider or licensure fees (if applicable), phone, legal, accounting management, transportation, miscellaneous and supplies. Taxes were based upon a conversation with the tax collector and projected at $126,000. Insurance was estimated at $37,737.

Total administrative department expenses are stabilized at $1,302,760 or $30.92 per patient day, which is 24.2% of effective gross income. The subject's 1997 (6 Months Annualized) expenses for this department total $31.07 per patient day. The comparables' expenses for this category were $33.82, $24.83, and $26.12 per patient day for Expense Comparables A, B, and C, respectively.


The appraiser placed the most emphasis on the historical data when stabilizing for the subject property. Administrative expenses for the comparable facilities, the subject in 1997 (6 Months Annualized), and the appraiser's estimate for a stabilized year are shown below.


Administrative Expenses

                                   $                  $           %
Comparables                     Annual              PPD          EGI
-----------                     ------              ---          ---

COMP A                          N/A                 $33.82       22.2%
COMP B                          N/A                 $24.83       20.8%
COMP C                          N/A                 $26.12       17.9%

Subject
-------

1997 (6 Mos Anlzd)              $1,298,635          $31.07       24.6%
Appraiser's Stabilized          $1,302,760          $30.92       24.2%



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The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------

The Dietary Department provides food service for patient/residents and staff and is an important ingredient in the subject's overall marketing package. The facility provides three meals a day, seven days a week. Stabilized staffing includes: dietician/food service managers 1.0 FTE, cooks 5.2 FTE, and server/helpers 10.6 FTE. Raw food has been estimated at $5.50 per patient day.


Total dietary expenses are stabilized at $477,254 or $11.33 per patient day, which is 8.9% of effective gross income. The subject's 1997 (6 Months Annualized) expenses for this category total $11.25 per patient day. The comparables' expenses were $9.25, $10.51, and $11.14 per patient day for Expense Comparables A, B, and C, respectively.

The appraiser placed the most emphasis on the historical data when stabilizing for the subject property. Dietary department expenses for the comparable facilities, for the subject in 1997 (6 Months Annualized), and the appraiser's estimate for a stabilized year are shown below.

The Dietary Department

                                           $                      $                       %
Comparables                             Annual                   PPD                     EGI
-----------                             ------                   ---                     ---


COMP A                                  N/A                      $9.25                   6.1%
COMP B                                  N/A                      $10.51                  8.8%
COMP C                                  N/A                      $11.14                  7.6%

Subject
-------

1997 (6 Mos Anlzd)                     $470,278                  $11.25                  8.9%
Appraiser's Stabilized                 $477,254                  $11.33                  8.9%

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HealthCare Property Appraisers of America, Inc.


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The Cambridge Nursing Home, Cambridge, Massachusetts
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Housekeeping and Laundry expenses include salaries for: directors of housekeeping and laundry 1.0 FTE, housekeepers 10.O FTE, and laundry workers
6.O FTE. These expenses also include the cost of cleaning supplies, estimated at $64,693 or $15.99 per patient day, which is 1.2% of effective gross income.

Total housekeeping and laundry expenses are stabilized at $274,693 or $6.52 per patient day, which is 5.1% of effective gross income. The subject's 1997 (6 Months Annualized) expenses for this department total $6.37 per patient day. The comparables' expenses were $7.79, $8.10, and $4.72 per patient day for Expense Comparables A, B, and C, respectively.

The appraiser placed the most emphasis on the historical data when stabilizing for the subject property. Housekeeping and laundry department expenses for the comparable facilities, the subject in 1997 (6 Months Annualized), and the appraiser's estimate for a stabilized year are shown below.

Housekeeping Department


                               $                   $             %
Comparables                    Annual              PPD           EGI
-----------                    ------              ---           ---
COMP A                         N/A                 $7.79         5.1%
COMP B                         N/A                 $8.10         6.8%
COMP C                         N/A                 $4.72         3.2%

Subject
-------
1997 (6 Mos Anlzd)             $266,106            $6.37         5.0%
Appraiser's Stabilized         $274,693            $6.52         5.1%

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HealthCare Property Appraisers of America, Inc.


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The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------


Maintenance expenses include all those necessary to operate and maintain the physical plant. Staffing includes: maintenance manager 1.0 FTE and skilled maintenance personnel 1.0 FTE. This category covers all day-to-day repairs, periodic repainting and cosmetic work, and lawn and service contracts. Utility expenses are estimated at $125,000 or $2.97 per patient day, which is 2.3% of effective gross income.

Total maintenance expenses are stabilized at $276,884 or $6.57 per patient day, which is 5.1% of effective gross income. The subject's 1997 (6 Months Annualized) expenses for this department total $5.94 per patient day. The comparables' expenses for plant operation and maintenance were $12.00, $6.92, and $7.04 per patient day for Expense Comparables A, B, and C, respectively.

The appraiser placed the most emphasis on the historical data when stabilizing for the subject property. These expenses for the comparables, for the subject in 1997 (6 Months Annualized) as well as the appraiser's estimate for a stabilized year are shown below.

Maintenance Department

                               $                    $               %
Comparables                   Annual               PPD            EGI
-----------                   ------               ---            ---

COMP A                        N/A                  $12.00         7.9%
COMP B                        N/A                  $6.92          5.8%
COMP C                        N/A                  $7.04          4.8%

Subject
-------

1997 (6 Mos Anlzd)            $248,150             $5.94          4.7%
Appraiser's Stabilized        $276,884             $6.57          5.1%


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HealthCare Property Appraisers of America, Inc.


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                                      [CHART]

The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------

Reserves for Replacement are not included in many operator's financial statements. Management companies that do estimate replacement reserves generally allocate $200 to $300 per bed annually for personal property, but rarely make allocation for replacement of short-life realty items (e.g., roofing or parking lot repair). For the purposes of our analysis, we are projected a personal property reserve of $200 per bed and a reserve for short life realty items of 0.5% of Effective Gross Income.

Total Expenses are stabilized at $5,223,318 or $123.98 per patient day, which is 96.9% of effective gross income. The subject's 1997 (6 Months Annualized) expenses total $122.60 per patient day, or 97.0% of effective gross income.


Based upon our analysis of management's financial statements and the comparables, we believe our stabilized expenses to be reasonable and well supported.


Total Expenses for the comparable facilities, for the subject in 1997 (6 Months Annualized), and the appraiser's estimate for a stabilized year are shown below.


Total Expenses

                                  $                   $                     %
Comparables                     Annual               PPD                  EGI
-----------                     ------               ---                  ---

COMP A                          N/A                  $126.67              83.1%
COMP B                          N/A                  $110.84              92.7%
COMP C                          N/A                  $128.85              88.4%

Subject
-------

1997 (6 Mos Anlzd)             $5,124,805            $122.60              97.0%
Appraiser's Stabilized         $5,223,318            $123.98              96.9%


Following is the appraiser's reconstructed pro forma. operating statement with stabilized income and expenses for subject property:

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HealthCare Property Appraisers of America, Inc.


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                               PERSONNEL STAFFING


                                              Full Time           Annual               Total
                                             Equivalents          Salary               Staff
                                                (FTEs)         (Per Person)           Payroll
                                             -----------       ------------           --------

Administration
   Administrator                                    1.0           $53,000              $53,000
   Staff                                            6.3           $18,000             $112,858
                                                  -----                             ----------
                                                    7.3                               $165,858




Housekeeping
   Director                                         1.0           $18,000              $18,000
   Housekeepers                                    10.0           $12,000             $120,000
   Laundry/Linen                                    6.0           $12,000              $72,000
                                                  -----                             ----------
                                                   17.0                               $210,000

Maintenance
   Manager                                          1.0           $34,000              $34,000
   Skilled                                          1.0           $24,000              $24,000
                                                  -----                             ----------
                                                    2.0                                $58,000

Dietary
   Director/Dietician                               1.0           $29,000              $29,000
   Supervisor                                       1.5           $19,500
   Cooks                                            5.2           $15,000              $78,682
   Staff                                           10.6           $13,000             $137,846
                                                  -----                             ----------
                                                   18.3                               $245,528

Healthcare Unit
   Director of Nursing                              1.0           $52,000              $52,000
   Medical Records/Ward Clerk                       1.0           $23,000              $23,000
   Pharmacy                                         0.0           $20,000                   $0
   Social Services                                  1.0           $36,000              $36,000
   Inservice Coordinator                            1.0           $37,000              $37,000
   Activities Director                              1.0           $30,000              $30,000
   Activities Staff                                 2.0           $19,198              $38,396
   RN's                                            19.0           $25,000             $475,000
   LPN's                                           23.0           $21,500             $494,500
   CNA's                                           53.0           $12,000             $636,000
                                                  -----                             ----------
                                                  102.0                             $1,821,896
                                                                                    ----------
Nursing Hours Per Patient:                         6.58

TOTAL FACILITY PAYROLL                                                              $2,501,282


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                                 EXPENSE SUMMARY

Effective Gross Income                                              100.0%        $5,391,066
Patient Days:                                          42,132

                                                          PPD         EGI
                                                      -------        ----

Healthcare
   Salaries                                            $43.24        33.8%        $1,821,896
   Pharmacy & Drugs                                     $6.40         5.0%          $269,553
   Nursing Supplies                                     $3.00         2.3%          $126,396
   Ancillary & Misc.                                   $15.99        12.5%          $673,883
                                                      -------        ----         ----------

Total Nursing                                          $68.64        53.6%        $2,891,728

Administrative
   Taxes                                                $2.99         2.3%          $126,000
   Group & Gen. Insurance                               $1.28         1.0%           $53,911
   Fire Ins. & Ext. Cvrg.                               $0.90         0.7%           $37,737
   Payroll                                              $3.94         3.1%          $165,858
   Employee Benefits                                   $10.69         8.4%          $450,231
   Telephone                                            $0.51         0.4%           $21,564
   Legal & Audit                                        $0.64         0.5%           $26,955
   Management--Off Site                                 $6.40         5.0%          $269,553
   Transportation                                       $0.38         0.3%           $16,173
   Miscellaneous                                        $0.64         0.5%           $26,955
   Office Supplies                                      $1.28         1.0%           $53,911
   Miscellaneous Supplies                               $1.28         1.0%           $53,911
                                                      -------        ----         ----------

Total Administrative                                   $30.92        24.2%        $1,302,760

Dietary
   Salaries                                             $5.83         4.6%          $245,528
   Raw Food & Supplies                                  $5.50         4.3%          $231,726
                                                      -------        ----         ----------

Total Dietary                                          $11.33         8.9%          $477,254

Housekeeping & Laundry
   Salaries                                             $4.98         3.9%          $210,000
   Supplies                                             $1.54         1.2%           $64,693
                                                      -------        ----         ----------

Housekeeping & Laundry                                  $6.52         5.1%          $274,693

Maintenance
   Salaries                                             $1.38         1.1%           $58,000
   Repairs                                              $0.51         0.4%           $21,564
   Supplies & Misc.                                     $0.51         0.4%           $21,564

   Reserve Furn., Fix., Eqpt.                           $0.56         0.4%           $23,800
   Reserve Short Life Realty                            $0.64         0.5%           $26,955
   Utilities                                            $2.97         2.3%          $125,000
                                                      -------        ----         ----------

Total Maintenance                                       $6.57         5.1%          $276,884
                                                      -------        ----         ----------

FIXED & OPERATING EXPENSES                            $123.98        96.9%        $5,223,318
                                                      -------        ----         ----------
                                                      -------        ----         ----------

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HealthCare Property Appraisers of America, Inc.

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The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------



                       RECAPITULATION OF INCOME & EXPENSES


Effective Gross Income                                                          100.0%           $5,391,066

Less Expenses

                                                                   PPD             EGI
                                                                ------          ------



   Healthcare                                                   $68.64           53.6%         ($2,891,728)
   Administration                                               $30.92           24.2%         ($1,302,760)
   Dietary                                                      $11.33            8.9%           ($477,254)
   Housekeeping & Laundry                                        $6.52            5.1%           ($274,693)
   Maintenance                                                   $6.57            5.1%           ($276,884)
                                                               -------          ------         ------------

Fixed & Operating Expenses                                     $123.98           96.9%         ($5,223,318)

NET INCOME TO ENTIRE GOING CONCERN                                                                $167,748
                                                                                               ------------
                                                                                               ------------



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HealthCare Property Appraisers of America, Inc.


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The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------



                    RECAP OF HISTORICAL VS STABILIZED INCOME


                                                   6
                                                 MOS
                                                1997          APPRAISER'S
                                          ANNUALIZED           STABILIZED
                                          ----------          -----------

Patient Days                                  41,802               42,132
Occupancy                                        96%                97.0%
Eff. Gross Income                         $5,282,784           $5,391,066
                                          ----------           ----------

Less Expenses*
 Healthcare Unit                          $2,841,636           $2,891,728
 Administration                           $1,298,635           $1,302,760
 Dietary                                    $470,278             $477,254
 Housekeeping/Laundry                       $266,106             $274,693
 Maintenance                                $248,150             $276,884
                                          ----------           ----------

Fixed/Operating Exps                      $5,124,805           $5,223,318
                                          ----------           ----------

NET INCOME                                  $157,979             $167,748
                                          ----------           ----------
                                          ----------           ----------


*Some expenses may have been eliminated as non-recurring or reclassified to facilitate comparison with the appraiser's estimates and may not match historical statements.



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HealthCare Property Appraisers of America, Inc.


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The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------



                                 CAPITALIZATION


Most investors, in determining what price they would pay for The Cambridge Nursing Home, begin with the net income (estimated in the preceding section). This net income is converted into a value estimate by means of capitalization; the overall capitalization rate is simply the ratio of net income to value.


The typical investor, when selecting his desired rate of return (or overall capitalization rate), considers: (a) the term for which he will hold the property and (b) his initial cash investment. The investor's initial equity is his actual downpayment at the time of purchase. His return is considered to be all of the income stream during the holding period and the cash he receives when he sells the property. The investor's equity may increase due to loan amortization and is further affected by appreciation or depreciation in property value.


Most investors consider the actual yield on equity more important than yield on purchase price. Today's market requires an after tax yield of 10% to 25%, depending upon the property type and the degree of risk.


The appraiser developed a Capitalization Rate using both a Direct Capitalization method and a Yield Capitalization method.



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DIRECT CAPITALIZATION


Long Term Care Facility Sales


Capitalization rates on typical investment type real estate currently range from 8% to 10%. Historically, properties like subject, with some Going Concern Value or Special Use characteristics, have commanded an increase in capitalization rate of 1% to 3% over typical investment type property.


                       Summary nursing home Facility Sales



                 UNITS      AGE      OCCUPANCY       PRVT PAY    SF/UNIT   SP/SF    SP/UNIT   EGIM    CAPT RATE
                 -----      ---      ---------       --------    -------   -----    -------   ----    ---------

Averages         122        24       94%             29%         362       $125     $44173    0.99    11.2%

Total             18
Facilities




The data suggests a current rate of 11.2% to 11.9% (adjusted for today's market).


YIELD CAPITALIZATION


Mortgage Equity Analysis


The appraiser prepared a Mortgage Equity Analysis and developed a Weighted Average Capitalization Rate sufficient to service the mortgage debt and equity position. The Appraisal Foundation publishes a monthly of mortgage interest rates derived from a survey of major institutional investors in the U.S. Although interest rates for nursing homes are not included in the survey, lenders advise that a premium of 1% to 3% should be added to the general apartment rate to reflect the increased risk for any property containing some Going Concern Value.



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--------------------------------------------------------------------------------


To develop an Overall Capitalization Rate by Band of Investment, Mortgage - Equity, we assumed a first mortgage of 75% loan to value and 10% interest rate, amortized over 20 years. nursing home lenders confirm this criteria would be currently acceptable. The Equity Yield Rate was estimated at 20%. The appraiser consulted with two major purchasers of this type property, who reported that this return is sufficient to attract equity capital.


The weighted average does not reflect equity buildup from mortgage amortization during the holding period. Mortgage amortization would accrue to the equity position and satisfy part of the owner's yield requirements. To reflect this, the appraiser deducted an appropriate rate from the weighted average. The mortgage amortization rate is calculated by multiplying the loan to value ratio, times the portion of the loan that will be paid off at the end of the holding period; this product is multiplied by the Sinking Fund Factor at the equity yield rate.


The weighted average rate does not incorporate the value appreciation or depreciation that can be anticipated for this type property in this location over the investment period. Studies show that well located real estate will appreciate in value at a rate at least equal to the inflation rate. We believe it is reasonable to anticipate the subject property will appreciate 7.5% to over a 5-year period. To adjust the weighted average for this anticipated change, we multiplied the anticipated rate of change by the Sinking Fund Factor at the equity yield rate and adjusted the weighted average accordingly.




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HealthCare Property Appraisers of America, Inc.

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

                           NATIONAL MARKET INDICATORS

                          REGIONAL MALL                        CBD OFFICE                           INDUSTRIAL
                    ----------------------------         -------------------------            --------------------------
                       3rd Qtr           Prior Qtr          3rd Qtr          Prior Qtr             3rd Qtr        Prior Qtr
                    --------------     --------------    -------------    --------------        -------------    ----------
Discount Rate
(IRR)(4)
  Range             10.00% - 14.00%    10.00% - 14.00%   10.00% - 15.00%  10.00% - 15.00%       8.50% - 14.00%   9.00% - 14.00%
  Average               11.56%             11.50%            11.93%            11.99%               11.19%           11.22%
  Change (b.p.)           --                 +6                --                -6                    --               -3

Overall Cap Rate
(OAR)(a)
  Range              6.25% - 11.00%     6.25% - 11.00%    7.00% - 12.00%   8.00% - 12.00%        7.25% - 13.00%   7.25% - 13.00%
  Average                8.33%              8.17%             9.47%            9.53%                  9.23%           9.23%
  Change (b.p.)           --                 +16               --                -6                     --              0

Residual Cap Rate
  Range              7.50% - 11.00%     7.00% - 11.00%    8.25% - 12.00%    8.25% - 12.00%      8.00% - 11.00%     8.00% - 11.00%
  Average               8.71%              8.56%              9.67%             9.67%               9.55%              9.51%
  Change (b.p.)          --                 +15                --                 0                   --                +4




                                              APARTMENT
                                  ---------------------------
                                  3rd Qtr            Prior Qtr
                              --------------     --------------
Discount Rate (IRR)(4)
  Range                         10.00% - 12.50%    10.00% - 12.50%
  Average                            11.30%            11.35%
  Change (b.p.)                       --                  -5

Overall Cap Rate (OAR)(a)
  Range                           8.00% - 10.50%    7.50% - 10.50%
  Average                             9.03%             8.98%
  Change (b.p.)                         --               +5

Residual Cap Rate
  Range                           8.50% - 10.50%    8.00% - 10.50%
  Average                             9.32%            9.29%
  Change (b.p.)                        --               +3

a.  Rate on unleveraged, all-cash transactions
---------------
Definitions:


b.p.:  Basis Points

Discount Rate (IRR): Internal rate of return on equity in an all-cash transaction, based on annual year-end compounding; formerly termed the Free and Clear Equity IRR in the Korpacz Survey.

Overall Capitalization Rate: Initial cash-on-cash rate of return on the equity investment in an all-cash transaction; formerly termed the Free and Clear Equity Cap Rate in the Korpacz Survey.

Residual Cap Rate: Overall capitalization rate used in calculation of residual price at conclusion of forecast period.

Source: Korpscz Real Estate Investor Survey. Personal survey of a cross section of major institutional equity real estate market participants conducted in October 1995 by Peter F. Korpacz & Associates, Inc. Published Fall 1996 in Valuation Rights & Perspectives.

The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------


                                          REQUIRED
                        AS %       X       ANNUAL       =        CAPT.
                     OF TOTAL              RETURN                RATE
                    ----------    --      ----------    --       --------


First Mortgage         75.00%       x      11.58%       =        8.69%
Equity                 25.00%       x      20.00%       =        5.00%
                                                                ------
Weighted Average                                                13.69%


LESS CREDIT FOR EQUITY BUILDUP:


                             PART                  SINKING
     LOAN RATIO    X         LOAN          X      FUND FACTOR       =
                           PAID OFF
    -----------  ---      ---------       --     -------------

        75.0%      X        10.20%         X        0.13440       =     1.03%


ADJUSTMENT FOR DEPRECIATION/APPRECIATION:


 PLUS DEPRECIATION
     (OR MINUS               SINKING FUND
   APPRECIATION)       X         FACTOR             =
------------------    ---   --------------          --
       7.5%            x          0.13440           =      1.01%


OVERALL CAPITALIZATION RATE:


                  TOTAL           11.65%

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The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------

Discounted Cash Flow

HealthCare Property Appraisers of America, Inc.'s Discounted Cash Flow (DCF) program generates a "Going In" Capitalization Rate and a value estimate using mortgage and equity requirements, selected by the appraiser, . This value is
(1) the present value of any mortgage and (2) the present value of the equity position (i.e., the sum of all cash flow from operations--after debt service and resale of the property, discounted by the equity yield rate).

The appraiser used the same mortgage input requirements in this method as in the Mortgage Equity Analysis. The Equity Yield was estimated at 20.0%, which approximates the return from stock investment (a more similar risk). The DCF program also considers: (a) anticipated changes in income, (b) appreciation or depreciation of the residual property or (c) selection of a Terminal Capitalization Rate. We have estimated an annual increase in income of 2%. This analysis developed a "Going In" Overall Capitalization Rate of 11.6%, which will give an equity dividend (cash on cash) of approximately 11.7% and a projected equity yield over the five-year holding period of 20.0%.

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HealthCare Property Appraisers of America, Inc.



DATA INPUT                                      DATA OUTPUT
-----------------                              ----------------

EQUITY YIELD RATE                 20.00000     BEFORE TAX YIELD      20.00000
HOLDING PERIOD                    5            OVERALL RATE          0.11598
LOAN NUMBER                       1            MORTGAGE CONSTANT     0.11580
INTEREST RATE                     0.10000      MORTGAGE VALUE        $1,084,773
LOAN TERM                         20.00000
PAYMENTS PER YEAR                 12           EQUITY VALUE          $361,591
LOANVALUE RATIO                   0.75000      EQUITY DIVIDEND       0.11651
CHANGE IN VALUE                   0.05000
LAND VALUE                        $0
DEPRECIATION METHOD               NONE
COST RECOVERY PERIOD              0
NET OPERATING INCOME              $167,750     VALUE                 $1,446,364
CHANGE IN NOI                     0.08243
INCOME ADJUSTMENT FACTOR          G1 .02

                                CASH FLOW SUMMARY


                           YEAR 1           YEAR 2          YEAR 3        YEAR 4        YEAR 5
                           ------           ------          ------        ------        ------
NOI                       $167,750        $ 171,105         $174,527      $178,018      $181,578
DEBT SER#I               -$125,619       -$ 125,619        -$125,619     -$125,619     -$125,619
BTCF                      $42,131         $ 45,486          $48,908       $52,398       $55,959

RESALE PRICE                              $1,518,682

LOAN BALANCE # 1                         -$ 974,153
BEFORE TAX PROCEEDS                       $ 544,529





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HealthCare Property Appraisers of America, Inc.

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The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------

CAPITALIZATION RATE SUMMARY
--------------------------

Our analyses indicate capitalization rates of:

   Direct Capitalization (Sales Data)       11% to 12%
   Mortgage Equity                             11.650%
   Discounted Cash Flow                        11.651%


         An overall capitalization rate of 11.6% was selected for our analysis, indicating a value by the Income Capitalization Approach of:

         NET INCOME          DIVIDED BY          CAPT.RATE             =           VALUE

          $167,748           DIVIDED BY           11.6%                =           $1,446,101


MARKET VALUE OF REAL PROPERTY, PERSONAL                        (R) $1,450,000
PROPERTY & BUSINESS VALUE




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HealthCare Property Appraisers of America, Inc.


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



                                            SALES COMPARISON APPROACH TO VALUE



-------------------------------------------------------------------------------

The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------


                       SALES COMPARISON APPROACH TO VALUE


The sales comparison approach is defined as "a set of procedures in which an appraiser derives a value indication by comparing the property being appraised to similar properties that have been sold recently, applying appropriate units of comparison, and making adjustments, based on the elements of comparison, to the sales prices of the comparables. " (This information taken from The Dictionary of Real Estate Appraisal, American Institute of Real Estate Appraisers, second edition.)

In this approach, the market value of the subject is estimated by comparing it to similar properties that have sold recently. This approach is predicated on the direct relationship between subject property's market value and the sale prices of comparable properties. In the case of a nursing home, such as the subject, these properties are sold and purchased by investors on a regional and national basis. For selection of comparable properties, we sought recent sales first within Massachusetts and then in the United States.

The accurate application of this approach is based, in part, on the choice of an appropriate unit of comparison, as shown on the summary grid. We extracted from each comparable two physical indicators and one economic indicator. The physical indicators included sales price per revenue-generating unit (beds or apartments) and sales price per square foot. The economic indicator used was an effective gross income multiplier (EGIM). The following section presents information on the sales analysis of comparables for an indicated value of the subject property.

This appraiser interviewed Ms. Joyce James in the Department of Public Health, Division of Health Care Quality concerning whether the property owner could operate the subject facility and participate in the state nursing home reimbursement program, in the event the current lessee does not extend the lease. It was the opinion of Ms. James that there are no legal or regulatory requirements that would prohibit the property owner from obtaining a new tenant or management company to operate the nursing home facility. The reader is cautioned that the appraiser is not an expert on nursing home or medicaid matters and this critical assumption

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

The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------

should be confirmed by legal counsel. If this assumption is not accurate it could have a dramatic impact on the property's value.


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HealthCare Property Appraisers of America, Inc.


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

The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------


                               Regional Facilities


  COMP                                            OCCU-      PRIV.      SF/     SP/     SP/              CAPT
   #      STATE       DATE       BEDS     AGE     PANCY      PAY        BED     SF      BED      GIM     RATE

1572       MA        Jan 94      129      25                  .23       268      95     25349    0.77    .090
1584       MA        Feb 95      123      32      .98         .10       412     108     44715    0.90    .097
1585       MA        Dec 93      120      31      .97         .04       292      33      9573
1770       MA        Jan 97       91      28      .98         .20       242      89     21429    0.55    .075
1781       MA        MAR 96      120      10      .98         .15       363     104     37917    1.08    .140
1782       MA        JUN 96       58      30      .97         .15       281     118     33276    0.81    .108
1783       MA        OCT 95      100      20      .97         .18       237     139     33007    0.99    .148
1609       MD        Mar 95      162      35      .85        1.00       252     297     74753
1610       MD        Mar 95      102      35      .85        1.00       568     145     82353
1611       MD        Oct 94       91              .97         .31                       47527    1.31    .058
1601       PA        May 94      180      16      .99         .10       389      86     33292    0.83    .151
1602       PA        Jun 94      120      11      .90         .10       301     295     88700    1.50    .105
1603       PA        Jan 95      121      23      .90         .27       504      73     36884    1.01    .136
1604       PA        Nov 94      148      30      .93         .12       287     120     34459    0.88    .137
1605       PA        May 94      180      18      .98         .08       380      85     32431    0.89    .132
1618       PA        Oct 95      111      70      .95         .06       468     101     47297    1.36    .177
1675       PA        JAN 95      121       5      .98         .17       354     117     41322    1.07    .022
1676       PA        SEP 94      120       5      .89        1.00       567     125     70833

   Averages:                     122      24      .94         .29       362     125     44173    0.99    .112

Total Facilities:                         18


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HealthCare Property Appraisers of America, Inc.


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

The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------



                             Facilities Within State


COMP                                               OCCU-        PRIV.   SF/       SP/     SP/              CAPT
 #         STATE        DATE      BEDS     AGE     PANCY        PAY     BED       SF      BED      GIM     RATE

1240         MA         Feb 91     123              .58         .18     502       146     73171    1.64    .228
1262         MA         Mar 91      70      25      .98         .37     240       173     41429    1.17    .137
1402         MA         Nov 92     120      17      .99         .05     296        85     25000    0.64    .296
1570         MA         Feb 93     110      31      .96                 316       251     79455    0.91    .364
1571         MA         Jun 93     218              .97        1.00                       66514    0.90    .383
1572         MA         Jan 94     129      25                  .23     268        95     25349    0.77    .090
1584         MA         Feb 95     123      32      .98         .10     412       108     44715    0.90    .097
1585         MA         Dec 93     120      31      .97         .04     292        33      9573
1770         MA         Jan 97      91      28      .98         .20     242        89     21429    0.55    .075
1781         MA         MAR 96     120      10      .98         .15     363       104     37917    1.08    .140
1782         MA         JUN 96      58      30      .97         .15     281       118     33276    0.81    .108
1783         MA         OCT 95     100      20      .97         .18     237       139     33007    0.99    .148

Averages:                          115      24      .93         .24     313       121     40902    0.94    .187

Total Facilities:           12



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HealthCare Property Appraisers of America, Inc.

Income Data

                                              (Projected)
                                              -----------
Effective Gross Income:                       $3,880,653
Expenses:                                     $3,523,683
                                              -----------
Net Income:                                   $  356,970
Effective Gross Income Multiplier:            50%
Operating Expense Ratio:                      91%
Overall Cap Rate:                             18.3%

                                IMPROVED SALE #5

                                   [PICTURE]

GOVERNOR WINTHROP NURSING HOME


Location:                           142 Pleasant Street
                                    Winthrop, Mssachusetts


Sales Data


Grantor:                            Robert D. Wilkins dba Governor Winthrop Nursing Home
Grantee:                            H/P Properties, Inc.
Date of Sale:                       November 1997 (Contract)
Sale Price/Cash Equivalent Price:   $1,950,000
Price per sf Gross Building Area:   $88,63/sf
Price Per Bed:                      $22,941/bed
Sales Terms:                        Cash to Seller
Rights Conveyed                     Going Concern




Site & Building Desciption
----------------------------


Land Area:                          .772 acre
Present Use:                        SNF
Gross Building Area:                22,000 sf
Average SF/Bed:                     259 sf
Improvement Description:            2-story brick on frame
Year Built:                         1969
Condition:                          Average
Resident Beds:                      85
Confirmed with:                     Grantee


Income Data (First Forecasted Year)
------------------------------------------------------------------------------

                                                    (Projected)           Per Bed
                                                    -----------           -------
Effective Gross Income                               $3,329,840          $59,461
Expenses:                                             2,841,253          $50,737
                                                      ---------          -------
Net Operating Income:                                  $488,587           $8,725
Effective Gross Inc.                                        .99
Multiplier:
Operating Expense Ratio:                                  85.3%
Overall Cap Rate:                                        14.67%

--------------------------------------------------------------------------------

                                IMPROVED SALE #4

                                   [PICTURE]

Governor's House
------------------------------------------------------------------------------

Location:                           66 Broad Street
                                    Westfield, Massachusetts

Sales Data
------------------------------------------------------------------------------
Grantor:                            Governor's House Nursing Home
Grantee:                            Age Institute of Massachusetts, Inc.
Date of Sale:                       October 2, 1995
Sale Price/Cash Equivalent Price:   $3,300,650
Price per sf Gross Building Area:   $139.33/sf
Price Per Bed:                      $14,400
Sales Terms:                        Cash to seller
Rights Conveyed:                    Going concern




Site & Building Desciption
------------------------------------------------------------------------------


Land Size:                          .88 acres
Present Use:                        Nursing Home
Gross Building Area:                23,690
Average SF/bed:                     237sf
Improvement Description:            Two story jumbo brick and dryvit on block
Number of Licensed Beds:            100 beds
Year Built:                         1977
Condition:                          Average
Confirmed with:                     Sarah Harding


Resident Beds:                              58 beds
Confirmed with:                             M. Burger

Income Data (First Forecasted Year)

                                                    (Projected)         Per Bed
                                                    -----------         -------
Effective Gross Income                               $2,392,670         $42,726
Expenses:                                             2,184,307         $39,005
                                                      ---------         -------
Net Operating Income:                                  $208,363         $3,721
Effective Gross Inc.                                        .81
Multiplier:
Operating Expense Ratio:                                  91.3%
Overall Cap Rate:                                         10.8%

                                   [PICTURE]

Sharon Manor


Location:                           259 Norwood Street
                                    Sharon, MA


Sales Data


Grantor:                               Sharon Manor RT, John Ribeiro Trustees
Grantee:                               Nationwide Health Properties, Inc.
Date of Sale:                          June 14, 1996
Sale Price/Cash Equivalent Price       $1,930,000
Price per sf of Gross Building Area:   $118.25/sf
Price Per Bed:                         $33,276/bed
Deed Book                              Book 11395, page 646
Sales Terms:                           Cash to Seller
Rights Conveyed                        Going Concern




Site & Building Desciption
----------------------------


Land Area:                          3.85 acres
Utilities:                          All available
Present Use:                        Skilled and Intermediate Care Nursing Home
Gross Building Area:                16,322 sf
Average SF/Bed:                     281 sf
Improvement Description:            One story brick on block w/daylight basement
Year Built:                         1967
Condition:                          Average


Comments:         The facility has Skilled care, ICF, and Alzheimer's patients.
                  Payer mix for the facility is 85% Medicaid, and 15% Private pay.


Income Data (First Forecasted Year)


                                                    (Projected)         Per Bed
                                                    -----------         -------
Effective Gross Income                               $4,212,487         $75,223
Expenses:                                             3,577,187         $63,878
                                                      ---------         -------
Net Operating Income:                                  $635,300         $11,345
Effective Gross Inc.                                       1.08
Multiplier:
Operating Expense Ratio:                                  84.9%
Overall Cap Rate:                                         13.9%

                             IMPROVED SALE #2

                                 [PICTURE]


Littleton House


Location:                           191 Foster Street
                                    Littleton, Massachusetts


Sales Data


Grantor:                            Littleton Medical Investors L.P.
Grantee:                            Life Care Centers of America
Date of Sale:                       March 29, 1996
Sale Price/Cash Equivalent Price:   $4,550,000
Price per sf Gross Building Area:   $104.42/sf
Area:
Price Per Bed:                      $37,917/bed
Sales Terms:                        Cash to seller
Rights Conveyed:                    Going concern




Site & Building Desciption


Land Area:                          42.70 acres
Present Use:                        Nursing home
Gross Building Area:                43,576sf
Average SF/Bed:                     363sf
Improvement Description:            One story wood frame with brick veneer
Year Built:                         1977
Condition:                          Average
Resident Beds:                      120 beds
Confirmed with:                     Phil Harrison, LCCA


Comments:         Land area is 1.521 acres which includes a two and one-half story,  wood frame duplex of 3300 s.f.,  built circa 1920.
                  Building s.f. listed does not include the duplex. Occupancy at time of sale was 98% and 10% Self-pay. Currently known as Lighthouse Nursing Care Center.


Income Data


                                                       (Projected)
                                                       -----------
Effective Gross Income                                 $6,110,334
Expenses:                                              $5,574,470
Net Income:                                            $  535,864
Effective Gross Income Multiplier:                     90%
Operating Expense Ratio:                               91%
Overall Cap Rate:                                      9.7%

Atlanticare Nursing Home


Location:                           204 Proctor Avenue
                                    Revere, Massachusetts


Sales Data


Grantor:                               Revere Geriatric Center, Inc.
Grantee:                               G.F./Revere, Inc.
Date of Sale:                          February 1995
Sale Price/Cash Equivalent Price:      $5,500,000
Price per sf of Gross Building Area:   $108/sf
Price Per Bed:                         $44,715/bed
Sales Terms:                           Cash to Seller
Rights Conveyed:                       Going Concern




Site & Building Desciption


Land Area:                          1.521 acres
Present Use:                        SNF
Gross Building Area:                50,700 sf
Average SF / Bed:                   412 sf
Improvement Description:            3-story plus basement and subbasement, Class A and C,
                                    masonry and steel framed nursing home.
Year Built:                         1963
Condition:                          Fair
Resident Beds:                      123

                                 [MAP]

                          SALES COMPARISON SUMMARY GRID


Comp#                          Subject         #1584         #1781         #1782           #1783         #1770
Name                         Cambridge      Atlantic     Life Care        Sharon      Governor's      Governor
                               Nursing          Care       Centers         Manor           House      Winthrop
City                         Cambridge        Revere     Littleton        Sharon       Westfield        Boston
State                               MA            MA            MA            MA              MA            MA
----------                 -----------     ---------     ---------        ------     -----------      --------

     Property Data
Year Built                         1967         1963          1977          1967            1977          1969
# Beds                              119          123           120            58             100            91
GDA (sf)                         24,700        50700         43576         16322           23690         22000
SF Per Bed/Apt                      208          412           363           281             237           242
Non-medicaid %                       24%          10%           15%           15%             18%           20%
Occupancy %                          97%          98%           98%           97%             97%           98%
NOI                            $167,750    $ 535,864      $635,300      $208,363        $488,587      $145,212
Expense %                          96.9%          91%           85%           91%             85%           96%

     Sale Data
Sale Date                            ---        2/95          3/96          6/96           10/95          1/97
Sale Price                           ---     5500000       4550000       1930000         3300650       1950000
Price Per Bed/Apt                    ---     $44,715       $37,917       $33,276         $33,007       $21,429
Price / SF                           ---     $108.48       $104.42       $118.25         $139.33        $88.64
EGIM                                 ---        0.90          1.08          0.81            0.85          0.55
OAR                                  ---        9.74%        13.96%        10.80%          14.80%         7.45%

     Adjustments
NOI Per Bed/Apt                  $1,410       $4,357        $5,294        $3,592          $4,886        $1,596
Adjustment                           ---        0.32          0.27          0.39            0.29          0.88
Adjusted $ Per Bed/Apt               ---     $14,469       $10,096       $13,057          $9,523       $18,930
Average - Mean                  $13,215

NOI / SF                          $6.79       $10.57        $14.58        $12.77          $20.62         $6.60
Adjustment                           ---        0.64          0.47          0.53            0.33          1.03
Adjusted $ / SF                      ---      $69.71        $48.64        $62.91          $45.88        $91.20
Average - Mean                      $64

EGIM                                 ---        0.90          1.08          0.81            0.85          0.55
Adjustment                           ---       -0.28         -0.57         -0.28           -0.57         -0.04
Adjusted EGIM                        ---        0.62          0.51          0.53            0.28          0.51
Average - Mean                     0.49

                          ADJUSTED SALES COMPARISONS
                            GROSS INCOME MULTIPLIER
                                   [GRAPH]

                          ADJUSTED SALES COMPARISONS
                          SALE PRICE PER SQUARE FOOT
                                   [GRAPH]

                           ADJUSTED SALES COMPARISONS
                                SALE PRICE PER BED
                                   [GRAPH]

The Cambridge Nursing Home, Cambridge, Massachusetts
--------------------------------------------------------------------------------


                         Adjustments to Comparable Sales


Since investment grade properties are bought for their income producing capabilities, investors will pay more for a property with a higher income. To adjust for this economic difference in the sales comparables, we used a net income differential multiplier, which recognizes any percentage change between the comparables' and the subject's net income on a per bed or per square foot basis. For example, the subject's net income on a per bed basis was 32% of Comparable Number # 1584's net operating income. Accordingly, an economic multiplier of 0.32 was applied to that comparable's sales indicator. This analysis was used for all of the comparables, on both a per square foot basis and per revenue generating unit (bed or apartment) basis. Since the economics of a property are a direct reflection of the physical features, amenities, and location, no further adjustments for these items was considered necessary.


                               Sales Price Per Bed


HealthCare Property Appraisers maintains a nationwide data bank on long term health care facilities, which currently includes sales of over 1,800 facilities. Facilities which are of good quality but predominantly medicaid funded are selling on a nationwide basis for approximately $25,000 to $50,000 per bed. Higher quality homes, which offer better services, amenities, and therapy areas, or homes with unusual profit potential, generally sell for $45,000 to $75,000 per bed.

The comparables selected for close analysis have an unadjusted sales price per bed ranging from $21,429 to $44,715, with an average of $34,069. Factors which affect the sales price per bed include unit mix, number of residents per room, project amenities, and average area per bed. A property which has a larger average area per bed will typically sell at a higher unit price.


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--------------------------------------------------------------------------------

After adjusting the comparables to the subject using the net income differential multiplier, the sales price per bed formed a range of $9,523 to $18,930, with an average of $13,215. Giving further consideration to subject's average bed area and other physical characteristics, the value range on a per bed basis is estimated at $13,000 to $14,000. Applying this range to the subject's 119 units indicates a value range of $1,550,000 to $1,670,000.





           # BEDS       X          SALE PRICE PER BED          =            INDICATED VALUE
           ------                  ------------------                       ---------------
         119 units      X          $13,000 to $14,000          =       $1,550,000 to $1,670,000




                           Sales Price Per Square Foot


The unadjusted comparables formed a sales price range from $89 to $139 per square foot, with an average of $112. An inverse relationship usually exists between the sales price per square foot and the average area per bed, assuming all amenities and services are similar (i.e., a smaller unit usually generates more income on a per square foot basis than a larger unit). This relationship is reflective of staffing costs because per resident day costs are typically not directly influenced by unit size. It is also reflective of the fixed costs of furniture, fixtures, and equipment, which are spread over the total square footage. After economic adjustments, the comparables formed a sales price per square foot range of $46 to $91, with an average of $64.


Considering the subject's functional utility, area per resident, quality and condition, we believe a value range of $63.00 to $65.00 per square foot to be indicated. Applying the unit values to the subject's 24,700 Sq Ft of gross building area indicates a value range of $1,556,100 to $1,605,500.


     BUILDING SIZE          X         SALE PRICE PER SF         =            INDICATED VALUE
     -------------                    -----------------                      ---------------

      24,700 Sq Ft          X          $63.00 to $65.00         =        $1,556,100 to $1,605,500


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                        Effective Gross Income Multiplier


The most common method of developing an Income Multiplier is derivation from sales data. In the case of a Special Use property with highly variable income and expense characteristics, however, this can be misleading. It is also possible to develop an Income Multiplier by mathematical calculation using expense and capitalization rate data: the Profit Ratio (Net Income as a percentage of Effective Gross Income) divided by the Capitalization Rate equals the Income Multiplier.


                         1-ExpenseRatio
                         --------------   =   IncomeMultiplier
                           Capt.Rate




In the Income Approach, we estimated that the subject property could reasonably be expected to experience an expense ratio of 96.9% in a stabilized year. In our Capitalization Analysis, we estimated the appropriate capitalization rate in today's market to be 11.60%. These figures produce an Income Multiplier as follows:


                          100% - 96.9%     =     0.27X
                         --------------
                             11.60%



The effective gross income multiplier (EGIM) is an extracted indication of value based upon the property's effective gross income. Key items affecting the EGIM include the expense ratio percentage, census mix, occupancy and rate schedule. Typically, the expense ratio percentage and EGIM have an inverse relationship (i.e., a higher expense ratio percentage generates a lower EGIM).


The appraiser carefully evaluated the comparables and eliminated those on the extreme end of the range from consideration. The unadjusted comparables form a wide range of EGIMs, between 0.55 to 1.08, with an average of 0.84. The subject's expense ratio percentage is 96.9%, which falls near the very high end of the range of the comparables. Accordingly, the indicated



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EGIM for the subject property is near the very low end of the range. To help quantify the EGIM mathematically, we calculated the percentage change between the highest and lowest EGIM divided by the high and low ends of the expense percentage. Using this methodology, a percentage change of 0.0482 is calculated for each change of 1 % between the comparables and the subject's expense percentage, as shown below.


            Change in Y        1.08-0.55         .53        4.82                  0.0482
            -----------    =   ----------   =    ---   =    ----    + 100    =    ------
            Change in X        .96-.85           .11        100%                   1%

After adjustments, the EGIMs formed a tighter range of 0.28 to 0.62, with an average of 0.49. After considering the EGIMs indicated by: (a) the comparable data and (b) the subject's own expense ratio and capitalization rate analysis, we believe the indicated EGIM range for the subject property is 0.27 to 0.30. Applying these multipliers to the subject's effective gross income of $5,391,066 yields a value range of $1,460,000 to $1,620,000.


        EFFECTIVE GROSS           X         INCOME        =                INDICATED
            INCOME                        MULTIPLIER                         VALUE
        ---------------          ----    -----------     ---       ------------------------
          $5,391,066              X      0.27 to 0.30     =        $1,460,000 to $1,620,000

                  Reconciliation of Sales Comparison Indicators


The value ranges developed by the indicators are summarized below:



       INDICATORS OF VALUE                                   VALUE RANGE
       SALES PRICE PER BED                             $1,550,000 to $1,670,000

       SALES PRICE PER SQUARE FOOT                     $1,556,100 to $1,605,500

       EFFECTIVE GROSS INCOME MULTIPLIER               $1,460,000 to $1,620,000

The effective gross income multiplier is usually a more reliable indicator of the subject's market value because it automatically adjusts for any differences between the comparables caused by rate fluctuations or occupancy and self pay ratio differences. The sales price per bed tends to

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be a good indicator if the comparables have similar rates, per patient day occupancy, and self pay ratios. The sales price per square foot can be a good indicator, if all the comparables happen to be similar to size. The flaws or deficiencies of the physical indicators have been tempered with economic adjustment. Accordingly, we believe all indicators provided a meaningful, but limited, indication of value. Giving consideration to current market conditions and the subject's physical and economic characteristics, the sales comparison approach is best represented by a narrower range of $1,500,000 to $1,650,000.


The usefulness of the Sales Comparison Approach in providing a value range is limited by differences in location, services and many other variables. A precise comparison between the comparable sales and the subject property is extremely difficult. We made economic adjustments to lessen these differences somewhat. Moreover, there is no accurate way to determine whether the sales prices actually paid represent fair market values, due to the unknown variables of buyers' and sellers' exact motivations or any special conditions that may have influenced the sales. We believe the sales comparison approach has limited application for indicating an exact value estimate. Accordingly, the reconciled range is intended primarily to test the reasonableness of the Cost and Income Capitalization Approaches.


INDICATED MARKET VALUE                                  $1,500,000 to $1,650,000


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                     RECONCILIATION AND FINAL VALUE ESTIMATE



INDICATED VALUE BY COST APPROACH                            $1,590,000


INDICATED VALUE BY INCOME APPROACH                          $1,450,000


INDICATED VALUE BY SALES COMPARISON                           $1,50000
APPROACH                                                 to $1,650,000

To estimate the final Market Value for The Cambridge Nursing Home, it is necessary to reconsider all three approaches, correlate the data, and decide how much emphasis to give each approach.

The Cost Approach was based upon a component cost breakdown prepared by a computer utilizing the Marshall and Swift Valuation Service Cost Data Bank. This nationally recognized building costs service prepares a very accurate estimate of replacement costs for subject's improvements. From that was deducted depreciation based upon observation and age of the improvements, sales data, and consideration of Functional and Economic Obsolescence. Subject's 21,600 sf of land were valued at $25.46 sf or $550,000. This approach indicated a market value for the real estate and the Furniture, Fixtures, and Equipment in The Cambridge Nursing Home of $1,590,000, which includes an estimated $124,950 for FF&E.

The Cost Approach is considered to be the weakest of the three approaches for this type property. It did not address the issue of business value that might be contained within the subject.

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Under the Income Approach to value, the appraiser analyzed the subject property from the standpoint of a potential investor who would be most interested in its income stream. After reviewing the owner's operating statements for the subject property as well as other comparable properties, the appraiser believes we have been able to estimate a reasonable expectation of subject's income stream. Our stabilized income stream was based upon an anticipated Gross Income of $5,557,800, Occupancy of 97.0%, a non-government funded ratio of 24%, and Expenses of $5,223,318 (or 96.9% of Effective Gross Income). The projected Net Income to Real Estate of $167,748 was capitalized at 11.6%. Based upon a consideration of current financing, available alternatives, and equity demands, the Market Value of The Cambridge Nursing Home was indicated by the Income Approach to be $1,450,000 which includes $124,950 for Furniture, Fixtures, and Equipment.

Under the Sales Comparison Approach, the appraiser reviewed approximately a dozen sales of nursing homes. Analysis of this data after adjustments for differences between properties, indicated a Market Value for The Cambridge Nursing Home of $1,500,000 to $1,650,000 based on a Gross Income Multiplier of 0.30 to 0.50 and $13,800 to $14,500 per unit. The $1,500,000 to $1,650,000 value includes Furniture, Fixtures, and Equipment estimated at $124,950.

We believe considerable emphasis can be placed on the Sales Comparison Approach. Based on the enclosed data and analyses, it is my opinion that the Subject Property described herein, has the following Final Market Value as of April 1, 1997 at Stabilized Census, Occupancy, and Rates:



FINAL MARKET VALUE OF SUBJECT PROPERTY:                               $1,650,000


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Special Condition


After discussions with appropriate state agencies, the appraiser believes the property owner will be able to continue operating the subject facility as a nursing home. The reader is cautioned that the appraiser is not an expert on nursing home or medicaid matters and this critical assumption should be confirmed by legal counsel. If this assumption is not accurate it could have a dramatic impact on the property's value.

                                MARKETING PERIOD


The Cambridge Nursing Home should be readily saleable. There is a fairly strong market and demand for nursing homes. The market is not as strong today as it was a few years ago. However, there are a number of buyers in the marketplace looking for this type property. In fact, the market for this type property is strong enough that they generally are not listed with real estate brokers, but are usually sold "off the market." The appraiser is familiar with the sale of approximately a dozen nursing homes that have taken place over the past year. The average sales time for those properties was approximately six months. If the subject property were fairly priced and adequately marketed, we believe it could be sold at our appraised value within approximately 12 months.

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         ALLOCATION OF VALUE BETWEEN REAL PROPERTY, PERSONAL PROPERTY AND
                               BUSINESS ENTERPRISE


The total value of a real estate property frequently consists of only land and improvements. However, in the case of a "Going Concern" property in which a business is operated, such as a nursing home, the total value may also contain personal property and/or intangible assets (i.e., "Business Value") consisting of business enterprise, goodwill, and going-concern value). Income generated from the property is derived from tangible real and personal property and intangible assets.

Both the real estate and the business enterprise are required to generate income. To estimate the value of the real estate, the appraiser must divide the net operating income between the two components of real estate and business enterprise. In the case of a nursing home, the intangible assets (i.e., in-place management, staff, operations, stabilized occupancy, good will, percentage of nonsubsidized residents and general reputation of the property) are difficult to relocate. Consequently, the value attributable to them is considered to be tied to the real estate.

The operation of a nursing home is a highly specialized business enterprise, requiring extensive knowledge of national and state health care systems, over and above a knowledge of health care and the business acumen required to operate any business. This is evidenced by the fact that the State Department of Public Health requires very specific licensing of the professionals and real estate that provide these services.

Management of this specialized business can be contracted out to a professional management firm for a specified fee arrangement (typically 3% to 6% of effective gross income). The management firm will provide the business acumen to operate the business enterprise. However, the management company, while operating this business on behalf of an owner, will not assume the ownership risk of that business. Any liability risk, entrepreneurship risk, and/or losses to be covered are the responsibility of the owner of the business enterprise. Accordingly,

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the real estate interest and the operating business enterprise interest are two separate components that are frequently bought, sold, and leased independently from each other.

To study the value of the real estate separate from the value of the business enterprise, the appraiser first examined leases of various facilities. Our study of nursing home leases did not develop a consistent pattern of rental rates per bed or any other common denominator that could be applied to the subject appraisal assignment. The lease rate paid on a nursing home is affected by a large number of variables (e.g., the funding program for government subsidized residents, accounting methods used, occupancy and census ratio) in addition to the usual array of variables found in any real estate. These factors vary to such an extent that analysis of other leases in comparison to the subject property did not develop any meaningful or helpful data.

Analysis of leases on a specific subject property may also be less than helpful in estimating the value of the fee simple estate. An old lease may have a contract rental different from the market rental rate, developing some leasehold estate value. The leased fee value and the leasehold value can be ascertained by studying the fair market rental or economic rental of the subject property. However, it is not necessary to consider an old lease to develop a value for the fee simple estate.

The appraiser considered several methods for studying the Business Value by investigating the relationship between: (a) the cost of tangible assets versus the total value of all assets, (b) capitalization rates of typical investment properties versus Going Concern properties and (c) the debt coverage ratio required for Going Concern type real property.

Cost Analysis


Under the Cost Approach to Value, we estimated the replacement cost of all tangible components, such as land and direct and indirect construction costs. The difference between the reproduction costs of the tangible assets and the Final Market Value of the total subject property was considered to be an indication of Business Value.

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

                            Final Market Value                    $1,650,000
                            Less Cost Approach                    $1,590,000
                                                                  ----------
                            Indicated Business Value                $ 60,000

Capitalization Rate Analysis

Properties which include intangibles like Going Concern Value, normally have a higher Overall Capitalization Rate than properties without any Business Value. The higher Overall Capitalization Rate recognizes, in part, the greater risk of owning a business versus owning real estate or other tangible assets. Comparison of the subject's Capitalization Rate to the Capitalization Rate for properties not having any Business Value (but having similar age, construction, location and value) indicates the portion of the total value attributable to the business enterprise. The higher Capitalization Rate of nursing homes includes the return necessary on the real estate, the business portion, and furniture, fixtures and equipment. In our subject study we developed an Overall Capitalization Rate of 11.6% for the subject property. A fair market Capitalization Rate for a comparable property without any Business Value is considered to be 9.00%. Dividing the real estate Capitalization Rate of 9.00% by subject's Capitalization Rate of 11.99% indicates the portion of subject's value representing tangible real property and business value to be:


       REAL PROPERTY     DIVIDED BY        SUBJECT            =         % TANGIBLE
         CAPT.RATE                        CAPT.RATE                     REAL ESTATE
         ---------                        ---------                     -----------

           9.00%                          11.99%              =           75.0% (R)

           FINAL               X         % TANGIBLE           =           VALUE OF
        MARKET VALUE                     REAL ESTATE                   REAL PROPERTY
        ------------                     -----------                   -------------

         $1,650,000            X          75.0% (R)         =            $1,237,500


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

Final Market Value (Total Property)                                  $1,650,000
Less Value Of Real Property                                          $1,237,500
                                                                     ----------
Business Value and Furniture, Fixtures And Equipment                 $  412,500
Less Furniture, Fixtures And Equipment                               $  124,950
                                                                      -----------
Indicated Business Value                                             $  287,550


Debt Coverage Ratio Analysis


An indication of the subject property's Business Value can be developed by separating net income into real estate and business components. (Personal property is handled in our income model with a replacement reserve.) Investors in nursing home real estate and nursing home business enterprises have specific income rate of return and "debt coverage" requirements. The relationship between the "debt coverage" requirements of a real estate investor and the requirements of a business enterprise investor can be ascertained mathematically.

Real Estate Investor


There are several investors for real estate entities that do not contain the business enterprise component. Many investors want to be passive real estate investors, without the management problems or risk associated with operating a nursing home. The typical investor is a health-care oriented, real estate investment trust (REIT) who purchases 100% of a nursing home's real estate. The appraiser surveyed acquisition officers of several REITs to ascertain their rate of return and "debt coverage" (i.e., rent coverage) requirements:

                Omega Healthcare is currently seeking 11.8% on a variable return and underwrites debt coverage with a minimum of 1.25X.

                Healthcare REIT's current yield requirement is based on 500 points over the 10 year T bill rate. Today, this is a total return of 11.84%. Their minimum debt coverage ratio is 1.25X.

                Health Equity Properties' current return requirement is 12% to 12.5%. Their minimum debt coverage ratio is 1.25X to 1.4X, depending on the credit.



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From the above data, it appears that the real estate in a nursing home like the subject property can be sold and leased back, giving a return to the passive real estate investor of approximately 11.8% to 12.5%, or an average (mode) of 12 %. The most common "debt coverage" factor is 1.20X to 1.50X, or an average of 1.35X.

Business Enterprise Investors


Many nursing home operators and individual investors will purchase the business enterprise operating within a nursing home property. Consequently, the real estate in a nursing home is frequently sold to a real estate investor, such as a REIT. The new real estate owner will then lease it to a management company who will own and operate the business enterprise. Management companies and individual investors try to group their property operations within a specific state for obvious reasons; however, they will usually consider an individual acquisition within any state that has a viable government assistance program. We surveyed companies and individuals who invest in nursing home businesses to determine their requirements for investing in a nursing home business enterprise. The results of this survey include:

         - Health Prime, Inc., an active purchaser of nursing home going concerns and business enterprises, reported they would acquire a health care business (without the underlying real estate) if the investment would provide a return of 15% to 17%. This assumes they had no other facilities within the area, were not attempting to fill out their management team, and had no other ulterior motives.


        - Life Care Affiliates reported that their investors require a 15% return on cash invested, assuming the real estate is owned by another entity and the investors are strictly buying the business operation with no interest in the underlying real or personal property assets.


        - Regency Health Care reported that they would be willing to consider purchasing a leasehold estate or the business interest in a going concern property, assuming a cash-on-cash return of 15% to 18%


There are many potential purchasers actively seeking the acquisition of nursing homes either as "going concerns" (i.e., containing both real estate and the business enterprise) or as the

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operating business enterprise only. As evident from the above, the business enterprise operating within the subject real estate can probably be sold to an investor who would require a 15% cash-on-cash return after satisfying all requirements of real estate, personal property and management.

Distribution of Income Between Real Estate and Business Enterprise


The subject property's Economic Rental is the amount of net operating income available to satisfy a potential purchaser of the real estate and his requirements for rate of return and "debt coverage." Conversely, the income available to an investor in the business enterprise is the income available after satisfying the priority claim on income by ownership of the real and personal property. The division of income (and value) between the various components of the total going concern entity (i.e., real property, personal property and business enterprise) can be developed by studying their mathematical relationship.

Debt coverage ratios for this type property range from 1.1OX to 3.OOX, depending on the quality of the property and dependability of its income stream. We believe the subject ranks average in credit risk and estimate a debt coverage ratio of 1.35X to be appropriate.

When a potential purchaser of real estate requires a "debt coverage" factor of 1.35, he is requiring that a minimum of 26% of the net operating income be available to compensate the business enterprise owner. Without that minimum return, no one will provide the requirements of business enterprise ownership for this facility. This is demonstrated mathematically as follows:

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
                                                           MAXIMUM INCOME
                                    DEBT                   AVAILABLE TO
 FACILITY'S NET                   COVERAGE                     REAL
OPERATING INCOME    DIVIDED BY     RATIO           =       ESTATE OWNER
----------------  -------------    -----           -       ------------

    100%            DIVIDED BY     1.35X           =            74%

                                   INCOME
                                  ALLOWABLE                INCOME REQUIRED
   FACILITY'S                      TO REAL                  FOR BUSINESS
OPERATING INCOME   DIVIDED BY    ESTATE OWNER     =           OWNER
----------------  ------------   ------------                -------

    100%           DIVIDED BY          74%          =            26%




This analysis of the capital requirements of purchasers of nursing home real estate demonstrates that a minimum of 26% of the net operating income must be allocated to the business enterprise component. Conversely, a maximum of 74% of the property's net operating income is available for economic rental to the owner of the underlying real estate. Accordingly, the appraiser allocated 26% of net operating income to provide the necessary compensation for the required business enterprise ownership.

Distribution of Value Between Real, Personal and Business Property


The personal property component has already been estimated and its respective capital requirement previously deducted. The remaining net income can be distributed between real property and business enterprise as shown above. By studying the capital return requirements of real property versus a business enterprise, a mathematical relationship between the value of those two components can be established.

Ownership of the real estate component requires a 10% return, according to the typical REIT investors in real estate. Ownership of the business enterprise component requires a 15% return on investment, according to typical purchasers of business property. A distribution of income and related values for the two property components is shown below. Assuming a $100,000 net

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operating income, and the required rate of return and debt coverage factors previously discussed, the "Going Concern" value of a nursing home would be distributed between real estate and business enterprise as follows:



       Distribution of Income
        Between Real Estate
        Ownership & Business
        Enterprise Ownership                                                      Distribution of          Percentage Distribution
        (Assumes 1.35 X Debt                     Required Rate                     Value Between               of Value Between
        Coverage & $100K NOI)     Divided By       of Return           =            Components              Real Estate & Business
 -----------------------------    ----------     -------------        --          ----------------        -------------------------
        Real Estate =$ 74,000

                (74%)                   /             10%              =             $740,000                  81%

    Business Enterprise =$26,000

                (26%)                   /             15%              =             $173,333                  19%

      Total Property = $100,000

               (100%)                                                                $913,333                  100%




              Indicated Business Value: $1,650,OOOX 19% = $313,500


Summary


The two methods of estimating Business Value have indicated values as follows:


                  Cost Analysis                                 $60,000
                  Capitalization Rate Analysis                 $287,550
                  Debt Coverage Ratio Analysis                 $313,500


After considering all methods, it was our opinion that the subject property's final Market Value of $1,650,000 included a Business Value of:


BUSINESS VALUE                                                $250,000

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                                SUMMARY OF VALUES


It was our opinion that the Subject Property described herein had the following Market Value, as of April 1, 1997, at current occupancy and in its present physical condition, subject to the Underlying Assumptions and Limiting Conditions contained in this report:


           Land                            $  550,000
           Building Improvements           $  725,050
                                           -----------
           Total Real Estate               $1,275,050
           Personal Property               $  124,950
           Business Value                  $  250,000
                                           -----------
           Total Property                  $1,650,000

The above Value Estimate was predicated upon the assumption that the new air conditioners have already been installed at a cost of $25,000. To estimate the current "as is" value of the subject property at initial occupancy and in its present physical condition, a deduction was made for the cost of air conditioners. The "as is" value of the subject property was:



           Total Real Estate        $1,275,000
           Personal Property        $  100,000
           Business Value           $  250,000
                                    -----------
           Total Property           $1,625,000




Special Condition


After discussions with appropriate state agencies, the appraiser believes the property owner will be able to continue operating the subject facility as a nursing home. The reader is cautioned that the appraiser is not an expert on nursing home or medicaid matters and this critical assumption should be confirmed by legal counsel. If this assumption is not accurate it could have a dramatic impact on the property's value.

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                 UNDERLYING ASSUMPTIONS AND LIMITING CONDITIONS


1. The Appraiser assumes no responsibility for legal matters nor renders an opinion of title. Good title to The Cambridge Nursing Home is assumed.


2. The commissioning and/or possession of this report does not carry with it the right of publication, nor does it oblige the appraiser to appear in court, commission, or in any other capacity without prior arrangements and additional compensation.


         This appraisal report has been prepared for the exclusive benefit of its intended user, Capitol Senior Living, Inc. It may not be used or relied upon by any other party. Any party who uses or relies upon any information in this report without the preparer's written consent is an unintended user, and does so at his own risk.


3. The separate values for land, equipment, business value and/or buildings must not be used in reference to any other appraisal and are invalid if so used. The distribution of total value applies only to existing utilization.


4. The factual information in this report--furnished by others or taken from public records--is believed to be reliable, but no responsibility is assumed for its accuracy. We do not guarantee the correctness of estimates, opinions, sketches and other exhibits.


5. One (or more) of the signatories of this appraisal report is a Member of the Appraisal Institute. The Bylaws and Regulations of the Institute require each Member to control the use and distribution of each appraisal report signed by such Member. Therefore, except as hereinafter provided, the party for whom this appraisal report was prepared may distribute copies of this appraisal report, in its entirety, to such third parties as may be selected by the party for whom this appraisal report was prepared. However, selected portions of this appraisal report shall not be given to third parties without prior written consent of the signatories of this appraisal report. Further, neither all nor any part of this appraisal report shall be disseminated to the general public by use of advertising, public relations, news, sales, or other media for public communication without the prior written consent of the signatories of this appraisal report.


6. The soil and subsoil, unless otherwise detailed, appear firm and solid. No engineering study has been made and the appraiser is not responsible for any adverse condition that may be found in these matters.


7. The appraiser is not an expert in pest detection or control. The value estimate tendered, unless qualified, assumes these matters (including but not limited to termites, dry rot, wet rot, and other wood-destroying organisms) are not present or have been detected and properly corrected.


8. Any description of improvements is intended to be general, for descriptive purposes only, and based primarily upon observation. All foundations and mechanical, plumbing,

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         electrical, heating, ventilation, air conditioning, and roof systems are assumed to be adequate, in good working order and capable of performing the function for which they were designed. The appraiser has no expertise in this area and cannot certify the condition or functional adequacy of these items. A qualified inspector should be utilized for that purpose. The appraiser assumes no responsibility for any hidden or unapparent conditions of the property, soil, subsoil, or structures that would affect its value.


9. Any site or building improvement, whether existing or proposed, is assumed by the appraiser to comply with all applicable building codes, zoning and environmental regulations for this jurisdiction and is assumed to be a legal structure. The appraiser has not verified the accuracy of this assumption. We recommend an attorney be retained for verification purposes.


10. The existence (if any) of potentially hazardous material (such as, but not limited to, formaldehyde foam insulation, radon, asbestos or toxic waste) was not considered. The appraiser is not qualified to detect such substances and we urge the client to retain an expert in this field.


11. The appraiser has not researched the subject property for liens nor reviewed any mortgage documents. Our analysis is based upon the assumption that any mortgages encumbering subject are of such amount, rates, and terms as to be considered typical in the market place and would neither contribute to nor detract from the property's market value. The property is therefore appraised as though it were free and clear of any debt encumbrances or subject to financing which is generally acceptable in the market.


12. The value estimate and estimated income and expenses assume responsible ownership and typical, competent management.


13. Gross area of land and improvements is estimated by methods and from sources considered reliable and the data is believed to be accurate. However, no responsibility is assumed for its accuracy and it is recommended that a licensed surveyor be employed for that purpose. The appraiser's Final Market Value estimate is primarily predicated upon the economic viability of the project itself and its projected income stream. Any minor difference in the subject's actual land or improvement size would have little or no effect on its true market value. Any statement by the appraiser contained herein as to the size of land or building improvements is for descriptive purposes and is a statement of the appraiser's opinion as to the property's functional utility and not a statement of fact as to its physical size.


14. The subject property is subject to licensing and certification by several regulatory agencies. Our value estimate is predicated upon the subject property maintaining its Certificate Of Need and/or License and Certification to Operate as a nursing home. The loss of either one of those items could affect the value of the subject property.


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15.      In the event that any residents are funded by public or third party payors, we have assumed that all payments will be made promptly.


16. The Market Value estimate is predicated upon an assumption of stabilized occupancy, rates and census.

17. The appraiser's projections of income and expenses are not predictions of the future. They are our best estimates of current market thinking about what future income and expenses might be. We make no warranty or representations that these projections will materialize.

18. To the best of the appraiser's knowledge, the subject property is not currently under any option, listing or agreement of sale. There may have been transactions of this type, but the relevant details were not available. While any present or past listing, option or sales data on the subject available to the appraiser have been considered in this analysis, the Final Market Value was estimated as though subject were available for sale on the open market.

19. To the best of the Appraiser's knowledge, this report conforms to the current requirements prescribed by the Uniform Standards of Professional Appraisal Practice of the Appraisal Standards Board of the Appraisal Foundation as required by the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA) and the Appraisal Institute.

20. The Americans with Disabilities Act "ADA" became effective January 26, 1992. We have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the act. If so, this fact could have a negative effect upon the value of the property. Since we have no direct evidence relating to this issue, I (we) did not consider possible noncompliance with the requirements of ADA in estimating the value of the property. Based on our personal inspection, we are not aware of any irregular or apparent non-compliant handicap items.


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21.      The final value conclusions in this report are predicated upon the assumption that the property is not subject to any management contract or lease and that the property would be available for negotiation of a new lease or management contract at this time.


Special Condition


After discussions with appropriate state agencies, the appraiser believes the property owner will be able to continue operating the subject facility as a nursing home. The reader is cautioned that the appraiser is not an expert on nursing home or medicaid matters and this critical assumption should be confirmed by legal counsel. If this assumption is not accurate it could have a dramatic impact on the property's value.


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                            APPRAISER'S CERTIFICATION


I certify that, to the best of my knowledge and belief:


        - The statements of fact contained in this appraisal report are true and correct.


        - The reported appraisal analyses, opinions and conclusions are limited only by the reported assumptions and limiting conditions and are my personal, unbiased, professional analyses, opinions and conclusions.

        - I have no present or prospective interest in the property that is the subject of this report and I personal interest or bias with respect to the parties involved.

        - My compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

        - My analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Standards Board of the Appraisal Foundation as required by the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA) and the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute.

        - As of the date of this report, J. Michael Burroughs, MAI, SRA has completed the requirements of the continuing education program of the Appraisal Institute.

        - The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

        - The subject property was inspected by Franklin M. Ramsey and was not inspected by J. Michael Burroughs.

        - Eve L. Burroughs and Bonny J. Sinclair provided valuable assistance in compiling data for this report. No one else provided significant professional assistance to the undersigned. The appraiser gratefully acknowledges the contribution of data from several sources.

        - The appraiser has complied with the USPAP competency provision.

        - The USPAP departure provision does not apply.


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         - This appraisal assignment was not based on a requested minimum or maximum valuation, a specific valuation, or the approval of a loan.


I do not authorize the out-of-context quoting from or partial reprinting of this appraisal report. Further, neither all nor any part of this appraisal report shall be disseminated to the general public by the use of media for public communication without the prior written consent of the appraiser(s) signing this appraisal report.

                                             /s/ J. MICHAEL BURROUGHS
                                           ------------------------------
                                           J. MICHAEL BURROUGHS, MAI, SRA




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                                   REFERENCES


         The appraiser would like to acknowledge the following resources:


1. Laventhol & Horwath, Retirement Housing Industry 1989 (Laventhol & Horwath, Philadelphia, PA 1990).


2. Laventhol & Horwath, Nursing Home Industry 1988 (Laventhol & Horwath, Philadelphia, PA 1989).


3.       Marshall and Swift Computerized Services, Los Angeles, CA.


4.       National Planning Data Corporation, Ithaca, NY.


5.       SMG Marketing Group, Inc. -C-1993.


6. Ernst & Young and American Association of Homes for the Aging Study. Continuing Care Retirement Communities: An Industry in Action, Analysis and Developing Trends, 1989.


7. The Dictionary of Real Estate Appraisal, American Institute of Real Estate Appraisers, second edition.


8.       The Appraisal of Real Estate, ninth edition.


9. The Guide to the Nursing Home Industry, 1993. A joint publication of Health Care Investment Analysts, Inc. and Arthur Andersen & Co.


10.      U. S. Bureau of Census.


11. Marion MerrellDow Managed Care DigestLong Term Care Edition 1993. Marion Merrell Dow, Inc.


12. An Overview of The Assisted Living Industry, October 1993, Coopers & Lybrand and The Assisted Living Facilities Association of America.



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                           QUALIFICATIONS OF APPRAISER


                         J. MICHAEL BURROUGHS, MAI & SRA
                              POST OFFICE BOX 2227
                     HWY 64 EAST, LAUREL TERRACE, 2ND FLOOR
                         CASHIERS, NORTH CAROLINA 28717


BUSINESS EXPERIENCE

J. Michael Burroughs has been engaged in the preparation of appraisals, feasibility studies, economic analyses, and general consulting on all types of properties for various clients. In the mid-1970s, Mr. Burroughs began specializing in the appraisal of long-term health care facilities and housing for the elderly. Since 1985, Mr. Burroughs has worked exclusively with long-term health care and housing for the elderly in the areas of appraising, brokerage, and finance.

Assignments have been in more than 44 of the 50 United States. Current assignments include all types of healthcare and senior housing real estate:

              Nursing Homes
              Continuing Care Retirement Communities (Both Rental and Endowment) Assisted Living Facilities
              Acute Care Hospitals
              Psychiatric Hospitals
              Congregate Living Facilities



Properties appraised total approximately 3,000 in number and exceed $7 Billion in appraised value. Mr. Burroughs has also been active as a general partner in five successful apartment to condominium conversion projects and is actively engaged in the buying and selling of investment real estate for his own account and for clients. He is a nationally recognized convention speaker and published author on healthcare appraising and financing.

EMPLOYMENT

HealthCare Property Appraisers of America, Inc. -- President
         June, 1973 to Present


Atlantic Mortgage and Investment Company -- First Vice President
         January, 1972 to July, 1973, Winston-Salem, NC


Wachovia Mortgage Company -- Asst. VP and Manager of the Charlotte Income
         Property Loan Department
         May, 1970 to January, 1972, Charlotte, NC


Prudential Insurance Company -- Real Estate and Mortgage Loan Department
         Regional Appraiser December, 1964 to April, 1969, Montgomery, Alabama May 1969 to May, 1970, Charlotte, N. C.


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GENERAL EDUCATION

Mars Hill College--Associate of Arts--1962

University of North Carolina at Chapel Hil--B.S. in Business Administration
          (Major: Banking and Finance) 1964

REAL ESTATE EDUCATION

American Institute of Real Estate Appraisers--Real Estate Valuation--Course
          I--University of Mississippi, 1966.

American Institute of Real Estate Appraisers--Real Estate Valuation--Course
          II--Tulane University, 1967.

Various Seminars in Tax Deferred Exchanging and Computer Applications for
          Real Estate Analysis.

PROFESSIONAL CONTRIBUTIONS

Mr. Burroughs has authored articles for national industry periodicals and is a nationally recognized speaker on the valuation of healthcare and senior living properties.

MEMBERSHIPS AND PROFESSIONAL DESIGNATIONS

The Appraisal Institute--MAI, SRA
Licensed Real Estate Broker
The Academy of Real Estate Exchangers
State Certified General Appraiser

AREA OF SPECIALTY--LONG-TERM HEALTH CARE

                  Healthcare and Nursing Home Facilities
                  --------------------------------------

Facilities Appraised:      2500

Location:                  Located in 44 States

Type: Skilled, ICF, Personal Care, Head Trauma, Long-Term Pediatric Care, Substance Abuse, Mentally Retarded
                           (MR), Rehabilitation, Alzheimer's,
                           Acute, Sub-Acute, Rehab, and Psychiatric Hospitals

                  Retirement Housing
                  ------------------

Facilities Appraised:      60+


Location:                  Located in over 14 States





Type: Lease Rental, Condo Ownership, Retirement Apartments with or without Nursing Home, Assisted Living, and Luxurious Hotel-type for the well elderly. Housing for the elderly requiring some personal care and services.



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                   TYPICAL NURSING HOME CLIENTS (Partial List)


Mortgage/Bond Lenders
---------------------
Bank One, Indianapolis, IN
Bear Stems Investment Bankers, New York, NY
Dominion Bank, Richmond, VA
First American National Bank, Nashville, TN
First National of Maryland, Baltimore, MD
Grove Capital, Atlanta, GA
Healthcare REIT, Toledo, OH
Hibernia National Bank, New Orleans, LA
J. C. Bradford, Nashville TN and Pensacola, FL
Maryland National Bank, Baltimore, MD
Society Bank, Dayton, Ohio
Southtrust Bank, N.A., Birmingham, AL
Van Kampen Merritt, Philadelphia, PA
Wachovia Bank & Trust, Raleigh, NC
Wright One Financial, Dayton, OH

Healthcare Management Companies
-------------------------------
American Retirement Corporation, Nashville, TN
The Angell Group, Winston-Salem, NC
Asheville Psychiatric Hospital, Asheville, NC
Beverly Enterprises, Ft. Smith, AR
Brian Management Group, Hickory, NC
The Brunner Companies, Dayton, OH
Charlotte Memorial Hospital, Charlotte, NC
Convalescent Services, Atlanta, GA
Cumberland Health Systems, Nashville, TN
Denver Health Group, Denver, CO
Diversicare Corporation of America, Franklin, TN
Elmhurst Psychiatric Hospital, Portland, CT
Genesis Health, West Point, PA
Health Care Capital, Atlanta, GA
Health Care Concepts, Atlanta, GA
Health Prime, Atlanta, GA
Meridian Healthcare, Towson, MD
Multicare Management, Inc., Hackensack, NJ
National Health Corporation, Murfreesboro, TN
Nomura, New York, NY
Quest Rescue, Atlanta, GA
Quorum Health Services, Inc., Wellesley, MA
Regency Health Care, Ormond Beach, FL
Resource Housing of America, Atlanta, GA
Royal Care, Inc., Cleveland, TN
Southern Care Enterprises, Atlanta, GA
TheraTx, Baltimore, MD
Total Care Systems, Inc., West Point, PA
WellCare, Inc., Atlanta, GA



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

                                                                         ADDENDA
--------------------------------------------------------------------------------

                           CAMBRIDGE NURSING HOME LLC

                                Income Statement

               For the period January 1, 1997 to January 31, 1997


                                                    CURRENT PERIOD      RATIO       YEAR TO DATE      RATIO
INCOME

RENTAL INCOME

       Patient Income                                    24,742.50       5.69         178,247.89       6.75
       Patient Income - SNF                              56,305.00      12.96         349,261.00      13.22
       Medicare-Distinct Unit                            51,180.00      11.78         313,764.00      11.88
       Medicare Contractual Allowance                    20,268.00       4.66         110,025.64       4.17
       Medicaid                                         319,067.00      73.43       1,921,348.00      72.74
       Medicaid-SNF                                      68,727.00      15.82         426,190.00      16.14
       Medicaid Contractual Allowance                  (169,125.54)    (38.92)     (1,012,883.61)    (38.35)
       Medicaid Adjustment/Settlement                          .00        .00            (818.51)      (.03)
                                                        ----------     ------       ------------    --------
            Total Rental, Income                        371,163.96      85.42       2,285,134.41      86.51

OTHER INCOME
       Central Supply-Part A                              1,772.91        .41          28,199.37       1.07
       Central Supply-Part 8                                   .00        .00              98.22        .00
       Meals - Guests Employees                             180.00        .04             925.00        .04
       Pharmacy Income - Part A                          12,617.70       2.90          54,549.16       2.07
       Pharmacy Income - Part B                             247.06        .06           1,689.22        .06
       Therapy Income-Physical                              100.00        .02             100.00        .00
       Therapy Income-Physical Part A                    10,300.00       2.37          67,200.00       2.54
       Therapy Income-Physical Part B                     5,750.00       1.32         100,350.00       3.80
       Therapy Income-Speech Part A                         500.00        .12          18,750.00        .71
       Therapy Income-Speech Part B                       7,550.00       1.74          52,300.00       1.98
       Therapy Income-Occupational A                     25,550.00       5.88         190,150.00       7.20
       Therapy Income-Occupational B                     67,850.00      15.62         403,450.00      15.27
       Anc Part A Cont Allowance                        (50,740.61)    (11.68)       (358,848.53)    (13.59)
       Anc Part 3 Cont Allowance                        (18,519.56)      4.26)       (203,897.44)      7.72)
       Other Income                                         177.69        .04           1,242.16        .05
                                                        ----------     ------       ------------    --------
            Total Other Income                           63,335.19      14.58         356,257.16      13.49
                                                        ----------     ------       ------------    --------
            Total Operating income                      434,499.15     100.00       2,641,391.57     100.00
                                                        ----------     ------       ------------    --------

OPERATING EXPENSES

Nursing
       Direct Labor-Dir. of Nursing                       4,050.00        .93          26,000.00        .98
       Direct Labor-Adm. Coordinator                      3,321.42        .76          18,534.85        .70
       Direct Labor-RN                                   23,381.50       5.38         121,377.03       4.60
       Direct Labor-LVN/LPN                              26,002.21       5.98         155,036.58       5.87
       Direct Labor-CMA                                  40,461.75       9.31         241,226.55       9.13

                                                                   Data Provided
                                                                        By Owner

                           CAMBRIDGE NURSING HOME LLC
                                Income Statement
               For the period January 1, 1997 to January 31, 1997


                                              CURRENT PERIOD        RATIO         YEAR TO DATE        RATIO

Direct Labor-Clerical                               1,810.72          .42            11,820.93          .45
Vacation                                                 .00          .00            16,545.40          .63
Consultant-Dietary                                  2,520.00          .58            14,595.00          .55
Consultant-Pharmaceutical                             350.00          .08             2,100.00          .08
Payroll Taxes-FICA                                  7,475.25         1.72            43,261.00         1.64
Payroll Taxes-FUTA                                    781.78          .18             3,101.99          .12
Payroll Taxes-SUTA                                  4,299.47          .99            12,645.03          .48
Employee Benefits-W/C                               3,902.46          .90            15,968.46          .60
Supplies                                            1,283.60          .30             9,662.50          .37
Supplies-Nursing                                    6,245.39         1.44            33,941.67         1.28
Supplies-Oxygen                                       933.00          .21             3,151.30          .12
Pharmacy - Medicaid                                   268.89          .06             1,809.27          .07
Purchased Services-Medical Dir                        500.00          .12             3,261.10          .12
Therapy-Occupational                               37,360.00         8.60           236,260.00         8.94
Therapy-Physical                                    5,812.65         1.34            54,682.22         2.07
Therapy-Speech                                      3,220.00          .74            28,419.98         1.08
                                                  ----------     --------         ------------     --------
         Total Nursing                            173,980.09        40.04         1,053,400.86        39.88

Distinct Unit
Direct Labor-RN                                    18,913.73         4.35           112,112.59         4.24
Direct Labor-LVN/LPN                               18,179.82         4.18            92,930.40         3.52
Direct Labor-OMA                                    2,130.00          .49            12,174.73          .46
Direct Labor-CNA                                   24,930.46         5.74           144,035.13         5.45
Vacation                                                 .00          .00             7,291.24          .28
Payroll Taxes-FICA                                  4,867.87         1.12            27,340.53         1.04
Payroll Taxes-FUTA                                    508.27          .12             1,088.25          .04
Payroll Taxes-SUTA                                  2,799.85          .64             6,867.88          .26
Employee Benefits-W/C                               2,572.66          .59            13,052.65          .49
Employee Benefits-Health Ins.                         362.00          .08             2,534.00          .10
Equipment-Rental                                         .00          .00             1,795.50          .07
Pharmacy - Medicare                                 5,093.73         1.17            29,010.84         1.10
Supplies-Therapy                                      195.31          .04             2,928.02          .11
                                                  ----------     --------         ------------     --------
         Total Distinct Unit                       80,553.70        18.54           453,161.76        17.16

Activities
Direct Labor-Director                               2,557.50          .59            15,207.20          .58
Direct Labor-Assistants                             2,849.45          .66            19,198.97          .73
Vacation                                                 .00          .00             1,197.60          .05
Contract Labor                                        180.00          .04             1,035.77          .04
Payroll Taxes-FICA                                    404.06          .09             2,576.31          .10
Payroll Taxes-FUTA                                     42.27          .01               110.06          .00
Payroll Taxes-SUTA                                    232.40          .05               663.17          .03
Employee Benefits-W/C                                 216.83          .05             1,128.35          .04

                                                                   Data Provided
                                                                        By Owner

                           CAMBRIDGE NURSING HOME LLC

                                Income Statement
               For the period January 1, 1997 to January 31, 1997


                                         CURRENT PERIOD     RATIO       YEAR TO DATE      RATIO

Supplies                                         580.95       .13           1,416.66        .05
                                             ----------     ------       ------------    --------
         Total Activities                      7,063.46      1.63          42,534.09       1.61

Social Services
    Direct Labor-Social Worker                 3,154.00       .73          18,434.00        .70
    Payroll Taxes-FICA                           223.46       .05           1,310.21        .05
    Payroll Taxes-FUTA                            23.36       .01              30.76        .00
    Payroll Taxes-SUTA                           128.54       .03             225.38        .01
    Employee Benefits-W/C                        126.47       .03             683.06        .03
                                             ----------     ------       ------------    --------
         Total Social Services                 3,655.83       .84          20,683.41        .78

Ancillary
    Supplies-Nursing                                .00       .00             164.93        .01
                                             ----------     ------       ------------    --------
         Total Ancillary                            .00       .00             164.93        .01

Beauty & Barber
                                             ----------     ------       ------------    --------
         Total Beauty & Barber                      .00       .00                .00        .00

Dietary
    Direct Labor-Supervision                   2,000.00       .46          14,702.00        .56
    Direct Labor-Cooks                         6,639.34      1.53          39,341.22       1.49
    Direct Labor-Cooks Helper                 12,208.39      2.81          68,923.87       2.61
    Vacation                                        .00       .00           3,371.20        .13
    Payroll Taxes-FICA                         1,580.47       .36           9,334.29        .35
    Payroll Taxes-FUTA                           165.31       .04             383.81        .01
    Payroll Taxes-SUTA                           909.07       .21           3,035.56        .11
    Employee Benefits-W/C                        835.98       .19           4,818.12        .18
    Food                                      17,498.13      4.03         100,117.97       3.79
    Food-Staples                                 177.26       .04             210.20        .01
    Supplies                                   1,764.26       .41          11,841.26        .45
                                             ----------     ------       ------------    --------
         Total Notary                         43,778.21     10.08         256,079.50       9.69

Housekeeping
    Direct Labor-Housekeeper                  12,247.95      2.82          74,156.61       2.81
    Vacation                                        .00       .00           4,325.60        .16
    Payroll Taxes-FICA                           918.25       .21           5,545.67        .21
    Payroll Taxes-FUTA                            95.81       .02             404.96        .02
    Payroll Taxes-SUTA                           526.90       .12           1,958.04        .07
    Employee Benefits-W/C                        491.12       .11           2,289.26        .09
    Supplies                                     277.09       .06           8,665.16        .33

                                                                   Data Provided
                                                                        By Owner

                           CAMBRIDGE NURSING HOME LLC

                                Income Statement
               For the period January 1, 1997 to January 31, 1997


                                              CURRENT PERIOD     RATIO        YEAR TO DATE     RATIO
                                              --------------     -----        ------------     -----

                                                  ----------     ------       ------------    --------
         Total Housekeeping                        14,555.12      3.35           97.345.30      3.69

Laundry
    Direct Labor-Laundry                            8,104.39      1.87           41,519.87      1.57
    Vacation                                             .00       .00            3,320.00       .13
    Payroll Taxes-FICA                                610.45       .14            3,120.76       .12
    Payroll Taxes-FUTA                                 63.82       .01              157.05       .01
    Payroll Taxes-SUTA                                351.11       .08              955.46       .04
    Employee Benefits-W/C                             324.97       .07            1,526.88       .06
    Linen                                                .00       .00            6,034.82       .23
    Supplies                                          756.47        17            2,672.81       .10
                                                  ----------     ------       ------------    --------
            Total Laundry                          10,211.21      2.35           59,307.65      2.25

Maintenance
    Direct Labor-Supervision                        2,856.42       .66           17,196.45       .65
    Direct Labor                                    2,317.70       .53           12,881.30       .49
    Vacation                                             .00       .00            2,863.20       .11
    Payroll Taxes-FICA                                373.22       .09            2,171.47       .08
    Payroll Taxes-FUTA                                 39.04       .01               71.93       .00
    Payroll Taxes-SUTA                                214.68       .05              562.74       .02
    Employee Benefits-W/C                             207.46       .05            1,206.04       .05
    Plant R & M-Common                              2,257.81       .52           17,496.51       .66
    Plant R & M-Elevator                              389.80       .09            4,317.03       .16
    Plant R & M-Extermination                         180.00       .04            1,950.00       .07
    Plant Repairs & Maint-Grounds                        .00       .00            1,187.87       .04
    Plant R & M-Painting                                 .00       .00            1,247.13       .05
    Plant R & M-Roof                                     .00       .00              495.00       .02
    Plant R & M-Salt                                  211.93       .05            1,651.73       .06
    Plant R & M-Sprinkler                                .00       .00              175.00       .01
    Supplies-Maintenance                              607.46       .14            3,251.34       .12
                                                  ----------     ------       ------------    --------
         Total Maintenance Expenses                 9,655.52      2.22           68,724.74      2.60

Utilities

    Utilities-Electricity                          (7,514.01)    (1.73)         14,639.09       .55
    Utilities-Gas/Heating                           1,399.02       .32           12,640.30       .48
    Utilities-Water, Sewer, Trash                   7,011.22      1.61           34,945.94      1.32
                                                  ----------     ------       ------------    --------
         Total Utility Expense                        896.23       .21           62,225.33      2.36

Security Expense
                                                  ----------     ------       ------------    --------
         Total Security Expense                          .00       .00                 .00       .00


                                                                   Data Provided
                                                                        By Owner

                           CAMBRIDGE NURSING HOME LLC
                                Income Statement
               For the period January 1, 1997 to January 31, 1997


                                            CURRENT PERIOD      RATIO       YEAR TO DATE      RATIO

General/Administrative

    Direct Labor-Administrator                    4,428.56       1.02          26,257.14        .99
    Direct Labor-Clerical                         9,592.73       2.21          56,429.57       2.14
    Indirect Labor                                9,394.70       2.16          25,730.45        .97
    Vacation                                           .00        .00           5,262.40        .20
    Payroll Taxes-FICA                            1,035.75        .24           6,128.07        .23
    Payroll Taxes-FUTA                              108.36        .02             169.69        .01
    Payroll Taxes-SUTA                              595.75        .14           1,100.22        .04
    Employee Benefits-W/C                            28.03        .01             148.08        .01
    Employee Benefits-Health Ins                  4,078.09        .94          41,400.54       1.57
    Advertising-Employment                          335.70        .08           1,206.77        .05
    Bad Debt Expense                              5,000.00       1.15          65,000.00       2.46
    Banking Charges                                    .00        .00             189.19        .01
    Data Processing-Payroll                       1,196.29        .28           5,372.73        .20
    Dues & Subscriptions                          5,093.92       1.17           5,849.92        .22
    Entertainment                                   544.83        .13           2,064.20        .08
    Equipment-Lease                                 209.00        .05           1,225.56        .05
    Equipment-Rental                                   .00        .00              74.60        .00
    Fees-Management                              30,414.94       7.00         184,897.41       7.00
    Fees-Accounting                                 134.70        .03          23,513.06        .89
    Fees-Professional                                  .00        .00          10,494.65        .40
    Home Office Allocation                           42.41        .01           1,056.77        .04
    Home Office Allocation-Postage                  (29.86)      (.01)             84.66        .00
    Home Office Allocation-Printing                 113.93        .03             656.33        .02
    Home Office Allocation-Telephn                  180.05        .04             712.36        .03
    Home Office Allocation-Travel                   274.04        .06           2,771.12        .10
    Postage/Delivery                                972.20        .22           3,222.84        .12
    Promotion-Materials                              61.89        .01             214.36        .01
    Purchased Services-Misc.                        117.70        .03             736.96        .03
    Supplies-Offices                                670.04        .15           3,397.72        .13
    Training                                           .00        .00             680.00        .03
    Telephone                                     1,449.11        .33           7,279.03        .28
    Travel                                           68.51        .02           1,162.11        .04
                                                 ----------    ------       ------------    -------
         Total General/Administrative            76,111.37      17.52         484,488.51      18.34

Marketing/Leasing
    Promotion-Materials                              84.09        .02             498.60        .02
                                                ----------     ------       ------------    -------
         Total Marketing/Leasing                     84.09        .02             498.60        .02
                                                ----------     ------       ------------    -------
         Total Operating Expenses               420,544.83      96.79       2,598,614.68      98.38
                                                ----------     ------       ------------    -------
         Net Income (Loss) From

                                                                   Data Provided
                                                                        By Owner

                           CAMBRIDGE NURSING HOME LLC
                                Income Statement
               For the period January 1, 1997 to January 31, 1997


                                               CURRENT PERIOD     RATIO        YEAR TO DATE     RATIO

         Operations                                 13,954.32      3.21           42,776.89      1.62
                                                   ----------    ------        ------------   -------
OTHER INCOME AND EXPENSE

    Taxes-Franchise, Sales                             550.00
    Taxes-Real Estate                               10,704.18       .13              550.00       .02
    Insurance                                        3,120.33      2.46           62,893.83      2.38
                                                   ----------    ------        ------------   -------
         Total Other (Income) Expense               14,374.51       .72           18,721.96       .71
                                                   ----------    ------        ------------   -------
         Net Income (Loss) Before                                  3.31           82,165.79      3.11
         Depreciation                                 (420.19)    ( .10)         (39,388.90)     1.49)
    Depreciation-Building                               12.44       .00               69.96       .00
    Depreciation-Equip                                  45.79       .01              164.51       .01
                                                   ----------    ------        ------------   -------
         Net Income (Loss)                            (478.42)     (.11)         (39,623.37)     1.50)
                                                   ----------    ------        ------------   -------
                                                   ----------    ------        ------------   -------




                                                                   Data Provided
                                                                        By Owner